As filed with the Securities and Exchange Commission on July 26, 2011

Registration No. 333-150612

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

Post-Effective Amendment No. 6
to
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

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Moody National REIT I, Inc.
(Exact name of registrant as specified in its governing instruments)
6363 Woodway Drive, Suite 110
Houston, Texas 77057
(713) 977-7500
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

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Brett C. Moody
6363 Woodway Drive, Suite 110
Houston, Texas 77057
(713) 977-7500
(Name, address, including zip code and telephone number,
including area code, of agent for service)

__________________

Copies to:

Mary E. Smith	Rosemarie A. Thurston
Moody National REIT Sponsor, LLC	Gustav F. Bahn
2010 Main Street	Alston & Bird LLP
Irvine, California 92614	1201 West Peachtree Street
(949) 786-7500	Atlanta, Georgia 30309
(404) 881-7000

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Approximate date of commencement of proposed sale to the public: as soon as practicable after the registration statement becomes effective.

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If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
 (Do not check if a smaller reporting company)

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No.  6 consists of the following:

1.	The registrant’s prospectus dated April 25, 2011 (the "Prospectus");

2.
Supplement No. 5 dated July 26, 2011 included herewith, which supersedes and replaces all prior supplements to the Prospectus and which will be delivered as an unattached document along with the Prospectus;

3.	Part II, included herewith; and

4.	Signatures, included herewith.

MOODY NATIONAL REIT I, INC.

$1,100,000,000 Maximum Offering

          Moody National REIT I, Inc. was formed in January 2008 to acquire a diversified portfolio of real estate investments, including commercial properties, real estate securities and debt-related investments. We are externally managed by Moody National Advisor I, LLC, which we refer to as our “ advisor . ” We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes beginning with the taxable year ended December 31, 2011 .

          We are offering up to $1,100,000,000 in shares of our common stock. We will offer $1,000,000,000 in shares of our common stock to the public in our primary offering, and $100,000,000 in shares of our common stock to our stockholders pursuant to our distribution reinvestment plan. We will initially offer shares to the public in our primary offering at a price of $10.00 per share. Our board of directors may change this price from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. Shares sold under our distribution reinvestment plan will initially be sold for $9.50 per share. Our board of directors may likewise change this price from time to time, but not more frequently than quarterly. We have no obligation to adjust the offering price of shares of our common stock and any adjustment in our offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. Neither we nor any of our affiliates is related to Moody’s Investors Services.

          This investment involves a high degree of risk. You should purchase shares of our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 14. These risks include, among others:

•	We commenced operations on May 27, 2010 and therefore have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

•	Because there is no public trading market for shares of our common stock and we are not obligated to effectuate a liquidity event by a certain date, it will be difficult for you to sell your shares.

•	This is a “blind pool” offering and, other than our investment in one hotel property , you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•
We depend upon our advisor and its affiliates to conduct our operations and this offering. Adverse changes in the financial health of our advisor or its affiliates could cause our operations to suffer.

•
We are the first publicly-offered investment program sponsored by Moody National REIT Sponsor, LLC. You should not assume that the prior performance of privately-held programs sponsored by affiliates of our sponsor will be indicative of our future results.

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Our advisor and other affiliates will face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments and for tenants, which could result in actions that are not in your best interests.

•	This is a “best efforts” offering and if we are unable to raise substantial funds we will be limited in our investments.

•
The amount of any distributions we may make is uncertain. Our distribution proceeds may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Our distributions may be paid from other sources such as borrowings, offering proceeds or deferral of fees and expense reimbursements by our advisor, in its sole discretion. We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Therefore, portions of the distributions that we make may represent a return of capital to you.

•	If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders.

•	Disruptions in the financial markets and deteriorating economic conditions could have a material adverse impact on our business.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. Projections or forecasts cannot be used in this offering. Any representation to the contrary and no prediction, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our common stock is permitted.

	Price to Public(1)	Sales Commission(1)(2)	Dealer Manager Fee(1)(2)	Proceeds to Moody National REIT I, Inc. Before Expenses(1)(3)
Primary Offering Per Share	$10.00	$0.65	$0.35	$9.00
Total Primary Offering	$1,000,000,000.00	$65,000,000.00	$35,000,000.00	$900,000,000.00
Distribution Reinvestment Plan Offering Per Share	$9.50	—	$—	$9.50
Total Distribution Reinvestment Plan	$100,000,000.00	—	$—	$100,000,000.00

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(1)	Assumes we sell $1,000,000,000 in the primary offering and $100,000,000 pursuant to our distribution reinvestment plan.

(2)	Discounts are available for certain categories of purchasers.

(3)	Proceeds are calculated before reimbursing our advisor for organization and offering expenses.

          Moody Securities, LLC, our affiliate and the dealer manager of this offering, is not required to sell any specific number of shares or dollar amount of our common stock but will use its best efforts to sell the shares offered hereby. The minimum investment is $2,500. This offering will terminate no later than April 15, 2012 .

This prospectus is dated April  25, 2011

SUITABILITY STANDARDS

          The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. We do not expect to have a public market for shares of our common stock which means that it may be difficult for you to sell your shares. On a limited basis, you may be able to have shares redeemed through our share redemption program, and in the future we may also consider various forms of additional liquidity. You should not buy shares of our common stock if you need to sell them immediately or if you will need to sell them quickly in the future.

          In consideration of these factors, we have established suitability standards for initial stockholders and subsequent transferees. These suitability standards require that a purchaser of shares of our common stock have either:

•	a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth (excluding the value of an investor’s home, furnishings and automobiles) of at least $70,000.

          In addition to the suitability requirements set forth above, several states have established additional suitability standards.

          Alabama—An Alabama investor must have represented to us that such investor has a liquid net worth of at least 10 times their investment in us and other similar programs and that such investor otherwise meets our suitability standards.

          Kansas—It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest in the aggregate more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

          Kentucky—A Kentucky investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

          Iowa and Michigan —An Iowa or Michigan investor’s maximum investment in us and our affiliated programs cannot exceed 10% of the investor’s net worth.

          Due to minimum offering requirements, this offering is currently not available to residents of Ohio, Pennsylvania and Tennessee.

          In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

          These suitability standards are intended to help ensure that, given the long-term nature of an investment in shares of our common stock, our investment objectives and the relative illiquidity of our common stock, shares of our common stock are an appropriate investment for those of you who become stockholders. Our sponsor and each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement. In making this determination, the sponsor and each person selling shares on our behalf shall ascertain that the prospective stockholder meets the minimum income and net worth standards, can reasonably benefit from an investment in us based on the prospective stockholder’s overall investment objectives and portfolio structure, is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and has apparent understanding of the fundamental risks of the investment, the risk that the stockholder may lose the entire investment; the lack of liquidity of our shares of common stock; the restrictions on transferability of our shares of common stock and the tax consequences of an investment in us. The sponsor and each person selling

i

shares on our behalf will make this determination on the basis of information it has obtained from a prospective stockholder regarding the prospective stockholder’s financial situation and investment objectives. Relevant information for this purpose includes age, investment objectives, investment experience, income, net worth, financial situation, and other investments of prospective stockholders, as well as any other pertinent factors. Each person selling shares on our behalf shall maintain records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder for at least six years.

          The minimum purchase amount is $2,500. To satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $500. You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that to create a retirement plan you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

          Purchases of shares of our common stock pursuant to our distribution reinvestment plan may be in amounts less than set forth above and are not required to be made in increments of $500.

HOW TO SUBSCRIBE

          Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” and “Plan of Distribution.” Investors seeking to purchase shares of our common stock should proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•
Deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the soliciting broker-dealer.  Your check should be made payable to “Moody National REIT I, Inc.” After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan.

          By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor agrees to be bound by all of its terms and attests that he meets the minimum income and net worth standards as described herein.

          Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscriptions will be accepted or rejected within 30 days of receipt by us, and if rejected, all funds will be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

          An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

          Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus . ” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described herein under “Additional Information.”

          The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website (www.sec.gov) or at the SEC public reference room mentioned under the heading “Additional Information.”

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

      Set forth below are some of the more frequently asked questions and answers relating to our structure, our management and an offering of this type.

Q:	What is a “REIT”?

A:	In general, a REIT is a company that:

• offers the benefits of a diversified real estate portfolio under professional management;

• is required to make distributions to investors of at least 90% of its taxable income for each year;

•
avoids the federal “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on the portion of its net income that is distributed to the REIT’s stockholders; and

• combines the capital of many investors to acquire or provide financing for real estate assets.

Q:	How will you structure the ownership and operation of your assets?

A:
We own substantially all of our assets and conduct our operations through an operating partnership, Moody National Operating Partnership I, L.P., which was organized in Delaware on January 18, 2008. We are the sole general partner of Moody National Operating Partnership I, L.P., which we refer to as our operating partnership. Because we will conduct substantially all of our operations through an operating partnership, we are organized in what is referred to as an “UPREIT” structure.

Q:	What is an “UPREIT”?

A:
UPREIT stands for Umbrella Partnership Real Estate Investment Trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In this structure, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to the operating partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, typically on a one-for-one basis for shares of the common stock of the REIT. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Do you currently own any assets?

A:
Yes.  We own a 75% joint venture interest in a hotel property located in Atlanta, Georgia, commonly known as the Residence Inn by Marriott Perimeter Center, or the Residence Inn propety.  Because we have acquired a joint venture interest in one property, this offering is considered to be a “blind pool” offering in that we have not yet identified any other specific real estate assets to acquire using the proceeds from this offering. We discuss the risks associated with this status under “Risk Factors—Investment Risks—This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.” and “Risk Factors—Risks Related to Our Business—If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.”

Q:	Who will choose which investments to make?

A:
Our advisor, Moody National Advisor I, LLC, select s investments for us based on specific investment objectives and criteria and subject to the direction, oversight and approval of our board of directors.

Q:	What kind of offering is this?

A:
Through our dealer manager, we are offering a maximum of $1,000,000,000 in shares of our common stock in our primary offering on a “best efforts” basis at an initial price of $10.00 per share. Our board of directors may change this price from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. Our advisor will calculate the per-share net asset value by dividing our net asset value by the number of shares of our common stock outstanding. Net asset value will be determined by subtracting (1) our liabilities, including

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the accrued fees and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including real estate properties, real estate related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations), as determined by our advisor. If we revise our offering price, we will disclose the method of calculating the estimated net asset value per share in a supplement to this prospectus. We are also offering $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. Our board of directors may likewise change this price from time to time, but not more frequently than quarterly. We have no obligation to adjust the price of our shares and any adjustment in our offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan.

Q:	How does a “best efforts” offering work?

A:
When shares of common stock are offered to the public on a “best efforts” basis, the broker-dealers participating in the offering are only required to use their best efforts to sell the shares of our common stock. Broker-dealers do not have a firm commitment or obligation to purchase any of the shares of our common stock.

Q:	How long will this offering last?

A:
On April 5, 2011, our board of directors extended the offering for an additional year.  As extended, we may continue the primary offering until April 15, 201 2.  Under rules promulgated by the SEC, in some circumstances we could further extend the primary offering until October 12, 2012. We may terminate this offering at any time.

Q:	Will I receive a stock certificate?

A:
No. You will not receive a stock certificate unless expressly authorized by our board of directors. We anticipate that all shares of our common stock will be issued in book-entry form only. The use of book-entry registration protects against loss, theft or destruction of stock certificates and reduces the offering costs.

Q:	Who can buy shares of common stock in this offering?

A:
In general, you may buy shares of our common stock pursuant to this prospectus provided that you have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000 or (2) a net worth of at least $250,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. Generally, you must initially invest at least $2,500. After you have satisfied the applicable minimum purchase requirement, additional purchases must be in increments of $500, except for purchases made pursuant to our distribution reinvestment plan, which are not subject to any minimum purchase requirement. These minimum net worth and investment levels may be higher in certain states, so you should carefully read the more detailed description under “Suitability Standards” above.

Our affiliates may also purchase shares of our common stock. The sales commissions and dealer manager fees that are payable by other investors in this offering may be reduced or waived for our affiliates.

Q:	Are there any special restrictions on the ownership of shares?

A:
Yes. Our charter prohibits the ownership of more than 9.8% in value of our capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of our then outstanding common stock, unless exempted by our board of directors. This prohibition may discourage large investors from purchasing our shares and may limit your ability to transfer your shares. To comply with tax rules applicable to REITs, we will require our record holders to provide us with detailed information regarding the beneficial ownership of our shares on an annual basis.

These restrictions are designed to enable us to comply with the ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.”

Q:	Is there any minimum initial investment required?

A:
Yes. To purchase shares in this offering, you must make an initial purchase of at least $2,500 in shares. Once you have satisfied the minimum initial purchase requirement, any additional purchases of our shares in this offering must be in amounts of at least $500, except for additional purchases pursuant to our distribution reinvestment plan which are not subject to any minimum investment requirement.

Q:	How do I subscribe for shares of common stock?

A:
Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” on page i. Investors seeking to purchase shares of our common stock should proceed as follows:

• read this entire prospectus and any appendices and supplements accompanying this prospectus;

• complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B; and

•
deliver a check for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the registered broker-dealer or investment advisor.  Your check should be made payable to “Moody National REIT I, Inc.”

By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor represents that the investor meets the minimum income and net worth standards as stated in the subscription agreement.

Subscriptions will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or part. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to subscribers without deduction for any expenses within 10 business days from the date the subscription is rejected. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive the final prospectus.

An approved trustee must process and forward to us subscriptions made through individual IRAs, Keough plans and 401(k) plans. In the case of investments through IRAs, Keough plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Q:	How does the payment of fees and expenses affect my invested capital?

A:
We pay sales commissions and dealer manager fees in connection with this offering. In addition, we reimburse our advisor for our cumulative organizational and offering expenses and we pay our advisor acquisition and origination fees for substantial services provided in the acquisition of investments. The payment of fees and expenses will reduce the funds available to us for investment in real estate assets. Depending primarily upon the number of shares we sell in the primary offering and assuming a $10.00 purchase price for shares sold in the primary offering, we estimate that we will use between 83.3% and 87.2% of our gross offering proceeds for investments and 1.3% of our gross offering proceeds for the payment of acquisition and origination fees to our advisor. The payment of fees and expenses will also reduce the book value of your shares of common stock. However, you will not be required to pay any additional amounts in connection with the fees and expenses described in this prospectus.

Q:	If I buy shares, will I receive distributions and how often?

A:	In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates and to pay distributions on a monthly basis. Since we commenced real estate operations in May 2010, we have authorized and declared distributions based on daily record dates for each day calculated at a rate of $0.002192 per share of our common stock per day, which, if paid each day over a 365-day period, is equivalent to an 8.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock. We pay these distributions on a monthly basis. For the year ended December 31, 2010, a portion of the distributions we paid to stockholders were paid from offering proceeds. For more information on our distribution policy, see “Description of Capital Stock—Distributions.”

Q:	May I reinvest my distributions?

A:
Yes. Our distribution reinvestment plan allows stockholders to reinvest distributions at a price currently set at $9.50 per share. Our board of directors may change this price from time to time, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. The terms of the plan may also be amended or terminated by our board in its discretion upon at least 10 days’ prior written notice. Please see “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding our distribution reinvestment plan.

Q:	If I buy shares of common stock in this offering, how may I later sell them?

A:
At the time you purchase the shares of our common stock, the shares will not be listed for trading on any national securities exchange. As a result, if you wish to sell your shares, you may not be able to do so promptly, or at all, or you may only be able to sell them at a substantial discount from the price you paid. In general, however, you may sell your shares to any buyer that meets the applicable suitability standards unless such sale would cause the buyer to own more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock. See “Suitability Standards” and “Description of Capital Stock—Restriction on Ownership of Shares of Capital Stock.” We have adopted a share redemption program, as discussed under “Description of Capital Stock—Share Redemption Program,” which may provide limited liquidity for some of our stockholders.

Q:	What is your exit strategy?

A:
We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within four to six years from the termination of the primary offering. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

Q:	Will the distributions I receive be taxable?

A:
Distributions that you receive, including the market value of our common stock received pursuant to our distribution reinvestment plan, will generally be taxed as ordinary income to the extent they are paid out of our current or accumulated earnings and profits. However, if we recognize a long-term capital gain upon the sale of one of our assets, a portion of our dividends may be designated and treated as a long-term capital gain. In addition, we expect that some portion of your distributions may not be subject to tax in the year received due to the fact that depreciation expenses reduce earnings and profits but do not reduce cash available for distribution. Amounts distributed to you in excess of our earnings and profits will reduce the tax basis of your shares of common stock and will not be taxable to the extent thereof, and distributions in excess of tax basis will be taxable as an amount realized from the sale of your shares of common stock. This, in effect, would defer a portion of your tax until your investment is sold or we are liquidated, at which time you may be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax advisor.

Q:	When will I get my detailed tax information?

A:	We intend to mail your Form 1099 tax information, if required, by January 31 of each year.

Q:	Where can I find updated information regarding the company?

A:
You may find updated information on our website, www.moodynationalreit.com. In addition, as a result of the effectiveness of the registration statement of which this prospectus forms a part, we are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Under the Exchange Act, we will file reports, proxy statements and other information with the SEC. See “Additional Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC. In addition, you will receive periodic updates directly from us, including three quarterly financial reports and an annual report.

Q:	Who can answer my questions?

A:	If you have additional questions about this offering or if you would like additional copies of this prospectus, you should contact your registered representative or:

Moody National REIT I, Inc.
6363 Woodway Drive
Suite 110
Houston, Texas 77057
(713) 977-7500
Attn: Investor Relations

PROSPECTUS SUMMARY

          This summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section, before making an investment decision. The use of the words “we,” “us” or “our” refers to Moody National REIT I, Inc. and its subsidiaries, including Moody National Operating Partnership I, L.P., except where the context otherwise requires.

Moody National REIT I, Inc.

          We were formed as a Maryland corporation on January 15, 2008 to invest in a diversified portfolio of real estate investments. Our targeted investments include hotel, multifamily, office, retail and industrial properties. We may also invest in real estate securities and debt-related investments. Our real estate portfolio consists of our 75% joint venture interest in a hotel property located in Atlanta, Georgia, commonly know as the Residence Inn by Marriott Perimeter Center, or the Residence Inn property.   During 2011 , we anticipate continuing to invest primarily in hotel properties as we believe this asset class provides unique opportunities for return on investment at this time. Our unique investment strategy is referred to as Moody Core Plus Plus.

          We intend to operate in a manner that will allow us to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with the taxable year ended December 31, 2011 . Our office is located at 6363 Woodway Drive, Suite 110, Houston, Texas 77057, and our main telephone number is 713-977-7500.

          We commenced our initial public offering of $1,100,000,000 in shares of our common stock on April 15, 2009.  As of April 20, 2011 we had accepted investors’ subscriptions for, and issued, 336,773 shares of our common stock in our public offering, including 8,922 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in gross offering proceeds of approximately $3,278,505.

          We are externally managed by Moody National Advisor I, LLC, an affiliate of ours which we refer to as our “advisor . ” Our advisor’s team of real estate professionals have substantial discretion with respect to the selection of specific investments consistent with our investment objectives and strategy, subject to the approval of our board of directors. Our advisor’s management team has substantial experience in the real estate industry and has successfully completed approximately 46 fully subscribed private placements in real estate programs of multiple property types with over 1,308 investors across the United States.

          Our sponsor, Moody National REIT Sponsor, LLC, a Delaware limited liability company, contributed $200,000 to us in connection with our formation . Moody National REIT Sponsor, LLC, is owned and managed by Brett C. Moody, who is also the Chief Executive Officer and President of our advisor. We refer to Moody National REIT Sponsor, LLC as our “sponsor” or “Moody National . ”  Neither we nor any of our affiliates is related to Moody’s Investors Services.

Investment Strategy and Objectives: Moody Core Plus Plus

          The cornerstone of the Moody Core Plus Plus investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of direct real estate properties, real estate securities and debt-related investments, which we refer to collectively as “real estate assets”. We expect that our portfolio will consist primarily of commercial properties that we own exclusively or in joint ventures or other co-ownership arrangements with other persons. Our direct real property investments will generally focus on real estate in multiple property types consisting primarily of hotel, multifamily, office, retail and industrial assets located in the United States and Canada. We may also make opportunistic investments in properties that may be under developed or newly constructed and in properties that we believe are undervalued.

          Our Core Plus Plus strategy utilizes an acquisition philosophy that capitalizes on market inefficiencies and a disciplined approach to analyzing economic fundamentals and demographic trends in major metropolitan markets to identify undervalued real estate investment opportunities. “Core” refers to a stable, Class A asset in a major metropolitan market, which can provide net operating income stability. However, we believe that a core buying strategy, without a supply-demand imbalance, offers minimal growth potential along with an increased risk of asset devaluation. Core Plus builds upon a foundation of targeting core markets, which are major metropolitan areas with stable population growth, high barriers to entry and multiple demand generators. Our Core Plus strategy seeks to capitalize upon potential supply-demand imbalances that we believe will create a technical pressure on a particular asset or asset class. We intend to identify these technical pressures created by demographic, business and industry changes which lead to supply and demand imbalances in a particular market. By utilizing this Core Plus strategy of purchasing undervalued assets with underlying intrinsic value, we believe a core asset will create greater value at disposition. Core Plus Plus builds further upon the acquisition philosophy of Core Plus to combine our real property investments with real estate securities and debt-related investments, including (1) mortgage and mezzanine loans, (2) debt and derivative securities related to real estate, including mortgage-backed securities, and (3) the equity securities of other REITs and real estate companies.

          The Moody Core Plus Plus investment strategy will employ an acquisition model that utilizes a market optimization strategy for identifying supply and demand imbalances in our investments in real estate assets. This acquisition model tracks the standard deviations of rental rates for markets, submarkets and asset classes to guide us to the investments that we believe offer the greatest risk-adjusted returns. Through this acquisition model, we seek to purchase real estate assets on a diversified (non-homogeneous) basis, emphasizing market direction rather than properties available on the market, or the acquisition of a single or specific property type. The Moody Core Plus Plus strategy will focus on market forces and the cyclical nature of real estate to pursue acquisitions in anticipation of an increase in demand of a particular type of real estate property. Due to current supply and demand imbalances in the hospitality industry, we believe the hospitality industry provides unique opportunities for a return on investment at this time. Please see “Investment Strategy, Objectives and Policies—Primary Focus—Real Property Investments—The Hospitality Industry” for an overview of the hospitality industry.

          Our investment objectives are to:

•	preserve, protect and return stockholders’ capital contributions;

•	pay regular cash distributions to stockholders; and

•	realize capital appreciation upon the ultimate sale of the real estate assets we acquire.

          See “Investment Strategy, Objectives and Policies” for a more complete description of our investment objectives.

Real Estate Portfolio

As of December 31, 2010, our portfolio consisted of a 75% indirect joint venture interest in the Residence Inn property, a 128 room hotel property situated on an approximately 225,127 square foot (5.17 acre) parcel of land in Atlanta, Georgia. On May 27, 2010, we acquired our interest in the Residence Inn property through Moody National RI Perimeter JV, LLC, or the joint venture.  We own a 75% interest in the joint venture through Moody National Perimeter REIT JV Member, LLC, or the REIT JV Member, a wholly owned subsidiary of our operating partnership. Moody National RI Perimeter TO, LLC, or the Moody JV Member, a limited liability company wholly owned by Brett C. Moody, our Chairman and Chief Executive Officer, owns a 25% membership interest in the joint venture. The joint venture, through a wholly-owned subsidiary, acquired fee simple title to the Residence Inn property by purchasing the interests in the Residence Inn property held by twenty-seven tenant-in-common owners, which we collectively refer to as the “seller.” The joint venture acquired the Residence Inn property for an aggregate purchase price of $7,350,000, comprised of a cash payment to the seller of $2,350,000 and the assumption and modification of $5,000,000 of existing indebtedness on the Residence Inn property, plus closing costs, transfer taxes and certain payments to third parties in connection with fees incurred by seller.  In connection with the acquisition of the Residence Inn property, our advisor waived its acquisition fee. The seller initially acquired the Residence Inn property pursuant to an offering of tenant-in-common interests by an affiliate of our sponsor and the joint venture agreed to purchase the Residence Inn property as described above in connection with the restructuring of the existing financing secured by the Residence Inn property.

The purchase of the Residence Inn property by the joint venture was funded by capital contributions of $2,583,000 and $946,731, respectively, to the joint venture from the REIT JV Member and the Moody JV Member. The REIT JV Member financed its capital contribution with cash on hand and a promissory note issued in favor of Moody JV Member for an aggregate amount of $200,000.

In connection with the acquisition of the Residence Inn property, we formed a taxable REIT subsidiary, or TRS, in which we own 75% of the outstanding equity interest and Brett C. Moody owns 25% of the outstanding equity interest.  Upon the closing of the acquisition of the Residence Inn property, Moody National RI Perimeter Master Tenant, LLC, a wholly owned subsidiary of the TRS which we refer to as the “master tenant,” entered into an operating lease agreement pursuant to which the joint venture leases the Residence Inn property.  Marriott, LLC, or Marriott, is the manager of the Residence Inn property pursuant to a Management Agreement by and between Marriott and the master tenant.

Borrowing Policy

          Under our Articles of Amendment and Restatement, or our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.  As of December 31, 2010, our borrowings did not exceed 300% of the value of our net assets.

Summary of Risk Factors

          An investment in shares of our common stock involves significant risks, including the following:

•	We commenced operations on May 27, 2010 and therefore we have a limited operating history . T here is no assurance that we will be able to successfully achieve our investment objectives.

•
No public trading market exists for our shares and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares. If you are able to sell your shares, you will likely sell them at a substantial discount.

•
The price of our shares may be adjusted periodically to reflect changes in the net asset value of our assets and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

•
The amount of distributions we will make, if any, is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from this offering. Our distributions may be paid from other sources such as borrowings, offering proceeds or deferral of fees and expense reimbursements by our advisor, in its sole discretion. We have not established a limit on the amount of proceeds from this offering that we may use to fund distributions. Therefore, portions of the distributions that we make may represent a return of capital to you, which will lower your tax basis in our shares.

•
This is a “blind pool” offering and, other than our joint venture interest in the Residence Inn property,  you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

•	This is a “best efforts” offering and if we are unable to raise substantial funds then we will be limited in the number and type of investments we may make.

•
We rely on our advisor and its affiliates for our day-to-day operations and the selection of our investments. We will pay substantial fees to our advisor, which were not determined on an arm’s-length basis.

•
Our advisor and other affiliates face conflicts of interest as a result of compensation arrangements, time constraints and competition for investments and for tenants, including (1) conflicts related to compensation payable by us to our advisor and other affiliates that may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, (2) the allocation of time between advising us and other real estate investment programs and (3) the recommendation of investments on our behalf when other affiliated programs are seeking similar investments.

•
We are the first publicly-offered investment program sponsored by our sponsor or its affiliates. Because previous programs and investments sponsored by affiliates of our sponsor were conducted through privately-held entities, not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations we will be subject to, you should not assume that the prior performance of these programs will be indicative of our future performance.

•	Our use of leverage increases the risk of loss on our investments.

•	We are subject to risks generally incident to the ownership of real property.

•
If we fail to qualify as a REIT, it would adversely affect our operations and our ability to make distributions to our stockholders because we will be subject to U.S. federal income tax at regular corporate rates with no ability to deduct distributions made to our stockholders.

Our Board of Directors

          We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. We have five members on our board of directors, three of whom are independent of us, our advisor and our respective affiliates. Our directors will be elected annually by our stockholders. Our board of directors has established an investment committee and an audit committee.

Our Advisor

          Moody National Advisor I, LLC, our advisor, was formed as a Delaware limited liability company in January 2008. Mr. Brett C. Moody controls and indirectly owns our advisor. We rely on our advisor to manage our day-to-day activities and to implement our investment strategy. In addition, our advisor uses its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, research, identify, review and make investments in and dispositions of real estate assets on our behalf consistent with our investment strategy and objectives. Our advisor’s real estate professionals have engaged in investing and managing real estate assets in 46 privately held real estate programs, including performing portfolio management, acquisitions, asset management, dispositions, finance, research, valuation, investor relations, legal and accounting functions.

          Our advisor performs its duties and responsibilities as our fiduciary under an advisory agreement. The term of the current advisory agreement ends on April 15, 201 2 , subject to renewals by the board of directors for an unlimited number of successive one-year periods. Our officers and our affiliated director are all officers of our advisor. The names and biographical information of our directors and officers are set forth under “Management—Directors and Executive Officers.”

Our Sponsor

          Moody National REIT Sponsor, LLC, our sponsor, was formed as a Delaware limited liability company in January 2008. Mr. Moody controls and indirectly owns our sponsor. Our sponsor has not sponsored any other real estate programs to date. However, Mr. Moody has closed more than 200 commercial real estate transactions totaling over $2.0 billion and has experience owning, financing and managing hotel, multifamily, office, and retail assets throughout the country. Mr. Moody has assembled a team of real estate professionals who have been through multiple real estate cycles in their careers and have the expertise gained through hands-on experience in acquisitions, asset management, dispositions, development, leasing and property and portfolio management. We believe that the experience of Mr. Moody and the team of real estate professionals assembled to manage our operations and their disciplined investment approach will allow us to successfully execute our investment strategy. Since 2005, the experience of these individuals and their team of real estate professionals includes (as of December 31, 20 10 ):

•	sponsoring 46 privately offered prior real estate programs;

•	raising over $427.91 million of equity from more than 1,308 investors through these privately offered prior real estate programs;

•	acquiring over 67 hotels throughout the United States, with a value totaling approximately $1.4 billion; and:

•	operating and/or asset managing over 50 hotels located throughout the United States.

Our Operating Partnership

          We own our investments through Moody National Operating Partnership I, L.P., our operating partnership, or its subsidiaries. We refer to common limited partnership units in our operating partnership as “common units . ” We are the sole general partner of our operating partnership, and the initial limited partners of our operating partnership are Moody National LPOP I, LLC, an affiliate of our sponsor, or Moody National LPOP I, and Moody OP Holdings I, LLC. Moody National LPOP I has invested $1,000 in our operating partnership in exchange for common units and Moody OP Holdings I, LLC has invested $1,000 in our operating partnership and has been issued a separate class of limited partnership units, which we refer to as the special units and which are described below under “—Compensation to Our Advisor and Affiliates.”

Our Affiliates

          Various affiliates of ours are involved in this offering and our operations. Moody Securities, LLC, which is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, is the dealer manager for this offering and will provide dealer manager services to us in this offering. Mr. Robert W. Engel, our Chief Financial Officer, is an officer of our dealer manager. Our dealer manager is indirectly owned by Mr. Brett C. Moody. For more information regarding our officers and the officers of our advisor and dealer manager, see the “Management” section of this prospectus. Another affiliate, Moody National Management, L.P., our property manager, will perform certain property management services for us and our operating partnership. Our property manager is indirectly owned and controlled by Mr. Moody. We refer to our advisor, our property manager and other of our affiliates, each as a “Moody National affiliate” and collectively, as “Moody National affiliates.”

Our Structure

          The chart below shows the relationships among various Moody National affiliates. We are the sole general partner of our operating partnership. Moody OP Holdings I, LLC and Moody National LPOP I, LLC, both of which are indirectly owned and controlled by Mr. Brett C. Moody, currently own all of the limited partnership units of our operating partnership. In the future, we may issue limited partnership units to third parties from time to time in connection with acquisitions of real estate properties. In order for the income from any hotel property investments to constitute “rents from real properties” for purposes of the gross income test required for REIT qualification, the income we earn cannot be derived from the operation of any of these hotels. Therefore, we will lease each property to a wholly-owned subsidiary of Moody National Operating Partnership I, L.P., which will be a taxable REIT subsidiary, or TRS.

Terms of the Offering

          We are offering up to $1,100,000,000 in shares of our common stock, $1,000,000,000 of which will be offered to the public in our primary offering, and $100,000,000 of which will be offered pursuant to our distribution reinvestment plan. We will initially offer shares to the public in our primary offering at a price of $10.00 per share. Our board of directors may change this price from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. Our advisor will calculate the per-share net asset value by dividing our net asset value by the number of shares of our common stock outstanding. Net asset value will be determined by subtracting (1) our liabilities, including the accrued fees and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including real estate properties, real estate related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations), as determined by our advisor. If we revise our offering price, we will disclose the method of calculating the estimated net asset value per share in a supplement to this prospectus. Shares sold under our distribution reinvestment plan will initially be sold for $9.50 per share. Our board of directors may likewise change this price from time to time, but not more frequently than quarterly. We have no obligation to adjust the price of our shares and any adjustment in our offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and our distribution reinvestment plan. This is a best efforts offering, which means that our affiliate Moody Securities, LLC, which is the dealer manager for this offering, will use its best efforts to sell our shares of common stock, but is not required to sell any specific amount of shares.

          This offering will not last beyond April 15, 2012. We reserve the right to terminate this offering at any time. We generally admit stockholders on a weekly basis.

Compensation to Our Advisor and Affiliates

          Our advisor and other affiliates will receive compensation and fees for services related to this offering and for the investment and management of our assets, subject to review and approval of our independent directors. In addition, Moody OP Holdings I, LLC, a wholly-owned subsidiary of our sponsor, has been issued special units in our operating partnership constituting a separate series of partnership interests with special distribution rights. Equity interests in Moody OP Holdings I, LLC will be issued in the future to certain management personnel, which will serve as an incentive to our advisor’s management to perform services on our behalf consistent with our investment objectives.

          Set forth below is a summary of the fees and expenses we expect to pay our advisor and affiliates. The maximum amount that we may pay with respect to such fees and expenses is also set forth below. See “Management Compensation Table” for a more detailed explanation of the fees and expenses payable to our advisor and its affiliates and for a more detailed description of the special units.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

	Organizational and Offering Stage

Sales Commission—Dealer Manager	6.5% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers).	$65,000,000

Dealer Manager Fee—Dealer Manager	3.5% of the gross offering proceeds from the sale of shares in the primary offering (a portion of which may be reallowed to participating broker-dealers).	$35,000,000

Organizational and Offering Expense Reimbursement—Advisor or its affiliates	Reimbursement for organizational and offering expenses incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by	$22,000,000

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

the advisor and would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. We estimate that organization and offering expenses (excluding sales commissions and dealer manager fees) will represent approximately 2.2% of gross proceeds from our primary offering, or approximately $22,000,000, if we raise the maximum offering.

Operational Stage

Acquisition Fees—Advisor or its affiliates(1)
1.5% of (1) the cost of investments we acquire or (2) our allocable cost of investments acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in and origination of loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.
$14,670,000 (assuming no leverage is used to purchase real estate assets). $58,680,000 (assuming a leverage ratio of 75%).

Origination Fees—Advisor or its affiliates(1)
1.5% of the amount funded by us to acquire or originate mortgage, mezzanine or bridge loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans.
$14,670,000 (assuming no leverage is used to acquire or originate the loan). $58,680,000 (assuming a leverage ratio of 75%).

Debt Financing Fee—Advisor or its affiliates
1.0% of the amount available under any loan or line of credit we obtain and use to acquire properties or other permitted investments, which will be in addition to the acquisition fee paid to our advisor. Our advisor may pay some or all of the fees to third parties if it subcontracts to coordinate financing. No fee will be paid in connection with (1) the refinancing of a real estate asset already refinanced for which our advisor received a fee and (2) loan proceeds from any line of credit until such time as we have invested all net offering proceeds.
Actual amounts depend upon the amount of debt obtained and services provided, and, therefore, cannot be determined at this time. If we utilize a 75% leverage ratio, the fees would be $29,340,000.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Reimbursement of Acquisition Expenses—Advisor	Reimbursement of actual expenses related to the selection and acquisition of real estate investments.	$4,890,000 (assuming no leverage is used to purchase assets). $19,560,000 (assuming a leverage ratio of 75%).

Asset Management Fees—Advisor	A monthly amount equal to one-twelfth of 1.0% of the sum of the cost of all real estate investments we acquire.	$798,700 (assuming no leverage is used to purchase assets). $3,194,800 (assuming a leverage ratio of 75%).

Property Management and Leasing Fees—Moody National Management, L.P.
A monthly market-based fee, which will depend on geographic location and asset class as determined by a survey of brokers and agents in the area, for services in connection with operating and managing real property. Our property manager may pay some or all of these fees to third parties for management or leasing services. In the event that we contract directly with a non-affiliated third-party property manager, we will pay our property manager a market-based oversight fee.
Actual amounts depend upon the gross revenue of the properties and customary leasing fees in the region in which properties are acquired, and, therefore, cannot be determined at this time.

Operating Expenses—Advisor
We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs, subject to the limitation that we will not reimburse our advisor for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of our average invested assets, or (2) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor for personnel costs in connection with services for which
Actual amounts are dependent upon expenses paid or incurred and, therefore, cannot be determined at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

our advisor is entitled to acquisition, origination, disposition or asset management fees.

Director Compensation/Long-Term Incentive Plan—Independent Directors and Advisor
We will pay each of our independent directors an annual retainer of $50,000. We will also pay our independent directors for attending meetings as follows: (1) $2,000 for each in-person board meeting attended, (2) $1,500 for each in-person committee meeting attended and (3) $1,000 for each teleconference board meeting attended. The audit committee chairman will receive an additional $10,000 annual retainer. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends and the type and amount of awards granted under our long-term incentive plan; we cannot determine these amounts at the present time.

We granted each of our independent directors an initial grant of 5,000 shares of restricted stock, which we refer to as the “initial restricted stock grant,” upon raising the minimum offering amount of $2,000,000. Going forward, each new independent director that subsequently joins the board of directors will receive the initial restricted stock grant on the date he or she joins the board of directors. Additionally, on the date of each of the first four annual meetings of our stockholders at which an independent director is re-elected to the board of directors, we intend to grant to such directors 2,500 shares of restricted stock. Although we do not currently intend to grant awards under the incentive compensation plan to employees of our advisor, such awards may be granted in the future.

Liquidity Stage

Disposition Fees—Advisor or its affiliates
If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a property or other investment (except for such investments that are traded on a national securities exchange), up to one-half of the brokerage commission paid but in no event an amount greater than 3.0% of the contract sales price of each property or other
Actual amounts depend upon the sale price of properties, and, therefore, cannot be determined at this time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

investment sold; provided, however, in no event may the aggregate of the disposition fees paid to our advisor and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture.

Special Units—Moody OP Holdings I, LLC
Moody OP Holdings I, LLC, an affiliate of our advisor, was issued special units upon its initial investment in our operating partnership, and as the holder of the special units will be entitled to receive (1) 15% of specified distributions made upon the disposition of our operating partnership’s assets, and (2) a one time payment, in the form of shares of our common stock, a non-interest bearing promissory note payable solely from the proceeds of asset sales, or a combination thereof, in conjunction with the redemption of the special units upon the occurrence of a listing of our shares on a national securities exchange or upon the occurrence of certain events that result in a termination or non-renewal of our advisory agreement, but in each case only after the other holders of our operating partnership’s units, including us, have received (or have been deemed to have received), in the aggregate, cumulative distributions equal to their capital contributions plus an 8.0% cumulative non compounded annual pre tax return on their net contributions. The holder of special units will not be entitled to receive any other distributions.
Actual amounts depend on the sale price of real estate assets, and, therefore, cannot be determined at this time.

______________________
(1)
Our charter limits our ability to pay acquisition fees or origination fees if the total of all acquisition fees or origination fees and expenses relating to the purchase would exceed 6.0% of the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, which amount is referred to in our charter as the “contract purchase price.” Acquisition expenses include expenses related to the acquisition of real estate assets including, but not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties whether or not acquired. Acquisition expenses are generally paid to third parties and are in addition to the acquisition or origination fees paid to our advisor. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees or origination fees (or portion thereof) which would cause the total of all acquisition fees or origination fees and expenses relating to a real estate asset acquisition to exceed 6.0% of the contract purchase price. In the table above we have assumed acquisition expenses will constitute 0.5% of net proceeds.

Prior Investment Programs

          The section of this prospectus entitled “Prior Performance Summary” contains a discussion of the programs sponsored by Moody National and its affiliates. Certain financial data relating to these programs is also provided in the “Prior Performance Tables” in Appendix A to this prospectus. The prior performance of our affiliate’s previous real estate programs may not be indicative of our ultimate performance and, thus, you should not assume that you will experience financial performance and returns comparable to those experienced by investors in these prior programs. You may experience a small return or no return on, or may lose some or all of, your investment in our shares. Please see “Risk Factors—Investment Risks— We commenced operations on May 27, 2010 and therefore we have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.”

Conflicts of Interest

          Our advisor and certain of our other affiliates will experience conflicts of interest in connection with this offering and the management of our business affairs, including the following:

•
although our advisor does not currently manage other real estate programs, the directors, officers and key personnel of our advisor and our affiliated property manager must allocate their time between advising us and managing other real estate projects and business activities in which they may be involved, including 46 privately offered real estate programs sponsored by affiliates of our sponsor, all of which have investment objectives generally similar to this offering;

•
the compensation payable by us to our advisor and other affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties, and fees such as the acquisition fees, origination fees and asset management fees payable to our advisor and property management fees payable to our affiliated property manager are payable, in most cases, regardless of the quality of the assets acquired, the services provided to us or whether we make distributions to our stockholders;

•
although our sponsor has agreed generally to provide us with the first opportunity to acquire stabilized and income-producing properties for which we have sufficient uninvested funds, our sponsor will be required to make this determination in its discretion and will be subject to certain conflicts of interest in recommending acquisitions on our behalf when other affiliated programs are also seeking investments;

•
our property manager is an affiliate of our advisor and, as a result, may benefit from our advisor’s determination to retain our assets while our stockholders may be better served by the sale or disposition of our assets; and

•
our dealer manager is an affiliate of ours and, as a result, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering.

Distribution Policy

    We intend to qualify as a REIT commencing with the taxable year ended December 31, 2011 . To qualify as a REIT, we are required to distribute 90% of our annual taxable income to our stockholders.

     In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates and to pay distributions on a monthly basis. Since we commenced real estate operations in May 2010, we have authorized and declared distributions based on daily record dates for each day calculated at a rate of $0.002192 per share of our common stock per day, which, if paid each day over a 365-day period, is equivalent to an 8.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock.  We pay these distributions on a monthly basis.

    Generally, our policy is to pay distributions from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. We may fund such distributions from offering proceeds, advances from our advisor or sponsors, from our advisor’s deferral of its fees, from the net proceeds from the sale of real estate and from the receipt of principal payments on our real estate-related investments.

    Our distribution policy is not to use the proceeds of this offering to pay distributions. However, our board has the authority under our organizational documents, to the extent permitted by Maryland law, to pay distributions from any source, including proceeds from this offering or the proceeds from the issuance of securities in the future.  For the year ended December 31, 2010, a portion of the distributions we paid to stockholders were paid from offering proceeds.

Generally, distributions will be taxable to all U.S. stockholders as ordinary income to the extent they are from our current or accumulated earnings and profits. If we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property. For further information regarding the tax consequences, in the event we make distributions other than from funds from operations, please see, “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

Distribution Reinvestment Plan

          You may participate in our distribution reinvestment plan and elect to have the cash distributions you receive reinvested in shares of our common stock at an initial price of $9.50 per share. Our board of directors, in its sole discretion, may change this price from time to time or otherwise amend or terminate the distribution reinvestment plan at its discretion at any time upon 10 days notice to you. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash.

Share Redemption Program

          Our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to, or at a discount from, the current offering price per share for the shares being redeemed. Following the primary offering, shares of common stock will be redeemed, subject to certain restrictions and limitations, at a price equal to, or at a discount from, a price based upon  our per-share net asset value and other factors  our board of directors deems relevant. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Current Offering Price
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

          Unless the shares are being redeemed in connection with a stockholder’s death or qualifying disability, we may not redeem shares unless you have held the shares for one year. Redemption requests made within two years of the death or qualifying disability of a stockholder will be redeemed at a price equal to the then-current public offering price.

          We are not obligated to redeem shares of our common stock under the share redemption program. Our board of directors may, in its sole discretion, accept or reject any share redemption request made by any stockholder at any time. If our board of directors accepts share redemptions, the number of shares to be redeemed during any calendar year is limited to (1) 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however that the above volume limitations shall not apply to redemptions requested within two years after the death of a stockholder.

          The board of directors may, in its sole discretion, amend, suspend or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. The share redemption program will terminate if the shares of our common stock are listed on a national securities exchange.

Liquidity Strategy

          We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within four to six years from the termination of the primary offering. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available.

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the risks described below in conjunction with the other information contained in this prospectus before purchasing our common stock.

Investment Risks

There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

There is no current public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders. It will therefore be difficult for you to sell your shares of common stock promptly or at all. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share redemption program but it is limited in terms of the amount of shares that may be purchased each quarter. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain or at all. As a result, you should purchase shares of our common stock only as a long-term investment, and you must be prepared to hold your shares for an indefinite length of time.

This is a “blind pool” offering, and you will not have the opportunity to evaluate our investments prior to purchasing shares of our common stock.

Other than our one real estate asset, neither we nor our advisor has presently identified, acquired or contracted to acquire any other real estate assets. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. You must rely on our advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our investments in advance of purchasing shares of our common stock, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

We commenced operations on May 27, 2010 and therefore we have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We commenced operations on May 27, 2010 with the acquisition of our joint venture interest in the Residence Inn property.  As  result, we have a limited operating history and may not be able to successfully operate our business or achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a real estate investment trust with a substantial operating history. In addition, you should not rely on the past performance of real property, real estate securities or debt-related investments owned by other Moody National affiliates to predict our future results. Our investment strategy and key employees differ from the investment strategies and key employees of our affiliates in the past and present and may continue to do so in the future.

This is a “best efforts” offering and if we are unable to raise substantial funds, we will be limited in the number and type of investments we may make, which could negatively impact your investment.

This offering is being made on a “best efforts” basis, whereby the broker-dealers participating in the offering are only required to use their best efforts to sell shares of our common stock and have no firm commitment or obligation to purchase any of the shares of our common stock.  If we are unable to raise sufficient funds in this offering or any subsequent offering , we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our real estate assets are located and the types of investments that we make. Further, it is likely that in our early stages of growth we may not be able to achieve portfolio diversification consistent with our longer-term investment objectives, increasing the likelihood that any single investment’s poor performance would materially affect our overall investment performance. Our inability to raise substantial funds would also increase our fixed operating expenses as a percentage of gross income. Each of these factors could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

Our ability to successfully conduct this offering is dependent, in part, on the ability of our dealer manager to successfully establish, operate and maintain a network of broker-dealers.

The dealer manager for this offering is Moody Securities, LLC, which we refer to as Moody Securities. Other than serving as dealer manager for this offering, Moody Securities has no experience acting as a dealer manager for a public offering. The success of this offering, and correspondingly our ability to implement our business strategy, is dependent upon the ability of our dealer manager to establish and maintain a network of licensed securities brokers-dealers and other agents. If our dealer manager fails to perform, we may not be able to raise adequate proceeds through this offering to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

We presently intend to effect a liquidity event within four to six years from the completion of the primary offering; however, there can be no assurance that we will effect a liquidity event within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock.

In the future, our board of directors will consider various forms of liquidity events, including, but not limited to, (1) the sale of all or substantially all of our real estate assets for cash or other consideration, (2) our sale or merger in a transaction that provides our stockholders with cash and/or securities of a publicly traded company and (3) the listing of our common stock on a national securities exchange. We presently intend to effect a liquidity event within four to six years from the termination of the primary offering. However, there can be no assurance that we will cause a liquidity event to occur within such time or at all. If we do not effect a liquidity event, it will be very difficult for you to have liquidity for your investment in shares of our common stock other than limited liquidity through our share redemption program.

Payment of fees to our advisor and its affiliates reduces cash available for investment, which may result in stockholders not receiving a full return of their invested capital.

Because a portion of the offering price from the sale of our shares will be used to pay expenses and fees, the full offering price paid by stockholders will not be invested in real estate assets. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could reduce the earnings per share and funds from operations per share attributable to your investment.

Additionally, while we would no longer bear the costs of the various fees and expenses we pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that we now expect will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our earnings per share and funds from operations per share would be lower as a result of the internalization than it otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders and the value of our shares.

If we internalize our management functions, we could have difficulty integrating these functions as a stand-alone entity. Currently, our advisor and its affiliates perform asset management and general and administrative functions, including accounting and financial reporting, for multiple entities. These personnel have a great deal of know-how and experience which provides us with economies of scale. We may fail to properly identify the appropriate mix of personnel and capital needs to operate as a stand-alone entity. An inability to manage an internalization transaction effectively could thus result in our incurring excess costs and suffering deficiencies in our disclosure controls and procedures or our internal control over financial reporting. Such deficiencies could cause us to incur additional costs, and our management’s attention could be diverted from most effectively managing our real estate assets.

You are limited in your ability to sell your shares of common stock pursuant to our share redemption program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid.

Our share redemption program may provide you with a limited opportunity to have your shares of common stock redeemed by us at a price equal to or at a discount from the current offering price per share for the shares being redeemed. Following the primary offering, shares of common stock will be redeemed, subject to certain restrictions and limitations, at a price equal to, or at a discount from, a price based upon the per-share net asset value of the company and other factors  our board of directors deems relevant. We anticipate that shares of our common stock may be redeemed on a quarterly basis. However, our share redemption program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can redeem at any given time and limiting the redemption price. Specifically, we presently intend to limit the number of shares to be redeemed during any calendar year to no more than (1) 5.0% of the weighted average of the shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors; provided, however that the above limitation shall not apply to redemptions requested within two years after the death of a stockholder. In addition, our board of directors reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the share redemption program at any time. Therefore, you may not have the opportunity to make a redemption request prior to a termination of the share redemption program and you may not be able to sell any of your shares of common stock back to us pursuant to our share redemption program. Moreover, if you do sell your shares of common stock back to us pursuant to the share redemption program, you may not receive the same price you paid for any shares of our common stock being redeemed.

Our cash distributions are not guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.

We began paying a distibution in July 2010 which, if paid each day over a 365-day period, is equivalent to an 8.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock.  The actual amount and timing of distributions will be determined by our board of directors and typically will depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations. As a result, our distribution rate and payment frequency may vary from time to time. Our long-term strategy is to fund the payment of monthly distributions to our stockholders entirely from our funds from operations. However, we can give no assurance as to when we will be able to pay distributions solely from funds from operations. During the early stages of our operations, we may need to borrow funds, request that our advisor, in its discretion, defer its receipt of fees and reimbursements of expenses or, to the extent necessary, utilize offering proceeds in order to make cash distributions. Accordingly, the amount of distributions paid at any given time may not reflect current cash flow from operations. Distributions payable to our stockholders may also include a return of capital, rather than a return on capital. We have not established a limit on the offering proceeds from our public offering that may be used to fund distributions during the early stages of our offering. As such, to the extent that we use offering proceeds to fund distributions to our stockholders, we will have less funds available for investments and your overall return may be reduced.

In the event that we are unable to consistently fund monthly distributions to our stockholders entirely from our funds from operations, the value of your shares upon a listing of our common stock, the sale of our assets or any other liquidity event may be reduced. Further, distributions generally will be taxable to all U.S. stockholders as ordinary income to the extent they are from our current or accumulated earnings and profits. If we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property. For further information regarding the tax consequences in the event we make distributions other than from funds from operations, please see “Federal Income Tax Considerations–Taxation of Taxable U.S. Stockholders.” In addition, to the extent we make distributions to stockholders with sources other than from funds from operations, the amount of cash that is distributed from such sources will limit the amount of investments in real estate assets that we can make, which will in turn negatively impact our ability to achieve our investment objectives and limit our ability to make future distributions.

Payments to the holder of the special units of our operating partnership may reduce cash available for distribution to our stockholders and the value of our shares of common stock upon consummation of a liquidity event.

Moody OP Holdings I, LLC, as the holder of the special units of our operating partnership, may be entitled to receive 15% of specified distributions made upon dispositions of our operating partnership’s assets and a promissory note, cash or shares of our common stock upon the occurrence of specified events, including, among other events, a listing of our shares on an exchange or the termination or non-renewal of the advisory agreement. Payments to the holder of the special units upon dispositions of our operating partnership’s assets and redemptions of the special units may reduce cash available for distribution to our stockholders and the value of shares of our common stock upon consummation of a liquidity event.

The price of our shares of common stock may be adjusted to a price less than the price you paid for your shares of common stock.

The price of our shares of common stock may be adjusted periodically, in the sole and absolute discretion of our board of directors, to reflect changes in the net asset value of our assets and other factors our board of directors deems relevant and therefore future adjustments may result in an offering price lower than the price you paid for your shares.

We do not intend to begin providing a calculation of our estimated net asset value per share until 18 months after the completion of the last offering of our shares. Therefore, you may not be able to determine the true value of your shares on an on-going basis during this offering.

If we revise the offering price of shares of our common stock based upon a change in our estimated net asset value per share, we will disclose the method of calculating the estimated net asset value per share in a supplement to this prospectus. Other than in the case of a revision to our offering price, we do not intend to provide a calculation of our estimated net asset value per share during this offering, and therefore, you may not be able to determine the true value of your shares on an on-going basis during this offering. Beginning 18 months after the completion of the last offering of our shares and prior to any listing of our shares on a national securities exchange, our board of directors will determine the value of our shares of common stock based on independent valuations of our properties and other assets.

Risks Related To Our Business

We, our sponsor and our advisor have limited experience in operating a public company or a REIT, and our failure to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow.

We and our advisor are each newly formed companies. Other than our company, n either our advisor nor our sponsor nor any of our advisor’s or sponsor’s respective officers or employees in their capacities with our advisor and our sponsor have operated a public company or an entity that has elected, or intends to elect,  to be taxed as a REIT, and we may not be able to operate such an entity successfully. You should not rely upon the past performance of other real estate investment programs of our affiliates to predict our future results. As of the date of this prospectus, we have purchased  only one  real estate asset , and we have not identified any probable investments. You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development. To be successful, we must, among other things:

•	identify and acquire investments that align with our investment strategies;

•	establish and maintain contacts with licensed securities brokers and other agents to successfully complete this offering;

•	attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations;

•	respond to competition for our targeted real estate properties, real estate securities and debt-related investments as well as for potential investors in our shares; and

•	continue to build and expand our operations structure to support our business.

Our failure, or our advisor’s or sponsor’s failure, to operate successfully or profitably could have a material adverse effect on our ability to generate cash flow to make distributions to our stockholders and could cause you to lose all or a portion of your investment in our shares.

Our success is dependent on the performance of our sponsor and Moody National affiliates.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor, our sponsor and other affiliate s of our sponsor . Our sponsor and its other affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The current macroeconomic environment and recent credit crisis has negatively impacted the value of commercial real estate assets, contributing to a general slow down in the real estate industry, which we anticipate will continue through 2011 . The recent economic downturn has resulted in overall transaction volume and size of sales and leasing activities to decline which has had an adverse impact on our sponsor and its affiliates, and could continue to put downward pressure on our sponsor’s revenues and operating results.

The recent market downturn has adversely impacted, and could continue to impact, certain prior real estate programs sponsored by affiliates of our sponsor, resulting in a decrease or deferral of distributions with respect to such programs.

Moody National Management, L.P., an affiliate of our sponsor, is seeking approval to amend its master lease agreements for certain real estate programs sponsored by affiliates of our sponsor to provide for either a deferral or a waiver of a portion of lease payments to program investors, each an “amendment” and collectively referred to as the “amendments,” for the balance of 2010 and may continue to seek further amendments in the future depending upon the then current economic conditions. Certain real estate programs sponsored by our affiliates have also requested additional cash infusions from investors to fund outstanding debt service payments. Further such requests may be necessary in the future depending upon the then - current economic conditions. These adverse developments have resulted in a reduction of payments to investors for certain real estate programs sponsored by our affiliates.

Moody National Management, L.P. has also commenced negotiations with lenders to restructure loan terms with respect to certain prior real estate programs in default under existing franchise or loan agreements and may continue to do so in the future. On some of the loans on these prior programs, the lender is pursuing various alternatives simultaneously, including initiation of foreclosure proceedings and negotiations for loan modifications. On these loans, the lender and borrowers are actively working toward a loan modification.  However, there is no assurance that final loan modifications will be achieved and with respect to two programs, it appears likely that the lender will consummate foreclosure proceedings. On two of the tenant-in-common programs sponsored by an affiliate of our sponsor, the initial lender sold the loans, and the purchaser of the loans initiated foreclosure proceedings resulting in the filing for protection from these proceedings in the United States Bankruptcy Court by an affiliate owning an original equity investment in one property of approximately $10,000 and approximately $10,039 in the other property.  These affiliates have now received court approval of a confirmation plan under which an agreement was reached with the lender and the loans were reinstated.  In addition, another affiliate of our sponsor and tenant-in-common owners in eight tenant-in-common programs have collectively initiated legal proceedings against a lender.  The lender and borrowers are actively working on a restructuring of these transactions, while the lender is continuing to pursue its available remedies.  In one instance, the 19 tenant-in-common owners of the Westchase Technology Center property, which originally acquired the property with a $4 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on an office building which secures by the loan.  In another instance, the 28 tenant-in-common owners of a two-hotel project (consisting of the Springhill Suites Altamonte and the Holiday Inn Express Orlando) which originally acquired the project with a $10.21 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the two hotels which secure the loan.

To the extent that any decline in revenues and operating results impacts our sponsor’s ability to provide our advisor with sufficient resources to perform its obligations to us pursuant to the advisory agreement, our results of operations, financial condition and ability to pay distributions to our stockholders could also suffer. Additionally, such adverse conditions could require a substantial amount of time on the part of the management of our advisor and its affiliates, particularly with regard to other real estate programs, thereby decreasing the amount of time they spend actively managing our investments.

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Delays in selecting, acquiring and developing real estate assets could adversely affect investor returns. Because we are conducting this offering on a “best efforts” basis over time, our ability to commit to purchase specific assets will depend, in part, on the amount of proceeds we have received at a given time. As of  December 31, 2010, we had raised $3,078,505 in gross proceeds from this offering. If we are unable to access sufficient capital, we may suffer from delays in deploying the capital into real estate assets.

The recent downturn in the credit markets has increased the cost of borrowing and has made financing difficult to obtain, each of which may have a material adverse effect on our results of operations and business.

Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, the availability of credit has become more expensive and difficult to obtain. Some lenders are imposing more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The terms and availability of credit is expected to remain limited during 2011 .  The negative impact of the tightening of the credit markets may have a material adverse effect on us resulting from, but not limited to, an inability to finance the acquisition of real estate assets on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

We are uncertain of our sources for funding our future capital needs. If we cannot obtain debt or equity financing on acceptable terms, our ability to acquire real estate assets and to expand our operations will be adversely affected.

The net proceeds from this offering will be used for investments in real properties, real estate securities and debt-related investments, for payment of operating expenses and for payment of various fees and expenses such as acquisition fees, origination fees, asset management fees and property management fees. We do not intend to establish a general working capital reserve out of the proceeds from this offering during the offering .  Accordingly, in the event that we develop a need for additional capital in the future for investments, the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we cannot establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions, or obtain debt or equity financing on acceptable terms, our ability to acquire real estate assets and to expand our operations will be adversely affected. As a result, we would be less likely to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

Risks Relating to Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities subject to any limitations under Maryland law or in our charter. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter does provide that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted by our board of directors. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock issued pursuant to this offering.

Investors in this offering do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock if the issuance is approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock could increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base.

Our charter authorizes us to issue 450,000,000 shares of capital stock, of which 400,000,000 shares of capital stock are designated as common stock and 50,000,000 shares of capital stock are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and

•	the removal of incumbent management.

We do not currently have a compensation committee, and presently do not intend to form such a committee.

We do not have a compensation committee and have no plans to form one. Our board of directors may form a compensation committee in the future, which we expect will occur only when we hire our own employees. We currently do not have any employees nor do we have plans to hire any employees. The role of any compensation committee would be to make recommendations to our board of directors on the compensation of our employees and to administer the granting of awards pursuant to our long term incentive plan and to set the terms and conditions of such awards. Until our board of directors deems it in our best interest to form a compensation committee, our board of directors will directly administer our long term incentive plan and perform such other related duties. Should our board of directors decide in the future to form a compensation committee, such committee will be comprised of a majority of independent directors.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

We may issue limited partner interests of our operating partnership in connection with certain transactions . Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

In addition, Moody OP Holdings I, LLC, the holder of special units in our operating partnership, may be entitled to (1) certain cash payments, as described in the “Management Compensation Table,” upon the disposition of certain of our operating partnership’s assets or (2) a one time payment in the form of cash, a promissory note or shares of our common stock in conjunction with the redemption of the special units upon the occurrence of a listing of our shares on a national stock exchange or certain events that result in the termination or non-renewal of our advisory agreement. This potential obligation to make substantial payments to the holder of the special units may reduce our cash available for distribution to stockholders and limit the amount that stockholders will receive upon the consummation of a liquidity event.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We are not registered as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. If for any reason, we were required to register as an investment company, we would have to comply with a variety of extensive and restrictive requirements under the Investment Company Act imposing, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

We intend to operate in such a manner that we will not become subject to regulation under the Investment Company Act. To maintain our exemption from regulation under the Investment Company Act, we must comply with technical and complex rules and regulations.

Specifically, to maintain our exemption from regulation as an investment company under the Investment Company Act, we intend to engage primarily in the business of investing in interests in real estate and to begin making a substantial portion of these investments within one year after the offering ends. If we are unable to invest a significant portion of the proceeds of this offering in real estate assets within one year of the termination of the offering, we may need to invest temporarily any unused proceeds in government securities. Government securities may have lower yields than other investments that we would normally make and would likely reduce the cash available for distribution to investors and possibly lower your returns.

To avoid becoming subject to the Investment Company Act, our advisor may be required to impose limitations on our investment activities. In particular, our advisor may limit the percentage of our assets that fall into certain categories specified in the Investment Company Act, which could result in us holding assets that we otherwise might desire to sell and selling assets that we otherwise might wish to retain. In addition, we may have to acquire additional assets that we might not otherwise wish to acquire or be forced to forgo investment opportunities that we would otherwise want to make and that may be important to our investment strategy. In particular, our advisor will monitor our investments in real estate related assets to ensure continued compliance with one or more exclusions from the definition of “investment company” under the Investment

Company Act and, depending on the particular characteristics of those investments and our overall portfolio, our advisor may be required to limit the percentage of our assets represented by real estate related assets.

If we were required to register as an investment company, our ability to enter into certain transactions would be restricted by the Investment Company Act. Furthermore, the costs associated with registration as an investment company and compliance with such restrictions could be substantial. In addition, registration under and compliance with the Investment Company Act would require a substantial amount of time on the part of our advisor and its affiliates, thereby decreasing the time they spend actively managing our investments. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Related To Conflicts of Interest

You will not have the benefit of an independent due diligence review in connection with this offering.

Because Moody Securities is an affiliate of ours, investors will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. The lack of an independent due diligence review and investigation increases the risk of your investment because it may not have uncovered facts that would be important to a potential investor.

We depend on our advisor and its key personnel and if any of such key personnel were to cease to be affiliated with our advisor, our business could suffer.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisor in the acquisition, disposition and management of real estate assets, the selection of tenants for our real properties and the determination of any financing arrangements. In addition, our success depends to a significant degree upon the continued contributions of certain of the key personnel of Moody National REIT Sponsor, LLC, our sponsor, including Brett C. Moody and Robert W. Engel, each of whom would be difficult to replace. We currently do not have key man life insurance on any of these key personnel. If our advisor were to lose the benefit of the experience, efforts and abilities of one or more of these individuals, our operating results could suffer.

We may compete with other Moody National affiliates for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete with other Moody National affiliates for opportunities to acquire or sell certain types of real estate assets. We may also buy or sell real estate assets at the same time as other Moody National affiliates are considering buying or selling similar assets .  In this regard, there is a risk that our advisor will select for us a real estate asset that provides lower returns to us than real estate assets purchased by another Moody National affiliate. Certain of our affiliates own or manage real properties in geographical areas in which we expect to own real properties. Therefore, our real properties may compete for tenants with other real properties owned or managed by other Moody National affiliates. Our advisor may face conflicts of interest when evaluating tenant leasing opportunities for our real properties and other real properties owned or managed by Moody National affiliates, and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. As a result of our potential competition with other Moody National affiliates, certain investment opportunities that would otherwise be available to us may not in fact be available. This competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that Moody National affiliates devote to us may be diverted, and we may face additional competition due to the fact that Moody National affiliates are not prohibited from raising money for, or managing, another entity that makes the same types of investments that we target.

Moody National affiliates are not prohibited from raising money for, or managing, another investment entity that makes the same types of investments as those we target. For example, our advisor’s management currently manages 46 privately offered real estate programs sponsored by affiliates of our sponsor, all of which have investment objectives generally similar to this offering. As a result, the time and resources they could devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

Our advisor and its affiliates, including our officers and some of our directors, will face conflicts of interest caused by compensation arrangements with us and other Moody National affiliates, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	public offerings of equity by us, which allow our dealer manager to earn additional dealer manager fees and our advisor to earn increased acquisition fees and asset management fees;

•
real estate asset sales, since the asset management fees payable to our advisor will decrease and since our advisor will be entitled to acquisition fees, origination fees and disposition fees upon purchases and sales; and

•
the purchase of real estate assets from other Moody National affiliates, which may allow our advisor or its affiliates to earn additional asset management fees, property management fees and disposition fees.

Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee or origination fee. Certain potential acquisition fees, origination fees and asset management fees payable to our advisor and property management and leasing fees payable to the property manager would be paid irrespective of the quality of the underlying real estate or property management services during the term of the related agreement. These fees may incentivize our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest at the time. Investments with higher net operating income growth potential are generally riskier or more speculative. In addition, the premature sale of an asset may add concentration risk to the portfolio or may be at a price lower than if we held on to the asset. Moreover, our advisor will have considerable discretion with respect to the terms and timing of acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. Considerations relating to our affiliates’ compensation from us and other Moody National affiliates could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to pay you distributions or result in a decline in the value of your investment.

Our advisor may have conflicting fiduciary obligations if we acquire real estate assets from its affiliates or in joint ventures with its affiliates. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to invest in a property owned by, or make an equity or debt-related investment in, one of its affiliates or through a joint venture with its affiliates. For example, we own our interest in the Residence Inn property through a joint venture between a wholly owned subsidiary of our operating partnership and an affiliated entity wholly owned by Brett C. Moody, our Chairman and Chief Executive Officer . In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may dispose of assets to our advisor, sponsor or their affiliates, which could cause us to enter into transactions on less favorable terms than we would receive from a third party.

We may dispose of assets to our advisor, sponsor or their affiliates. Our advisor, sponsor or their affiliates may make substantial profits in connection with such transactions. Because our independent directors would rely on our advisor in identifying and evaluating any such transaction, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.

The fees we pay to affiliates in connection with this offering and in connection with the acquisition and management of our investments were not determined on an arm’s-length basis; therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, our property manager, our dealer manager and other affiliates for services they provide for us were not determined on an arm’s-length basis. As a result, the fees have been determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties and could be in excess of amounts that we would otherwise pay to third parties for such services.

We may purchase real estate assets from third parties who have existing or previous business relationships with affiliates of our advisor, and, as a result, in any such transaction, we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

We may purchase assets from third parties that have existing or previous business relationships with affiliates of our advisor. The officers, directors or employees of our advisor and its affiliates and the principals of our advisor who also perform services for other Moody National affiliates may have a conflict in representing our interests in these transactions on the one hand and the interests of such affiliates in preserving or furthering their respective relationships on the other hand. In any such transaction, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, and the purchase price or fees paid by us may be in excess of amounts that we would otherwise pay to third parties.

Risks Related To Investments In Real Estate

Disruptions in the financial markets and deteriorating economic conditions could have a material adverse impact on our business.

We believe the risks associated with our business are more severe during market downturns. For example, a prolonged market downturn could negatively impact our real estate investments as a result of increased tenant delinquencies and/or defaults under our leases. In addition, lower demand for rentable space and oversupply of rentable space could lead to increased rent concessions, higher tenant improvement expenditures or reduced rental rates in order to maintain occupancies. Because we expect that some of our debt-related investments may consist of loans secured by real property, these same factors could also negatively affect the underlying borrowers and collateral of our investments. Our operations could be negatively affected to a greater extent if a market downturn is prolonged or becomes more severe, which would significantly harm our business, results of operations, cash flows and financial condition, our ability to make distributions to you and the value of your investment.

Changes in national, regional or local economic, demographic or real estate market conditions may adversely affect our results of operations and returns to our stockholders.

We  are subject to risks incident to the ownership of real estate assets including changes in national, regional or local economic, demographic or real estate market conditions. We are subject to risks generally attributable to the ownership of real estate assets, including: changes in national, regional or local economic, demographic or real estate market conditions; changes in supply of or demand for similar properties in an area; increased competition for real estate assets targeted by our investment strategy; bankruptcies, financial difficulties or lease defaults by our tenants; changes in interest rates and availability of financing; and changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

Changes in supply of, or demand for, similar real properties in a particular area may increase the price of real properties we seek to purchase and decrease the price of real properties when we seek to sell them.

The real estate industry is subject to market forces. We are unable to predict certain market changes including changes in supply of, or demand for, similar real properties in a particular area. Any potential purchase of an overpriced asset could decrease our rate of return on these investments and result in lower operating results and overall returns to our stockholders.

Delays in the acquisition, development and construction of real properties may have adverse effects on our results of operations and returns to our stockholders.

Delays we encounter in the selection, acquisition and development of real properties could adversely affect your returns. Where properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, you could suffer delays in receiving cash distributions attributable to those particular real properties. Delays in completion of construction could give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Real properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property.  All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Our operating expenses may increase in the future and, to the extent such increases cannot be passed on to tenants, our cash flow and our operating results would decrease.

Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. There is no guarantee that we will be able to pass such increases on to our tenants. To the extent such increases cannot be passed on to tenants, any such increase would cause our cash flow and our operating results to decrease.

A continued market downturn or rise in interest rates could adversely impact occupancy, rental rates and our ability to collect rent from our tenants.

A continued market downturn may significantly affect occupancy, rental rates and our ability to collect rent from our tenants. For example, a continued market downturn or rise in interest rates could make it more difficult for us to lease real properties, may require us to lease the real properties we acquire at lower rental rates and may lead to an increase in tenant defaults. In addition, these conditions may also make it more difficult for us to dispose of these properties. Each of these events could have a material adverse impact on our cash flows, operating results and carrying value of investment property.

In cases in which one of our tenants is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property.

Lease payments due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Real property that incurs a vacancy could be difficult to sell or re-lease.

Real property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the real properties we acquire may have some level of vacancy at the time of closing. Certain other real properties may be specifically suited to the particular needs of a tenant and may become vacant. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

We are dependent on tenants for revenue and our inability to lease our real properties or to collect rent from our tenants may adversely affect our results of operations and returns to our stockholders.

Certain of our real properties may be occupied by a single tenant. As a result, the success of those real properties will depend on the financial stability of a single tenant. Lease payment defaults by such tenants could cause us to reduce the amount of distributions to stockholders and could force us to find an alternative source of revenue to pay any mortgage loan on the real property. In the event of such a tenant default, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our real property. If a lease is terminated, we may be unable to lease the real property for the rent previously received or sell the real property without incurring a loss.

We may not have funding for future tenant improvements, which may adversely affect the value of our properties, our results of operations and returns to our stockholders.

When a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. We do not anticipate establishing a general working capital reserve out of the proceeds from this offering. We do not currently have an identified funding source to provide funds which may be required in the future for tenant improvements and tenant refurbishments to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate secured financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure you that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.

Long-term leases may not result in fair market lease rates over time; therefore, our income and our distributions to our stockholders could be lower than if we did not enter into long-term leases.

We may enter into long-term leases with tenants of certain of our properties. Our long-term leases would likely provide for rent to increase over time. However, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that even after contractual rental increases the rent under our long-term leases is less than then-current market rental rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into in long-term leases.

Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. We anticipate that certain of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy, while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. We will also generally be responsible for real property taxes related to any vacant space. Additionally, some states may impose an entity level tax directly on us. For example, we could be subject to an entity level tax under recent amendments to the margins tax in the state of Texas. Such an entity level tax could adversely affect our cash flow.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

We will attempt to adequately insure all of our real properties against casualty losses. There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders sometimes require commercial property owners to purchase specific coverage against terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

We compete with numerous other parties or entities for real estate assets and tenants and may not compete successfully.

We will compete with numerous other persons or entities seeking to buy real estate assets or to attract tenants to real properties we acquire. These persons or entities may have greater experience and financial strength than us. There is no assurance that we will be able to acquire real estate assets or attract tenants on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Our ability to make distributions to our stockholders will depend upon the ability of hotel managers to operate our hotels effectively.

We currently own a 75% indirect joint venture interest in one hotel property, the Residence Inn property, and we expect to continue to invest a portion of the proceeds from our initial public offering in additional hotel properties. To qualify as a REIT, we cannot operate any hotel or directly participate in the decisions affecting the daily operations of any hotel. Our third-party hotel manager for the Residence Inn property and for any other hotel properties we acquire will have direct control of the daily operations of our hotels. We will not have the authority to directly control any particular aspect of the daily operations (e.g., setting room rates) of the Residence Inn property or any other hotel that we acquire an interest in. Thus, even if we believe that the Residence Inn property or any other hotel is being operated in an inefficient or sub-optimal manner, we will not be able to require a change to the method of its operation. Our only alternative for changing the operation of a hotel will be to replace the third-party manager in the situation where the applicable hotel management agreement permits us to do so.

manager of one or more hotels in situations where the applicable management agreement permits us to terminate the existing manager.

Our ability to make distributions to stockholders will be impacted by the performance of  our third-party  hotel managers in generating sufficient revenues from  our hotels in excess of operating expenses. The hotel managers will be affected by factors beyond their control, such as changes in the level of demand for rooms and related services of the hotels, their ability to maintain and increase gross revenues and operating margins at the hotels and other factors. Therefore, any operating difficulties or other factors affecting the hotel managers’ ability to maintain and increase gross revenues and operating margins at our hotels could significantly adversely affect our financial condition and results of operations.

The recent market downturn has adversely affected the hospitality industry and may affect hotel operations for the hotels we acquire.

As part of the effects of the recent market downturn, the hospitality industry has experienced a significant decline in business caused by a reduction in travel for both business and pleasure. Consistent with the rest of the hospitality industry, the Residence Inn property and any other hotels that we acquire may experience declines in occupancy and average daily rates due to decline in travel. In addition, it is possible that these factors could have a material adverse effect on the value of the Residence Inn property and any other hotels that we acquire.

Competition in the hospitality industry and with third parties in acquiring properties may reduce our profitability and the return on your investment.

 The hospitality industry is generally characterized as being intensely competitive. Any hotel  in which we invest will compete with existing and new hotels in their geographical markets, including with independent hotels, hotels which are part of local or regional chains and hotels in other well-known national chains, including those offering different types of accommodations and services. For example, the Residence Inn property faces competition from other comparable hotel properties located in and around the Residence Inn property’s Atlanta submarket, including the Comfort Suites Perimeter Center, the Hampton Inn Atlanta Perimeter Center and the Hyatt Place Atlanta Perimeter Center, each of which are hotel properties located within approximately one mile of the Residence Inn property. The principal competitive factors that will affect the hotel properties in which we invest include, but are not limited to, brand recognition, location, range of services and guest amenities and the quality and price of the hotel rooms and services provided. Any one of the foregoing could impact our profitability and ability to pay distributions.

 If we decide to invest in additional hotel properties, we expect to face significant competition for attractive hotel investment opportunities from other major real estate investors with significant capital, including both publicly traded REITs and private institutional investment funds. Because of competition from other well-capitalized real estate investors, we can provide no assurance that we will be able to acquire desired hotel properties. Where it is possible to acquire desired hotel properties, we can provide no assurance that we will be able to do so on favorable terms or that such properties will meet our return expectations or conform to our investment criteria. The competition to acquire attractive hotel investment opportunities could have an adverse effect on our financial condition and ability to pay distributions.

If we do not successfully attract and retain franchise flagships for hotel properties, our business will suffer, and this result will reduce the value of your investment.

Generally, we must attract and retain well-known hospitality franchises for any hotels we may choose to acquire to make these investments profitable. Certain hospitality franchises, including limited-service hotels, impose radius restrictions that limit the number of their hotels allowed within a certain distance of one another. Hospitality franchises also generally require that design and quality standards be met for guest room and common areas before a hospitality franchise will agree to provide the franchise agreement to operate a property. Compliance with these brand standards may impose significant costs upon us. If we are not able to attract and retain franchise flagships for our hotel properties because of location restrictions, the high cost of complying with design and quality standards, or any other reason, our business will suffer, and this result will reduce the value of your investment.

The hospitality industry is subject to unique, unforeseeable risks that may negatively impact our business and the value of your investment.

The hospitality industry is subject to unique, unforeseeable risks, such as natural disasters, pandemics and threats of pandemics, acts of terror and other catastrophes. We have no control over events of this type and they could have a substantial impact on the hospitality industry and our business if we decide to invest in additional hotel properties . For example, the threat of an avian flu pandemic in an area where we have hotel properties could sharply reduce hotel room demand in that area and negatively impact our business. Because we are unable to control the timing, duration or magnitude of these unforeseen events, the negative impact upon our business could be great.

To the extent we invest in multifamily properties, our ability to make distributions to our stockholders may be adversely affected by short-term leases that expose us to the effects of declining market rent.

We may invest a portion of the proceeds from this offering in multifamily properties. We expect that substantially all of our leases for such properties would be for a term of one year or less. Because these leases generally would permit the residents to leave at the end of the lease term without penalty, our rental revenues could be impacted by declines in market rents more quickly than for longer-term leases, which in turn could affect our ability to make distributions to our stockholders.

Competition due to overbuilding of multifamily properties may reduce our profitability and the return on your investment.

The multifamily property industry is highly competitive. We compete with many other entities in the multifamily property industry, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities. Because of the large number of competitors in this industry, overbuilding of apartment communities may occur. If so, this will increase the number of apartment units available and may decrease occupancy and apartment rental rates. To the extent we invest in multifamily properties, this competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations.

To the extent we invest in retail properties, our performance will be linked to the market for retail space generally.

The market for retail space has been and could be adversely affected by weaknesses in the national, regional and local economies, the adverse financial condition of some large retailing companies, the ongoing consolidation in the retail sector, excess amounts of retail space in a number of markets and competition for tenants with other shopping centers in our markets. Retailers at our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

The recent market downturn has led to decreased consumer spending, which may have an adverse affect on tenants of our retail properties.

The recent market downturn has led to decreased consumer spending. This may adversely affect our retail investments because our income from such investments is derived from lease payments by tenants whose businesses depend on consumer spending. In addition, our ability to increase our revenues and operating income may depend on steady growth of demand for the products and services offered by the stores and companies located in the retail properties we own. A drop in demand for any reason could result in a reduction in tenant performance and consequently, adversely affect us.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. For example, we own our interest in the Residence Inn property through a joint venture between a wholly owned subsidiary of our operating partnership and an affiliated entity wholly owned by Brett C. Moody, our Chairman and Chief Executive Officer.  We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

•
that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•
the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Under certain joint venture arrangements, neither venture partner may have the power to control the venture and an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent that our venture partner or co-tenant is an affiliate of our advisor, certain conflicts of interest will exist.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect our real properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to such costs in connection with such regulations. The cost of defending against environmental claims, of any damages or fines we must pay, of compliance with environmental regulatory requirements or of remediating any contaminated real property could materially and adversely affect our business, lower the value of our assets or results of operations and, consequently, lower the amounts available for distribution to you.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in real properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

Real property investments made outside of the United States will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

We may acquire properties in Canada to the extent that opportunities exist that may help us meet our investment objectives. International investments and operations generally are subject to various political and other risks that are different from and in addition to those for U.S. investments and operations. To the extent that we invest in real property located outside of the United States, in addition to risks inherent in the investment in real estate generally discussed in this prospectus, we will also be subject to fluctuations in foreign currency exchange rates and the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements such as the enactment of laws prohibiting or restricting the foreign ownership of property, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, laws restricting us from removing profits earned from activities within the country to the United States, including the payment of distributions, additional accounting and control expenses and the administrative burden associated with complying with a wide variety of foreign laws. Changes in foreign currency exchange rates may adversely impact the fair values and earnings streams of our international holdings and thus the returns on our non-dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations.

Risks Associated with Real Estate Securities and Debt-Related Investments

Continued disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns for our stockholders.

As part of our investment strategy, we intend to acquire a portfolio of real estate-related loans, real estate-related debt securities and other real estate-related investments. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. Recently, concerns pertaining to the deterioration of credit in the residential mortgage market have expanded to almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate mortgages and loans. We cannot foresee when these markets will stabilize. This instability may interfere with the successful implementation of our business strategy.

The recent market downturn could negatively impact borrowers’ ability to pay principal and interest payments on mortgage loans we own.

The recent market downturn, in addition to other non-economic factors such as an excess supply of properties, has had a material negative impact on the values of commercial real estate. Due to declining real estate values, borrowers may be less able to pay principal and interest on our loans especially if the real estate economy continues to weaken. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to sell loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties drop, our risk will increase because of the lower value of the security associated with such loans.

If we make or invest in mortgage loans, our mortgage loans will be subject to interest rate fluctuations that could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them; accordingly, the value of your investment would be subject to fluctuations in interest rates.

If we invest in fixed-rate, long-term mortgage loans and market interest rates rise, the mortgage loans could yield a return that is lower than then-current market rates, which would lower the proceeds we would receive in the event we sell such assets. If market interest rates decrease, we will be adversely affected to the extent that mortgage loans are prepaid because we may not be able to make new loans at the higher interest rate. If we invest in variable-rate loans and interest rates decrease, our revenues will also decrease. Finally, if we invest in variable-rate loans and interest rates increase, the value of the loans we own at such time would decrease, which would lower the proceeds we would receive in the event we sell such assets. For these reasons, if we invest in mortgage loans, our returns on those loans and the value of your investment will be subject to fluctuations in market interest rates.

The CMBS and CDOs in which we may invest are subject to several types of risks.

Commercial mortgage-backed securities, or CMBS, are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Collateralized debt obligations, or CDOs, are a type of debt obligation that are backed by commercial real estate assets, such as CMBS, commercial mortgage loans, B-notes, or mezzanine paper. Accordingly, the mortgage backed securities we invest in are subject to all the risks of the underlying mortgage loans.

In a rising interest rate environment, the value of CMBS and CDOs may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS and CDOs may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS and CDOs are subject to the credit risk associated with the performance of the underlying mortgage properties. In certain instances, third party guarantees or other forms of credit support can reduce the credit risk.

CMBS and CDOs are also subject to several risks created through the securitization process. Subordinate CMBS and CDOs are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate CMBS and CDOs will not be fully paid. Subordinate securities of CMBS and CDOs are also subject to greater credit risk than those CMBS and CDOs that are more highly rated.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of the entity owning the real property, the entity that owns the interest in the entity owning the real property or other assets. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

We may make investments in non-U.S. dollar denominated securities, which will be subject to currency rate exposure and risks associated with the uncertainty of foreign laws and markets.

Some of our real estate securities investments may be denominated in foreign currencies and, therefore, we expect to have currency risk exposure to any such foreign currencies. A change in foreign currency exchange rates may have an adverse impact on returns on our non-U.S. dollar denominated investments. Although we may hedge our foreign currency risk subject to the REIT income qualification tests, we may not be able to do so successfully and may incur losses on these investments as a result of exchange rate fluctuations. To the extent that we invest in non-U.S. dollar denominated securities, in addition to risks inherent in the investment in securities generally discussed in this prospectus, we will also be subject to risks associated with the uncertainty of foreign laws and markets including, but not limited to, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, additional accounting and control expenses and the administrative burden of complying with a wide variety of foreign laws.

Risks Associated With Debt Financing

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We may obtain lines of credit and long-term financing that may be secured by our real estate assets. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our real estate assets before non-cash reserves and depreciation. We may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with an explanation of the reasons for such excess. In addition, we may incur mortgage debt and pledge some or all of our real estate assets as security for that debt to obtain funds to acquire additional real estate assets or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains). Furthermore, we may borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Disruptions in the financial markets and deteriorating economic conditions could also adversely affect our ability to secure debt financing on attractive terms and the values of investments we make.

The capital and credit markets have recently experienced extreme volatility and disruption. Liquidity in the global credit market has been severely contracted by these market disruptions, making it costly to obtain new lines of credit or refinance existing debt. We have, and expect in the future to continue to,  finance our investments in part with debt. As a result of the recent turmoil in the credit markets, we may not be able to obtain debt financing on attractive terms or at all. As such, we may be forced to use a greater proportion of our offering proceeds to finance our acquisitions and originations, reducing the number of investments we would otherwise make. If the current debt market environment persists, we may modify our investment strategy in order to optimize our portfolio performance. Our options would include limiting or eliminating the use of debt and focusing on those investments that do not require the use of leverage to meet our portfolio goals.

Instability in the debt markets may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to you and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace Moody National Advisor I, LLC as our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

Our derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our real estate assets, but no hedging strategy can protect us completely. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income test.

Federal Income Tax Risks

Failure to qualify as a REIT could adversely affect our operations and our ability to make distributions.

We intend to make an election to be taxed as a REIT for federal income tax purposes commencing in the taxable year ended December 31, 2011.

Our qualification as a REIT will depend on our satisfaction of numerous requirements (some on an annual and quarterly basis) established under highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations and involve the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.

If we were to fail to qualify as a REIT for any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer be deductible in computing our taxable income and we would no longer be required to make distributions. To the extent that distributions had been made in anticipation of our qualifying as a REIT, we might be required to borrow funds or liquidate some investments to pay the applicable corporate income tax. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our board of directors to recommend that we revoke our REIT election.  As of December 31, 2010, two years after we commenced our initial public offering, we had not yet elected to be taxed as a REIT.

We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that our operating partnership  should properly be treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income, its partners would be treated as stockholders of our operating partnership and distributions to partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income. In addition, we could fail to qualify as a REIT, with the resulting consequences described above.

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To obtain the favorable tax treatment accorded to REITs, we normally will be required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the deduction for distributions paid and by excluding net capital gains. We will be subject to federal income tax on our undistributed taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets and it is possible that we might be required to borrow funds or sell assets to fund these distributions. If we fund distributions through borrowings, then we will have to repay debt using money we could have otherwise used to acquire properties resulting in our ownership of fewer real estate assets. If we sell assets or use offering proceeds to pay distributions, we also will have fewer investments. Fewer investments may impact our ability to generate future cash flows from operations and, therefore, reduce your overall return. Although we intend to make distributions sufficient to meet the annual distribution requirements and to avoid corporate income taxation on the earnings that we distribute, it is possible that we might not always be able to do so.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

You may have current tax liability on distributions if you elect to reinvest in shares of our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received a cash distribution equal to the fair market value of the stock received pursuant to the plan. For Federal income tax purposes, you will be taxed on this amount in the same manner as if you have received cash; namely, to the extent that we have current or accumulated earnings and profits, you will have ordinary taxable income. To the extent that we make a distribution in excess of such earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the tax basis in your stock, and the amount of the distribution in excess of such basis will be taxable as a gain realized from the sale of your common stock. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the common stock received.

Distributions payable by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.

Tax legislation enacted in 2003, as amended, generally reduces the maximum tax rate for distributions payable by corporations to individuals to 15% through 20 12 . Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our common stock.

Certain of our business activities are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Internal Revenue Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction, or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least four years. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

In certain circumstances, we may be subject to federal and state income taxes as a REIT, which would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may be subject to federal and state income taxes. For example, net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our real estate assets and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce our cash available for distribution to you.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•
part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominately held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT share ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income;

•
part of the income and gain recognized by a tax exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt to acquire the common stock; and

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part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Internal Revenue Code may be treated as unrelated business taxable income.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including shares of stock in other REITs, certain mortgage loans and mortgage backed securities. The remainder of our investment in securities (other than governmental securities and qualified real estate assets) generally cannot include more than 10.0% of the outstanding voting securities of any one issuer or more than 10.0% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5.0% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer and no more than 20.0% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Liquidation of assets may jeopardize our REIT status.

To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our status as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans, for which the Internal Revenue Service has provided a safe harbor in Revenue Procedure 2003-65. Pursuant to such safe harbor, if a mezzanine loan is secured by interests in a pass-through entity, it will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. We may, however, acquire mezzanine loans that do not meet all of the requirements of this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to qualify as a REIT.

The use of TRS lessees would increase our overall tax liability.

Our TRS lessees and any other of our domestic taxable REIT subsidiaries will be subject to federal and state income tax on their taxable income, which in the case of our TRS lessees may consist of revenues from hotel properties leased by our TRS lessees net of the operating expenses for such properties and rent payments to us. Accordingly, although our ownership of TRS lessees allows us to participate in the operating income from any hotel properties that may be acquired in addition to receiving rent, that operating income is fully subject to income tax. Such taxes could be substantial. The after-tax net income of our TRS lessees or other taxable REIT subsidiaries would be available for distribution to us.

We will incur a 100% excise tax on transactions with our TRS lessees or other taxable REIT subsidiaries that are not conducted on an arm’s length basis. For example, to the extent that the rent paid by one of our TRS lessees exceeds an arm’s length rental amount, such amount potentially is subject to the excise tax. We intend that all transactions between us and our TRS lessees will continue to be conducted on an arm’s length basis and, therefore, that the rent paid by our TRS lessees to us will not be subject to the excise tax.

Foreign investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5.0% of the value of our outstanding common stock.

We could lose our REIT status if we decide to purchase hotel properties and the hotel management company with which we enter into hotel management agreements fails to qualify as an “eligible independent contractor” under the Internal Revenue Code.

The hotel properties leased by our TRS lessees must be operated by an “eligible independent contractor” as defined in the Internal Revenue Code for the rental income from any TRS lessees to qualify as rents from real property under the applicable REIT income tests. To qualify as an “eligible independent contractor,” a hotel management company must satisfy certain requirements, including that the hotel management company may not own, directly or indirectly, more than 35% of our capital stock and not more than 35% of the hotel management company may be owned, directly or indirectly, by one or more persons owning 35% or more of our capital stock. For purposes of determining whether these ownership limits are satisfied, actual ownership as well as constructive ownership under the rules of Section 318 of the Internal Revenue Code (with certain modifications) is taken into account. Each of our TRS lessees will hire a hotel management company that we expect to qualify as an “eligible independent contractor,” including a hotel management company operated by us, to manage and operate the hotel properties leased by our TRS lessee. However, constructive ownership under Section 318 of the Internal Revenue Code resulting, for example, from relationship between a hotel management company and any of our stockholders could impact such hotel management company’s ability to satisfy the applicable ownership limits. Discovery of any such relationship could disqualify such hotel management company as and “eligible independent contractor,” which could in turn cause us to fail to qualify as a REIT. If we fail to qualify for or lose our status as a REIT, we would be subject to federal income tax on our taxable income. In addition, the hotel management company’s failure to qualify as an eligible independent contractor may or may not give us the right to terminate the operative management agreement without incurring substantial costs.

Retirement Plan Risks

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA in us, you should consider:

•
whether your investment is consistent with the applicable provisions of the Employee Retirement Income Security Act, or ERISA, and the Internal Revenue Code, or any other applicable governing authority in the case of a government plan;

•	whether your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	whether your investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	whether your investment will impair the liquidity of the plan or IRA;

•	whether your investment will produce unrelated business taxable income, referred to as UBTI and as defined in Sections 511 through 514 of the Internal Revenue Code, to the plan; and

•	your need to value the assets of the plan annually.

You also should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan or IRA. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and Section 4975 of the Internal Revenue Code and some of the transactions we have entered into with Moody National Advisor I, LLC and its affiliates could be considered “prohibited transactions,” under ERISA or the Internal Revenue Code. If such transactions were considered “prohibited transactions,” Moody National Advisors I, LLC and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, Moody National Advisors I, LLC and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan. Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our real estate assets. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase. For a discussion of the considerations associated with an investment in our shares by an employee benefit plan or an IRA, see “ERISA Considerations.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

           Certain s tatements included in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended . These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

          The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to raise proceeds in our ongoing initial public offering;

•	our ability to effectively deploy the proceeds raised in this offering;

•	our levels of debt and the terms and limitations imposed on us by our debt agreements;

•	adverse developments affecting our sponsor and its affiliates;

•	a decrease in the level of participation in our distribution reinvestment plan;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	conflicts of interest arising out of our relationship with our advisor and its affiliates;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	interest rates; and

•	changes to generally accepted accounting principles, or GAAP.

          Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

ESTIMATED USE OF PROCEEDS

          The following table presents information regarding our intended use of the gross and net proceeds from our primary offering and pursuant to our distribution reinvestment plan. The table assumes we sell (1) the mid-point of $500,000,000 in shares of our common stock pursuant to our primary offering and no shares of common stock pursuant to our distribution reinvestment plan, (2) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and no shares of our common stock pursuant to our distribution reinvestment plan and (3) the maximum of $1,000,000,000 in shares of our common stock pursuant to the primary offering and $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan.

          Shares of our common stock will be offered in our primary offering to the public at an initial price of $10.00 per share. Our board of directors may change this price from time to time during the offering, but not more frequently than quarterly, to reflect changes in our estimated per-share net asset value and other factors our board of directors deems relevant. Our advisor will calculate the per-share net asset value by dividing our net asset value by the number of shares of our common stock outstanding. Net asset value will be determined by subtracting (1) our liabilities, including the accrued fees and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including real estate properties, real estate related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations), as determined by our advisor. If we revise our offering price, we will disclose the method of calculating the estimated net asset value per share in a supplement to this prospectus. Shares sold under our distribution reinvestment plan will initially be sold for $9.50 per share. Our board of directors may likewise change this price from time to time, but not more frequently than quarterly. We have no obligation to adjust the price of our shares and any adjustment in our offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors. We reserve the right to reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan. The actual use of the capital we raise is likely to be different than the figures presented in the table because we may not raise the entire $1,000,000,000 in our primary offering or the entire $100,000,000 pursuant to our distribution reinvestment plan. Raising less than the full $1,000,000,000 in the primary offering or the full $100,000,000 pursuant to our distribution reinvestment plan will alter the amounts of commissions, fees and expenses set forth below.

          The amounts in the table below assume that the full fees and commissions are paid on all shares of our common stock offered to the public in the primary offering. The sales commission and, in some cases, all or a portion of our dealer manager fee, may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price but will not affect the amounts available to us for investments. After paying the sales commission, the dealer manager fee and our organizational and offering expenses, we will use the net proceeds of the offering to invest in real estate assets and to pay the fees set forth in the tables below. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Midpoint of $500 Million		Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amount	%	Amount	%	Amount	%
Gross Offering Proceeds	$500,000,000	100.0%	$1,000,000,000	100.0%	$1,100,000,000	100.0%
Less Offering Expenses:
Sales Commissions	32,500,000	6.5	65,000,000	6.5	65,000,000	5.9
Dealer Manager Fee	17,500,000	3.5	35,000,000	3.5	35,000,000	3.2
Organization and Offering Expenses(1)	18,750,000	3.8	22,000,000	2.2	22,000,000	2.0
Net Proceeds(2)	$431,250,000	86.3%	$878,000,000	87.8%	$978,000,000	88.9%
Less:
Acquisition Fee and/or Origination Fee(3)(4)	6,468,750	1.3	13,170,000	1.3	14,670,000	1.3
Acquisition Expense(3)(4)	2,156,250	0.4	4,390,000	0.4	4,890,000	0.4
Working Capital Reserve(5)	—	—	—	—	—	—

Estimated Amount Available for Investments(4)	$422,625,000	84.5%	$860,440,000	86.1%	$958,440,000	87.2%

_________________________
(1)
Includes all expenses (other than sales commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our transfer agent, charges of our advisor for administrative services related to the issuance of shares of our common stock in the offering, reimbursing the dealer manager for amounts it may pay to reimburse the bona fide due diligence expenses of broker-dealers, amounts to reimburse our advisor for the salaries of its employees and other costs in connection with preparing supplemental sales materials, the cost of educational conferences held by us and attendance fees and cost reimbursement for employees of our affiliates to attend retail seminars conducted by broker-dealers. Our advisor has agreed to reimburse us to the extent sales commissions, the dealer manager fee and other organization and offering expenses incurred by us exceed 15% of aggregate gross offering proceeds. We expect that our organization and offering expenses will represent a lower percentage of the gross offering proceeds as the amount of proceeds we raise in the offering increases. In the table above, we have assumed organization and offering expenses will constitute 5.0% of gross proceeds from our primary offering if we raise the minimum offering amount decreasing to approximately 2.2% of gross proceeds from our primary offering if we raise the maximum offering amount.

(2)
Until required in connection with the acquisition and development of real estate assets, substantially all of the net offering proceeds may be invested in short-term, highly liquid investments, including, but not limited to, government obligations, bank certificates of deposit, short-term debt obligations, interest-bearing accounts and other authorized investments as determined by our board of directors.

(3)
This table excludes debt proceeds. To the extent we fund real estate asset acquisitions with debt, as we expect, the amount available for investment and the amount of acquisition fees and origination fees will be proportionately greater. This table also assumes that we will use all net proceeds from the sale of shares under our distribution reinvestment plan to repurchase shares under our proposed share redemption program. To the extent we use such net proceeds to acquire real estate assets, our advisor would earn the related acquisition fees and origination fees. In addition to the acquisition fee or origination fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a real estate asset.

(4)
Amounts available for investments will include customary third party acquisition expenses that are included in the total acquisition costs of the real estate assets acquired. For real estate assets that are not acquired, these costs are expensed. Third party acquisition expenses may include legal, accounting, consulting, appraisals, engineering, due diligence, title insurance, closing costs and other expenses related to potential investments regardless of whether the asset is actually acquired. Acquisition expenses as a percentage of a real estate asset’s contract purchase price, or the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, vary. However, in no event will total acquisition fees, origination fees and acquisition expenses on a real estate asset exceed 6.0% of the contract purchase price of the real estate asset. Furthermore, in no event will the total of all acquisition fees, origination fees and acquisition expenses paid by us, including acquisition expenses on real properties which are not acquired, exceed 6.0% of the aggregate contract purchase price of all real estate assets acquired by us. In the table above, we have assumed acquisition expenses will constitute 0.5% of net proceeds. Although it is anticipated that distributions will be funded from operations after we have invested in a substantial portfolio of income-producing investments, funds available for investment may also be used to fund distributions to the extent that our board of directors determines it to be appropriate, which determination will be based, in part, upon our results of operations. We intend to invest at least 82% of the gross offering proceeds in real property and other real estate assets by completion of the offering stage.

(5)
We do not anticipate establishing a general working capital reserve out of the proceeds from this offering during the initial stages of the offering; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions.

INVESTMENT STRATEGY, OBJECTIVES AND POLICIES

Investment Strategy

          The cornerstone of the Moody Core Plus Plus investment strategy is to provide investors seeking a general real estate allocation with a portfolio of undervalued real estate opportunities.  We anticipate our direct real property investments to be primarily in hotel properties as we believe this asset class provides unique opportunities for return on investment at this time. We expect that our portfolio will consist primarily of commercial properties that we own exclusively or in joint ventures or other co-ownership arrangements with other persons. We may also make opportunistic investments in debt-related investments or in properties that may be underdeveloped or newly constructed.

          Our Core Plus Plus strategy utilizes an acquisition philosophy that capitalizes on market inefficiencies and a disciplined approach to analyzing economic fundamentals and demographic trends in major metropolitan markets to identify undervalued real estate investment opportunities. “Core” refers to a stable, Class A asset in a major metropolitan market, which can provide net operating income stability. However, we believe that a core buying strategy, without a supply-demand imbalance, offers minimal growth potential along with an increased risk of asset devaluation. Core Plus builds upon a foundation of targeting core markets, which are major metropolitan areas with stable population growth, high barriers to entry and multiple demand generators. Our Core Plus strategy seeks to capitalize upon potential supply-demand imbalances that we believe will create a technical pressure on a particular asset or asset class. We intend to identify these technical pressures created by demographic, business and industry changes which lead to supply and demand imbalances in a particular market. By utilizing this Core Plus strategy of purchasing undervalued assets with underlying, intrinsic value, we believe a core asset will create value at disposition. Core Plus Plus builds further upon the acquisition philosophy of Core Plus to combine our real property investments with real estate securities and debt-related investments, including (1) mortgage and mezzanine loans, (2) debt and derivative securities related to real estate, including mortgage-backed securities, and (3) the equity securities of other REITs and real estate companies. The Moody Core Plus Plus investment strategy takes into account a number of micro and macroeconomic factors, including changes in general economic conditions, which we believe will allow us to identify sound economic investments in real estate and real estate related assets even during periods of an economic downturn, such as the one currently occurring in the United States.

          Our advisor has primary responsibility for implementing our investment strategy and actively monitor s and manage s our overall portfolio to achieve diversification across multiple dimensions including:

•	income-producing real estate;

•	real estate securities and debt-related investments;

•	various real property sectors (although we primarily expect to invest in the hospitality sector);

•	various geographic markets; and

•	diversified tenant profiles and lease terms.

          The Moody Core Plus Plus investment strategy employ s an acquisition model which takes into account both the current conditions in the real estate market at any given time and the cyclical nature of real estate generally in an effort to anticipate an increase in demand of a specific type of real estate asset and/or an increase in demand for a specific market. Through research and analysis of market data, including demographics, business and industry trends, as well as technical pressures, such as competition, product expense and capacity, we intend to identify supply and demand imbalances for real estate assets in particular markets. For example, we seek to identify assets where new supply may be constrained due to local regulations that limit new development or land and materials that are either cost-prohibitive or simply unavailable. Once we have identified these supply constraints, we further narrow our search to identify properties that are likely to be driven by high demand, such as properties that are:

•	well maintained Class-A properties;

•	located along the East or West Coast or in the Sunbelt Region;

•	located in states within the top quartile of U.S. population growth;

•	located in major metropolitan centers;

•	located in markets with expanding federal/state employment base; or

•	located near a major university.

          Additionally, we will focus on properties located in major U.S. cities that benefit from increasing globalization and global economic growth, particularly in Brazil, Russia, India and China. These “gateway” cities provide potential for increased growth and demand and include Los Angeles, with its international population and entertainment industry; Boston, Raleigh and Philadelphia, with its major universities; and Houston, with its large concentration of energy companies. Although our focus on acquisitions will be on assets located in major metropolitan areas, we may also invest in suburban markets that have the potential for growth.

          This focus on market direction requires the evaluation of all categories of real estate assets and various markets, as opposed to a more narrow focus on a single asset type, specific market or product availability. We also measure the standard deviation of historical market and asset performance in order to gauge the risk of investing in any given asset relative to other assets and/or other markets. As a result, the Moody Core Plus Plus investment strategy aims to acquire a risk adverse portfolio of diversified (non-homogeneous) asset classes and markets based upon an emphasis on the direction of the market.  However, we anticipate our direct real property investments to be primarily hotel properties as we believe this asset class provides unique opportunities for investment at this time.

         Investment Objectives

          Our investment objectives are to:

•	preserve, protect and return stockholders’ capital contributions;

•	pay regular cash distributions to stockholders; and

•	realize capital appreciation upon the ultimate sale of the real estate assets we acquire.

          We may not change our investment objectives without the approval of our stockholders. However, we cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our advisor  has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of our independent directors. Our board of directors review s our investment policies at least annually to determine whether our investment policies continue to be in the best interests of our stockholders.

Primary Focus—Real Property Investments

          We intend to invest the majority of our total assets in real properties in multiple property types, consisting of hotel, multifamily, office, retail and industrial assets. During the initial stages of our offering, we anticipate investing primarily in hotel properties as we believe this asset class provides unique opportunities for return on investment at this time. We expect the majority of our direct real property investments will consist of “core plus” properties, which are stabilized, income-producing properties that have been fully constructed and that have significant operating histories. In addition, our portfolio may also include a relatively smaller proportion of “value added” investment opportunities that arise in circumstances where a real property may be situationally undervalued or where product repositioning, capital expenditures or improved property management may increase cash flows. We may also invest in “opportunistic” real properties or properties that are under development or construction, that are newly constructed or that have some level of vacancy at the time of acquisition.

          We anticipate that the majority of our direct real property investments will be made in the United States, although we may also invest in Canada to the extent that opportunities exist that may help us meet our investment objectives.

          In determining the types of direct real property investments to make, our advisor will utilize the following criteria:

•	diversification benefits relative to the rest of the real property assets within our portfolio;

•	broad assessment of macro and microeconomic, employment and demographic data and trends;

•	regional, market and property specific supply/demand dynamics;

•	credit quality of in-place tenants and the potential for future rent increases;

•	physical condition and location of the property;

•	market rents and opportunity for revenue and net operating income growth;

•	opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

•	risks characteristics of the investment compared to the potential returns and available alternative investments; and

•	additional factors considered important to meeting our investment objectives.

The primary property types in which we intend to invest are as follows:

•
hotels—including investments in limited service and full-service hotel properties in excess of 75 rooms, typically with national brands or which can be converted to a national brand, located in major urban and resort markets. It is anticipated that the majority of hotels we will acquire will be limited service hotels.

•	multifamily properties—including apartment communities of all sizes located in markets expected to exhibit future household formation and job growth and markets with some barriers to entry.

•
office properties—including low-rise, mid-rise and high-rise office buildings and office parks in urban and suburban locations, especially those that are in or near central business districts or have access to transportation.

•
retail properties—including neighborhood, community, power and lifestyle shopping centers and focusing on properties located in or nearby populated residential areas that have, or have the ability to attract, strong anchor tenants.

•	industrial properties—including warehouse and distribution facilities, office/warehouse flex properties, research and development properties and light industrial properties.

          We may also invest a portion of the proceeds available for investment in unimproved land upon which improvements are to be constructed or completed. However, we may not invest more than 10.0% of the aggregate cost of the real property assets within our portfolio in unimproved land or real properties which are not expected to produce income within two years of their acquisition. Development of real properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. To help ensure performance by the builders of real properties that are under construction, we intend to require a guarantee of completion at the price contracted either by an adequate completion bond or performance bond. Our advisor may rely upon the net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Our advisor may elect to employ one or more project managers (who under some circumstances may be affiliated with our advisor or our property manager) to plan, supervise and implement the development and construction of any unimproved real properties which we may acquire. Such persons would be compensated by us.

     The Hospitality Industry

    According to our research, at this time the hotel space has the greatest supply-demand imbalance among all real estate asset classes. We believe that hotels are trading below their normal pricing, which creates buying opportunities today; while a supply- demand imbalance should create upward pressure on room rates tomorrow.

Hotel demand growth has historically tracked GDP. During the past 20 years, hotel demand growth was negative at only three points, most notably during the recent recession, referred to as the “Great Recession”. However, demand rose steadily during periods of economic growth, especially during the late 1990’s and mid-2000’s. We believe that hospitality demand generally tracks closely with GDP, which bodes well for the near-term future of the hospitality industry, as the U.S. Federal Reserve forecasts that GDP will rise by 3.0 - 3.6% in 2011 and by a minimum of 3.5% annually through 2013. As a result, many industry experts project a continued increase in hotel demand, which began in 2010 and will continue for the foreseeable future.

The hotel industry has been in a period of under-supply since 2001, with the exception of 2008 and 2009. The current slowdown in new supply is due to both the unavailability of new financing and the downturn in hotel rates experienced during the Great Recession. New hotel projects often take several years to complete, especially in the current environment with lenders still being cautious about approving new projects. According to the December 2010 STR/McGraw Hill Construction Dodge Pipeline Report, the total active US hotel development pipeline comprises 3,049 projects totaling 317,343 rooms. This represents a 20.9% decrease in the number of rooms in the total active pipeline compared to December 2009. Smith Travel Research (“STR”) foresees this trend continuing as new hotel supply will grow at a slower pace than the 20-year average of 1.9% increase per year. Consequently, existing operators should experience the full benefit of the impending hotel recovery because the new supply is not projected to equal the growth in demand.

As hotel demand increases and new supply decreases, the anticipated result will be pricing power. Revenue per Available Room (RevPAR) is the primary metric for gauging hotel performance because it combines both Occupancy and Average Daily Rate (ADR). In the chart below, demand exceeds new supply in 1992, 2003, and 2011 (projected). The effect of this supply-demand imbalance is significant – hotels experience pricing power, which means that owners historically have been able to increase room rates dramatically.

During 2009, RevPAR decreased by approximately 16.7% as a result of the decrease in demand along with a brief two-year increase in supply. By contrast, beginning in 2010, demand began to eclipse supply. According to STR’s preliminary 2010 analysis, full-year industry room supply increased approximately 2%, while demand gained nearly 8%. As a result of this imbalance, STR predicts increases in RevPAR for the next several years. The chart below forecasts a 7.3% RevPAR increase during 2011, along with continued growth through 2015. Furthermore, these annual increases in RevPAR are expected to result in increased asset valuations; hotel consulting firm HVS anticipates that hotel values will stabilize by 2011 and increase by double-digit levels from 2012 and 2014. Thus, the combination of rising demand and reduced new supply should result in pricing power and asset appreciation for hotel investors.

     Tenant Creditworthiness

          Our advisor has developed specific standards for determining the creditworthiness of potential tenants of our real properties depending on the type of property. We will use a number of industry credit rating services to determine the creditworthiness of potential tenants and any personal guarantor or corporate guarantor of each potential tenant. The reports produced by these services will be compared to the relevant financial data collected from these parties before consummating a lease transaction. Relevant financial data from potential tenants and guarantors include income statements and balance sheets for the current year and for prior periods, net worth or cash flow statements of guarantors and other information we deem relevant.

     Terms of Leases

          We anticipate that the leases we enter into for hotel properties will require a fixed annual base rent that may vary within the term of the lease based on market conditions. We also expect that lessees will pay all costs and expenses and all utility and other charges incurred in the operation of the hotels.

          Consistent with the multifamily industry, we anticipate that the leases we enter into for apartment buildings will be for one year or less. These terms provide maximum flexibility for the owner to implement rental increases when the market will bear such increases.

          We expect that the vast majority of the leases we enter for office, retail and industrial properties will provide for tenant reimbursement of operating expenses. Operating expenses typically include real estate taxes, special assessments, insurance, utilities, common area and maintenance and some building repairs. In addition, we anticipate that most of our leases for office, retail and industrial properties will be for fixed rentals with periodic increases based on the consumer price index or similar adjustments and that none of the rentals under our leases for such properties will be based on the income or profits of any person. Rentals due under leases for retail properties may be based in part on the income of the retail tenant. In such cases where the tenant is required to pay rent based on a percentage of the tenant’s income from its operations at the real property, the actual rental income we receive under such a lease may be inadequate to cover the operating expenses associated with the real property if a tenant’s income is substantially lower than projected. In such case, we may not have access to funds required in the future to pay the operating expenses associated with the real property.

Tenant Improvements

          We anticipate that tenant improvements required at the time of our investment in a property will be funded from our offering proceeds. However, at such time as a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our retail, office or industrial buildings, it is likely that, to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space.

Real Property Ownership

          We will generally hold fee title or a long-term leasehold estate in the properties we acquire. We intend to acquire such interests either (1) directly through our operating partnership or through wholly-owned subsidiaries of our operating partnership or (2) indirectly through investments in joint ventures, partnerships, or other co-ownership arrangements with the developers of the real properties, Moody National affiliates or other persons. In addition, we may purchase real properties and lease them back to the sellers of such real properties. While we will use our best efforts to structure any such sale-leaseback transaction in which the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed and it is possible that under some circumstances we could fail to qualify as a REIT as a result.

          In determining whether to purchase a particular real property, we may, in accordance with customary practices, obtain a purchase option on such real property. The amount paid for a purchase option, if any, is normally surrendered if the real property is not purchased and is normally credited against the purchase price if the real property is purchased.

Joint Venture Investments

          We may enter into joint ventures, partnerships and other co-ownership or participation arrangements for the purpose of obtaining interests in real properties. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. In determining whether to recommend a particular joint venture, our advisor will evaluate the real property that the joint venture owns or is being formed to own under the same criteria used for the selection of our direct real property investments.

          Our advisor will also evaluate the potential joint venture partner as to its financial condition, operating capabilities and integrity. We may enter into joint ventures with Moody National affiliates, but only provided that:

•	a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us; and

•	the investment by us and such affiliate are on terms and conditions that are substantially the same as those received by the other joint venturers in such joint venture.

          We have not established the specific terms we will require in our joint venture agreements. Instead, we will establish the terms with respect to any particular joint venture agreement on a case-by-case basis after our board of directors considers all the facts that are relevant, such as the nature and attributes of our potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, the nature of the property and its operations, the liabilities and assets associated with the proposed joint venture and the size of our interest when compared to the interest owned by other partners in the venture. With respect to any joint venture we enter into, we expect to consider the following types of concerns and safeguards:

•
Our ability to manage and control the joint venture—we will consider whether we should obtain certain approval rights in joint ventures we do not control and for proposed joint ventures in which we are to share control with another entity, we will consider the procedures to address decisions in the event of an impasse.

•	Our ability to exit the joint venture—we will consider requiring buy/sell rights, redemption rights or forced liquidation rights.

•
Our ability to control transfers of interests held by other partners to the venture—we will consider requiring consent provisions, a right of first refusal and forced redemption rights in connection with transfers.

In connection with the acquisition of the Residence Inn property, we entered into a joint venture with an affiliate of our sponsor.  Under the terms of the joint venture agreement for the joint venture, we are the manager of the joint venture and control the day-to-day affairs of the joint venture subject to certain veto rights of the joint venture partner.  However, our joint venture partner is an affiliate of our advisor and therefore certain conflicts of interest may arise with respect to major business decisions of the joint venture.

Acquisition of Properties from Our Affiliates

          We are not precluded from acquiring real properties, directly or through joint ventures, from our affiliates. Our advisor and affiliates will receive fees for such transactions including acquisition fees. Any such acquisitions will be approved consistent with the conflict of interest procedures described in this prospectus.

Due Diligence

          Our advisor will perform a diligence review on investments we make. As part of this review, our advisor will obtain an environmental site assessment for each proposed property acquisition, which at a minimum will include a Phase I assessment. We will generally not close the purchase of any property unless we are satisfied with the environmental status of the property except under limited exceptional circumstances in which we determine that there are factors that off-set any potential environmental risk or liability. We will also generally seek to condition our obligation to close upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•	audited financial statements covering recent operations of real properties having operating histories; and

•	title and liability insurance policies.

Secondary Focus—Securities and Debt-Related Investments

          In addition to direct investments in real properties, we also plan to acquire real estate securities and debt-related investments. We expect that our total investments in real estate securities and debt-related investments would be a substantially smaller proportion of our overall portfolio than our direct investments in real properties. However, we are not specifically limited in the number or size of our real estate securities and debt-related investments, or on the percentage of the net proceeds from this offering that we may invest in a single real estate related security or debt-related investment. The specific number and mix of real estate securities and debt-related assets in which we invest will depend upon real estate market conditions, other circumstances existing at the time we are investing and the amount of proceeds we raise in the offering.

          Our advisor  has substantial discretion with respect to identifying and evaluating specific securities and debt-related investments. Our charter provides that we may not invest in equity securities unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. Consistent with such requirements, in determining the types of real estate securities and debt-related investments to make, our advisor will evaluate the following criteria:

•	positioning the overall portfolio to achieve an optimal mix of real property, real estate securities and debt-related investments;

•	diversification benefits relative to the rest of the securities and debt-related investments within our portfolio;

•	fundamental securities analysis;

•	quality and sustainability of underlying property cash flows;

•	broad assessment of macro economic data and regional property level supply and demand dynamics;

•	potential for delivering high current income and attractive risk-adjusted total returns; and

•	additional factors considered important to meeting our investment objectives.

Real Estate Securities

          We may make equity investments in REITs and other real estate companies if a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable. We may purchase the common or preferred stock of these entities or options to acquire their stock. We will target a public company that owns commercial real estate assets when we believe its stock is trading at a discount to that company’s net asset value. We may eventually seek to acquire or gain a controlling interest in the companies that we target. We will make investments in other entities when we consider it more efficient to acquire an entity that already owns real estate assets meeting our investment objectives than to acquire such assets directly.

Debt-Related Investments

          The debt-related investments in which we may invest include mortgage, mezzanine and bridge loans, debt and derivative securities related to real estate, including mortgage-backed securities, collateralized debt obligations (CDOs), debt securities issued by real estate companies and credit default swaps. We intend to structure, underwrite and originate many of the debt products in which we invest. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. By originating loans directly, we will be able to efficiently structure a diverse range of products. For instance, we may sell some components of the debt we originate while retaining attractive, risk-adjusted strips of the debt for ourselves. Our advisor will source our debt investments and provide loan servicing. We will pay our advisor origination fees for loans that we make or acquire and asset management fees for the loans that we hold for investment. We may sell some loans that we originate to third parties for a profit. We expect to hold other loans for investment and in some instances to securitize these loans through a CDO structure. We will fund the loans we originate with proceeds from this offering and from other lenders.

Borrowing Policies

           We use, and  intend to use in the future, secured and unsecured debt as a means of providing additional funds for the acquisition of real property, securities and debt-related investments. By operating on a leveraged basis, we expect that we will have more funds available for investments. This will generally allow us to make more investments than would otherwise be possible, potentially resulting in enhanced investment returns and a more diversified portfolio. However, our use of leverage increases the risk of default on loan payments and the resulting foreclosure on a particular asset. In addition, lenders may have recourse to assets other than those specifically securing the repayment of the indebtedness. When debt financing is unattractive due to high interest rates or other reasons, or when financing is otherwise unavailable on a timely basis, we may purchase certain assets for cash with the intention of obtaining debt financing at a later time.

          Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. “Net assets” for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the aggregate cost of our assets before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. We do not intend to exceed our charter’s leverage limit except in the early stages of our operations when the costs of our investments are most likely to exceed our net offering proceeds. As of December 31, 2010, our borrowings were not in excess of 300% of the value of our net assets.

          Our advisor will use its best efforts to obtain financing on the most favorable terms available to us and will seek to refinance assets during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing loan, when an existing loan matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of any such refinancing may include increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in diversification and assets owned if all or a portion of the refinancing proceeds are reinvested.

          Our charter restricts us from obtaining loans from any of our directors, our advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, are reviewed by the board of directors at least quarterly.

Disposition Policies—Real Property Investments

          We generally will acquire real properties with an expectation of holding each property for an extended period. However, circumstances might arise which could result in a shortened holding period for certain properties. A real property may be sold before the end of the expected holding period if:

•	there exist diversification benefits associated with disposing of the property and rebalancing our investment portfolio;

•	an opportunity has arisen to pursue a more attractive real property or real estate securities or debt-related investment;

•	in the judgment of the advisor, the value of the property might decline;

•	a major tenant has involuntarily liquidated or is in default under its lease;

•	the property was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	there exists an opportunity to enhance overall investment returns by raising capital through the sale of the property; or

•	in the judgment of the advisor, the sale of the property is in our best interests.

          The determination of whether a particular real property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view toward achieving maximum total investment return for the property. We cannot assure you that this objective will be realized. The selling price of a real property which is net leased will be determined in large part by the amount of rent payable under the leases for such real property. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of real properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions. We may sell properties to affiliates. While there is no minimum on the price we must receive in such transactions, our board of directors must approve such transactions as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Disposition Policies—Securities and Debt-Related Investments

          Our advisor has substantial discretion in connection with the disposition of securities and debt-related investments. In general, the holding period for our securities and debt-related investments is expected to be shorter than the holding period for our real properties. The determination of whether a particular security or debt-related asset should be sold or otherwise disposed of will be made after consideration of relevant factors with a view toward achieving maximum total investment return for the asset. Relevant factors to be considered by the advisor when disposing of a securities or debt-related asset include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the investment has realized its expected total return;

•	portfolio rebalancing and optimization;

•	diversification benefits;

•	opportunity to pursue a more attractive real property, securities or debt-related investment;

•	liquidity benefits with respect to sufficient funds for the share redemption program; and

•	other factors that, in the judgment of the advisor, determine that the sale of the security or debt-related asset is in our best interests.

Investment Limitations

          Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. We will not:

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property, real estate securities and debt-related investments;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•
make or invest in individual mortgage or mezzanine loans unless an appraisal is obtained concerning the underlying property, except for those mortgage or mezzanine loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for our stockholders’ inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage or mezzanine loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or its affiliates;

•
invest in equity interests of another issuer unless a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable;

•
make or invest in mortgage or mezzanine loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property mortgage loans on unimproved real property in excess of 10% of our total assets;

•	issue equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share redemption program);

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•
issue options or warrants to purchase shares to our advisor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options;

•	issue shares on a deferred payment basis or under similar arrangement; or

•
make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests.

Investment Company Act Considerations

          We intend to conduct our operations so as not to be regulated as an investment company under the Investment Company Act. We intend to rely on the exclusion provided by Section 3(c)(5)(C) of the Investment Company Act (and potentially Section 3(c)(6) if, from time to time, we engage in our real estate business through one or more majority owned subsidiaries) or any other exclusions available to us. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires us to invest at least 55% of our portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as qualifying real estate investments and maintain an additional 25% of our assets in qualifying real estate investments or other real estate related assets. The assets that we may acquire, therefore, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated thereunder.

          To maintain compliance with the Investment Company Act exceptions, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional assets that we might not otherwise have acquired or may have to forego opportunities to acquire interest in companies that we would otherwise want to acquire and that may be important to our investment strategy. If we fail to own a sufficient amount of qualifying real estate investments or other real estate assets to satisfy the requirements of Section 3(c)(5)(C) and cannot rely on any other exemption or exclusion under the Investment Company Act, we could be characterized as an investment company. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in investments in securities.

Liquidity Strategy

          We presently intend, but are not required, to complete a transaction providing liquidity for our stockholders within four to six years from the termination of the primary offering. Our charter does not require our board of directors to pursue a liquidity event. However, we expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange.

          Prior to our completion of a liquidity event, our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the purchase price you paid for the shares being redeemed.

MANAGEMENT

Board of Directors

          We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. The board of directors is responsible for the management and control of our affairs. The board of directors has retained our advisor to manage our day-to-day affairs and to implement our investment strategy, subject to the board of directors’ direction, oversight and approval.

          We have a total of four directors, three of whom are independent of us, our advisor and our respective affiliates. To qualify as an “independent director” under our charter, a director may not, directly or indirectly (including through a member of his or her immediate family), be associated with us, our advisor, our sponsor or any of their affiliates within the last two years of becoming a director by virtue of (1) an ownership of an interest in our sponsor, advisor or any of their affiliates, other than us, (2) employment by our sponsor, advisor or any of their affiliates, (3) service as an officer or director of our sponsor, advisor or any of their affiliates, other than service as one of our directors, (4) performance of services, other than as a director, for us, (5) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor, or (6) maintenance of a material business or professional relationship with our sponsor, advisor or any of their affiliates. We refer to our directors who are not independent as our “affiliated directors.”

          As of the date of this prospectus, our charter and bylaws provide that the number of our directors may be established by a majority of the board of directors but may not be fewer than three nor more than fifteen. Our charter also provides that a majority of the directors must be independent directors and that at least one of the independent directors and each of the affiliated directors must have at least three years of relevant real estate experience. The independent directors will nominate replacements for vacancies among the independent directors.

          Each director will be elected by the stockholders and will serve for a term of one year. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

          Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director will be removed.

          A vacancy following the removal of a director or a vacancy created by an increase in the number of directors or the death, resignation, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors and, in the case of an independent director, the director must also be nominated by the remaining independent directors.

          If there are no remaining independent directors, then a majority vote of the remaining directors will be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no independent or affiliated directors in office, successor directors will be elected by the stockholders. Each director will be bound by our charter.

Duties of Directors

          The responsibilities of the board of directors include:

•	approving and overseeing our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

•
approving all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions for a purchase price, total project cost or sales price greater than $30,000,000, including the financing of such acquisitions and developments. The board of directors has delegated to the investment committee (discussed below) the authority to review and approve any real property acquisition, development and disposition (including real property portfolio acquisitions, developments and dispositions) for a purchase price, total project cost or sales price of up to $30,000,000;

•	approving and overseeing our debt financing strategies;

•	approving and monitoring the relationship between our operating partnership and our advisor;

•	approving joint ventures, limited partnerships and other such relationships with third parties;

•	approving a potential liquidity event;

•	determining our distribution policy and authorizing distributions from time to time; and

•	approving amounts available for redemptions of shares of our common stock.

          The directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require. The directors will meet quarterly or more frequently as necessary.

          The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of our advisor to assure that such policies are carried out. Any change in our investment objectives must be approved by the stockholders.

          Because of the conflicts of interest created by the relationship among us, our advisor and various affiliates, our charter requires that a majority of our independent directors assume certain responsibilities. At the first meeting of our board of directors consisting of a majority of independent directors, our charter was reviewed and ratified by a vote of the directors and each of the independent directors. The independent directors determine, from time to time but at least annually, that (1) the total fees and expenses paid to our advisor, our property manager and our dealer manager, as applicable, are reasonable in light of our investment performance, net assets, net income and the fees and expenses of other comparable unaffiliated REITs and (2) the compensation paid to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by this prospectus. The independent directors will also supervise the performance of our advisor and review the compensation we pay our advisor to determine that the provisions of the advisory agreement are carried out. If the independent directors determine to terminate the advisory agreement or renegotiate the terms of the advisory agreement, our advisor will not be entitled to compensation for further services under the advisory agreement but shall be entitled to receive from us or our operating partnership within 30 days after such termination all unpaid reimbursements or expenses and all earned but unpaid fees payable to our advisor prior to such termination, subject to certain limitations. In addition, as long as the advisory agreement is not terminated for “cause”, as defined in the advisory agreement, Moody OP Holdings will receive a subordinated distribution. For a discussion of the subordinated distribution, see “Management Compensation Table.” A majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction, must approve all transactions with any of our directors, our advisor or any of their affiliates. The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out.

          As part of their review of our advisor’s compensation, the independent directors consider factors such as:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationships with us, whether we pay them or they are paid by others with whom we do business;

•	the performance of our real estate assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our real estate assets relative to the investments generated by our advisor for its own account.

          The independent directors shall record their findings on the factors they deem relevant in the minutes of the meeting of the board of directors.

Committees of the Board of Directors

          Our board of directors may establish committees it deems appropriate to address specific areas in more depth than may be possible at a full board of directors meeting, provided that the majority of the members of each committee are independent directors. Our board of directors has established an investment committee and an audit committee.

Investment Committee

          Our board of directors has delegated to the investment committee (1) certain responsibilities with respect to investment in specific real estate assets proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis and recommend any changes to our board of directors. The current members of the investment committee are Brett C. Moody, John P. Thompson and William H. Armstrong, with Mr. Moody serving as the chairman of the investment committee.

          With respect to real estate assets, the board of directors has delegated to the investment committee the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price of up to $30,000,000, including the financing of such acquisitions and developments. The board of directors, including a majority of the independent directors, must approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, for a purchase price, total project cost or sales price greater than $30,000,000, including the financing of such acquisitions and developments.

Audit Committee

           Our board of directors has established an audit committee .  The audit committee’s primary functions will be to: evaluate and approve the services and fees of our independent registered public accounting firm; periodically review the auditors’ independence; and assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process. The audit committee will meet on a regular basis, at least quarterly and more frequently as necessary.  The current members of the audit committee are William H. Armstrong, III, Lawrence S. Jones and John P. Thompson, all of whom are independent directors. Mr. Jones currently serves as the chairman of the audit committee and has been designated by the board of directors as the “audit committee financial expert” pursuant to the requirements of Item 407(d)(5) of Regulation S-K promulgated by the SEC under the Exchange Act.

Directors and Executive Officers

          As of the date of this prospectus, our directors and executive officers and their positions and offices are as follows:

Name	Position
Brett C. Moody	Chairman of the Board, Chief Executive Officer and President
Robert W. Engel	Chief Financial Officer, Treasurer and Secretary
William H. Armstrong, III	Independent Director
Lawrence S. Jones	Independent Director
John P. Thompson	Independent Director

          Brett C. Moody, age 47 , serves as our Chairman of the Board, Chief Executive Officer and President. He also serves as Chief Executive Officer and President of our advisor. Mr. Moody founded Moody Mortgage Corporation in 1996 and has served as its Chairman and Chief Executive Officer since its formation. Mr. Moody, who has over 20 years of commercial real estate experience, has since guided the growth of his company from a mortgage company to a full service real estate firm, which includes affiliates Moody National Mortgage Corporation, Moody Realty Corporation, Moody Management Corporation, Moody National Development Company, L.P., Moody National Construction, LLC, and Moody National Exchange, LLC and their respective subsidiaries, collectively referred to as the Moody National Companies Organization. His primary responsibilities include overseeing real estate acquisitions and management as well as building, coaching and leading the Moody National Companies Organization’s team of professionals. As Chairman of the Board and Chief Executive Officer of Moody National Mortgage Corporation, Mr. Moody has closed over 200 transactions totaling over $2 billion. Prior to founding Moody National Mortgage Corporation, Mr. Moody was a financial analyst for the Dunkum Mortgage Group, now Live Oak Capital. Mr. Moody also serves on the Board of Directors of Foundation for the Future, the Yellowstone Academy for At Risk Children, and the Palmer Drug Abuse Program.

           Our board of directors, excluding Mr. Moody, has determined that the leadership positions previously and currently held by Mr. Moody, and the extensive experience he has accumulated from acquiring and managing investments in commercial real estate and debt, have provided Mr. Moody with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director. Consequently, our board of directors has determined that Mr. Moody is a highly qualified candidate for directorship and should therefore continue to serve as one of our directors.

            Robert W. Engel, age 56 , serves as our Chief Financial Officer and Treasurer. In addition, Mr. Engel also serves as the Chief Financial Officer—Real Estate Development and Management of the Moody National Companies Organization, a position he has held since September 2006. Prior to working at the Moody National Companies Organization, Mr. Engel served as the Division Controller, Real Estate Development and Management, of BMS Management, Inc., an owner and manager of commercial and multifamily properties primarily in Houston, Texas from May 2005 to September 2006. From November 1999 to May 2005, Mr. Engel served as Controller and Chief Financial Officer, Real Estate Development and Management for Hartman Management, Inc., advisor to Hartman Commercial Properties REIT, which provides commercial real estate services. Mr. Engel has a Bachelor of Business Administration with highest honors with a major in Accounting from the University of Texas at Austin in Austin, Texas. Mr. Engel is a CPA and holds memberships in the American Institute of Certified Public Accountants, and the Texas Society of Certified Public Accountants. Mr. Engel is also a CPM, with membership in the Institute of Real Estate Management, and a CCIM as a member of the CCIM Institute. He is a licensed real estate broker in the State of Texas. Mr. Engel holds Series 7, 22, 24, 27, 62 and 63 licenses with FINRA.

          William H. Armstrong III, age 46, serves as one of our independent directors. Mr. Armstrong serves as Chairman of the Board, Chief Executive Officer and President of Stratus Properties Inc. (NASDAQ: STRS), a real estate development company that acquires, develops, manages and sells residential and commercial real estate properties located primarily in the Austin, Texas area. Mr. Armstrong has been employed by Stratus Properties since its inception in 1992 and has served as Chairman of the Board since August 1998, Chief Executive Officer since May 1998 and President since August 1996. Prior to joining Stratus Properties, Mr. Armstrong was Vice President of Sonnenblick Goldman, a national real estate investment banking and advisory firm. Mr. Armstrong received his B.A. in Economics from the University of Colorado in Boulder, Colorado.

          Our board of directors, excluding Mr. Armstrong, has determined that Mr. Armstrong’s previous leadership positions, including directorship, with other organizations primarily engaged in investing in commercial real estate have provided Mr. Armstrong with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director. Consequently, our board of directors has determined that Mr. Armstrong is a highly qualified candidate for directorship and should therefore continue to serve as one of our directors.

          Lawrence S. Jones, age 64 , serves as one of our independent directors. Mr. Jones  served as  the Managing Director of Encore Opportunity Fund I, L.P., a private real estate fund , from August 2008 to April 2010. Prior to joining Encore Opportunity Fund I, L.P. , Mr. Jones served as a senior audit partner at PricewaterhouseCoopers LLP from September 1999 to June 2007, where he was the Financial Services Industry leader for the Dallas and Houston markets from September 1999 to July 2006. Prior to joining PricewaterhouseCoopers LLP, Mr. Jones served from March 1998 to June 1999 as Executive Vice President and Treasurer of Wyndham International, Inc., a leading upscale and luxury hotel operating company. Mr. Jones began his career in 1972 at Coopers & Lybrand, a predecessor of PricewaterhouseCoopers LLP, and served as the partner in charge of Coopers & Lybrand’s national REIT practice from 1992 until March 1998. From July 1982 to June 1984, Mr. Jones served as a Professional Accounting Fellow with the Office of the Chief Accountant of the Securities and Exchange Commission in Washington, D.C. Mr. Jones has previously served as a director of the Dallas Arts District Alliance and is currently a member of the  Dallas Park and Recreation Board, the  National Association of Corporate Directors, the National Association of Real Estate Investment Trusts (NAREIT), the Urban Land Institute (ULI) and the American Institute of Certified Public Accountants. Mr. Jones is a past-President of the Haas School of Business Alumni Association (University of California at Berkeley). Mr. Jones received a Bachelor of Arts degree in Economics and Corporate Finance from the University of California at Berkeley and a Master’s Degree in Corporate Finance from UCLA.

          Our board of directors, excluding Mr. Jones, has determined that Mr. Jones’ experience serving as a Managing Director for a private real estate fund and as an officer of a leading hotel operating company and his extensive experience as a certified public accountant has provided Mr. Jones with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director. Consequently, our board of directors has determined that Mr. Jones is a highly qualified candidate for directorship and should therefore continue to serve as one of our directors.

          John P. Thompson, age 47 , serves as one of our independent directors. Mr. Thompson is the founder of PinPoint Commercial, which provides real estate services focusing on industrial, retail and medical related projects primarily in Texas. Prior to founding PinPoint Commercial in 1998, Mr. Thompson served as an industrial broker with CB Richard Ellis, Inc. Mr. Thompson received his Bachelor of Business Administration in Finance from the University of Texas at Austin in Austin, Texas.

          Our board of directors, excluding Mr. Thompson, has determined that Mr. Thompson’s experience managing investments in industrial and retail properties and brokering industrial properties has provided Mr. Thompson with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director. Consequently, our board of directors has determined that Mr. Thompson is a highly qualified candidate for directorship and should therefore continue to serve as one of our directors.

          Our directors and executive officers will serve until their successors are elected and qualify. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Our officers currently manage or are involved with 45 other real estate programs sponsored by affiliates of our sponsor.

Compensation of Executive Officers and Directors

          We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. Each of our executive officers, including each executive officer who serves as a director, is employed by our advisor and receives compensation for his or her services, including services performed on our behalf, from our advisor. Although we will indirectly bear some of the costs of the compensation paid to our executive officers, either through fees or expense reimbursements we pay to our advisor, we do not intend to pay any compensation directly to our executive officers. Our executive officers, as employees of our advisor, will be entitled to receive awards in the future under our long-term incentive plan as a result of their status as employees of our advisor, although we do not currently intend to grant any such awards.

          We will pay each of our independent directors an annual retainer of $50,000, plus $2,000 for each in-person meeting of the board of directors attended, $1,500 for each in-person committee meeting attended and $1,000 for each telephonic meeting in which such independent director participates. The audit committee chairperson will receive an additional $10,000 annual retainer.

          We have approved and adopted an independent directors compensation plan, which was amended and restated on August 14, 2009, which will operate as a sub-plan of our long-term incentive plan (as described below). Under the independent directors compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors received an initial grant of 5,000 shares of restricted stock, which we refer to as the “initial restricted stock grant”, when we raised the minimum offering amount of $2,000,000 on May 18, 2010 . Going forward, each new independent director that subsequently joins the board will receive the initial restricted stock grant on the date he or she joins the board of directors. In addition, on the date of each of the first four annual meetings of our stockholders at which an independent director is re-elected to the board of directors, he or she will receive 2,500 shares of restricted stock. The shares of restricted stock granted pursuant to the independent directors compensation plan will generally vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the shares of restricted stock granted pursuant to the independent directors compensation plan will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings of the board of directors. If a director is also one of our officers, we will not pay any compensation to such person for services rendered as a director.

          The following table sets forth the compensation earned by our directors in 2010:

Name	Fees Earned or Paid in Cash (1)	Restricted Stock Grant (2)	All Other Compensation	Total
Brett C. Moody	—	—	—	—
W. Kyle Bebee (3)	—	—	—	—
William H. Armstrong, III	$54,000	$50,000	—	$104,000
Lawrence S. Jones (4)	$49,000	$50,000	—	$99,000
W. Pretlow Riddick (5)	$14,500	$—	—	14,500
John P. Thompson	$56,500	$50,000	—	106,500

(1)
The amounts shown in this column include fees earned for attendance at board of director and committee meetings and annual retainers prorated based on the number of full months following the date on which the Independent Directors Compensation Plan was adopted, or February 13, 2009. As of December 31, 2009, independent director fees of approximately $142,000 had been incurred by our advisor on our behalf.

(2)	Each of Messrs. Armstrong, Jones and Thompson were granted 5,000 shares of restricted common stock on May 18, 2010, the date we raised the minimum offering amount of $2,000,000 in our initial public offering. Amounts shown reflect the aggregate fair value of the shares of restricted stock as of the date of grant computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3)	Mr. Bebee resigned from his position as a member of the board of directors effective May 13, 2010.

(4)	Mr. Jones was elected to the board of directors on March 25, 2010.

(5)	Mr. Riddick resigned from his position as a member of the board of directors effective March 25, 2010.

Long-term Incentive Plan

          We have adopted a long-term incentive plan, which we will use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan will offer these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10.0% of the outstanding shares of our common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.

          Our board of directors or a committee appointed by the board of directors will administer the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, our independent directors will receive shares of restricted stock under a sub-plan to our long-term incentive plan, thereby aligning their interests more closely with the interests of our stockholders. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Internal Revenue Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

          We have reserved an aggregate maximum number of 2,000,000 shares for issuance under the long-term incentive plan. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the board of directors will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

          The board of directors may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved, by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. The board of directors may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. The board of directors may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Limited Liability and Indemnification of Directors, Officers and Others

          Subject to certain limitations, our charter limits the personal liability of our stockholders, directors and officers for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, officers and advisor and our advisor’s affiliates. In addition, we intend to obtain directors and officers’ liability insurance.

          The Maryland General Corporation Law, or the MGCL, permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

          The MGCL allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, may not be made unless ordered by a court and then only for expenses.

          The MGCL permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

          Our charter provides that we will indemnify our officers to the fullest extent allowed under the MGCL as described above. We will also indemnify our directors and our advisor and its affiliates for loss or liability suffered by them or hold them harmless for loss or liability suffered by us only if all of the following conditions are met:

•	our directors and our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors and our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors and our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

          Additionally, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to the limitation above. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

          The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or any indemnification for which we do not have adequate insurance.

          The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, is against public policy and unenforceable. Indemnification of our directors and our advisor or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•
a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

          We may advance funds to our directors, our advisor and its affiliates for legal expenses and other costs incurred as a result of a legal action for which indemnification is being sought only if all of the following conditions are met:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of us;

•	the party seeking indemnification has provided us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification;

•
the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his capacity as such and a court of competent jurisdiction specifically approves such advancement; and

•
the party seeking indemnification undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which he is found not to be entitled to indemnification.

          Indemnification may reduce the legal remedies available to us and our stockholders against the indemnified individuals.

          The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our Advisor

          We will rely on our advisor to manage our day-to-day activities and to implement our investment strategy. Our advisor performs its duties and responsibilities as our fiduciary pursuant to an advisory agreement. Our advisor’s real estate professionals have engaged in investing and managing real estate assets in 46 privately held real estate programs, including performing portfolio management, acquisitions, asset management, dispositions, finance, research, valuation, investor relations, legal and accounting functions.

          Under the terms of the advisory agreement, our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to perform the following:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	research, identify, review and recommend to our board of directors for approval investments in real estate assets and dispositions consistent with our investment policies and objectives;

•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real estate assets will be made;

•	actively oversee and manage our portfolio of real estate assets for purposes of meeting our investment objectives;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;

•	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;

•	arrange for financing and refinancing of our real estate assets; and

•	recommend various liquidity events to our board of directors when appropriate.

          The above summary is provided to illustrate the material functions that our advisor will perform for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties.

          Our advisor is managed by the following individuals:

Name	Position
Brett C. Moody	Chief Executive Officer and President
Robert W. Engel	Chief Financial Officer

          Mr. Moody has primary responsibility for management decisions of our advisor, including the selection of real property investments to be recommended to our board of directors, the negotiations in connection with these investments and the property management and leasing of real properties. For biographical information on the management of our advisor, see “—Directors and Executive Officers.”

The Advisory Agreement

          The term of the advisory agreement is one year from the commencement of this offering, subject to renewals upon mutual consent of the parties for an unlimited number of successive one-year periods. The independent directors of our board of directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor;

•	without cause by a majority of our independent directors upon 60 days’ written notice; or

•	with “good reason” by our advisor upon 60 days’ written notice.

          “Good reason” is defined in the advisory agreement to mean either any failure by us to obtain a satisfactory agreement from any successor to assume and agree to perform our obligations under the advisory agreement or any material breach of the advisory agreement of any nature whatsoever by us or our operating partnership. “Cause” is defined in the advisory agreement to mean fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our advisor or a material breach of the advisory agreement by our advisor.

          In the event of the termination of the advisory agreement, our advisor will cooperate with us and take all reasonable steps to assist in making an orderly transition of the advisory function. Upon the earliest to occur of (1) the listing of our common stock on a national securities exchange or (2) the termination or non-renewal of the advisory agreement, the special units in our operating partnership held by Moody OP Holdings I, LLC, a wholly owned subsidiary of our sponsor, or Moody OP Holdings, will be redeemed resulting in a one-time payment to Moody OP Holding in the form of (a) shares of our common stock (b) a non-interest bearing promissory note payable solely from the proceeds of asset sales due and payable no later than three years after the date of issuance of such note, or (c) any combination thereof. Upon an advisory agreement termination event for “cause” the one-time payment to Moody OP Holdings will be $1.00. See “Management Compensation Table—Subordinated Distribution Upon Listing or Termination Event—Moody OP Holdings I LLC.” In addition, upon termination of the advisory agreement, our advisor will be paid all accrued and unpaid fees and expense reimbursements earned prior to the date of termination. Before selecting a successor advisor, the board of directors must determine that any successor advisor possesses sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

          For a detailed discussion of the fees payable to our advisor under the advisory agreement see “Management Compensation Table.” We also describe in that section our obligation to reimburse our advisor for organizational and offering expenses, the cost of providing services to us (other than services for which it earns asset management fees or acquisition, origination or dispositions fees for sales of properties or other investments) and payments made by our advisor to third parties in connection with potential investments.

Holdings of Shares of Common Stock, Common Units and Special Units

          Moody National LPOP I, an affiliate of our advisor, currently owns 100 common units of our operating partnership, for which it contributed $1,000. We are the sole general partner of our operating partnership. Moody OP Holdings owns all of the special units of our operating partnership, for which it contributed $1,000. The resale of any of our shares of common stock by our affiliates is subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time.

Affiliated Dealer Manager

          Moody Securities, LLC, our dealer manager and an affiliate of our sponsor, is a member firm of FINRA. Moody Securities, LLC will provide certain sales, promotional and marketing services to us in connection with the distribution of the shares of common stock offered pursuant to this prospectus. We will pay our dealer manager a sales commission equal to 6.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering and a dealer manager fee equal to 3.5% of the gross proceeds from the sale of shares of our common stock sold in the primary offering. Other than serving as dealer manager for this offering, Moody Securities, LLC has no experience acting as a dealer manager for an offering.

          Moody Securities, LLC is managed by the following individuals:

Name	Position
Melinda G. LeGaye	President
Bernerd E. Young	Chief Compliance Officer
Robert W. Engel	Chief Financial Officer and Treasurer

          For biographical information on Mr. Engel, see “— Directors and Executive Officers.” The biographical information of Ms. LeGaye and Mr. Young is as follows:

          Melinda G. LeGaye, age 50, serves as President of Moody Securities, LLC. Ms. LeGaye also serves as President and Chief Executive Officer of MGL Consulting Corporation, a firm she founded in 1984 to provide registration and compliance services to broker-dealers, investment advisors and insurance companies. Ms. LeGaye holds a Bachelor of Business Administration from Sam Houston State University in Huntsville, Texas. She holds the General Securities Principal, General Securities Representative, Financial and Operations Principal, the Municipal Securities Principal, Direct Participation Program Principal, Direct Participation Program Representative, Commodities Representative and the Uniform State Agent Law Examination registrations with FINRA and the Texas State Securities Board. She is a member of the National Association of Compliance Professionals and the International Association of Financial Planners.

          Bernerd E. Young, age 51, acts as Chief Compliance Officer of Moody Securities, LLC. Mr. Young also serves as Executive Vice President of MGL Consulting Corporation’s Regulatory Consulting practice group. Prior to joining MGL Consulting Corporation in 2009, Mr. Young served as Chief Compliance Officer and Regulatory Liaison for a major, full service regional brokerage firm. Prior to that, Mr. Young managed his own consulting practice providing consulting and compliance services to broker-dealers and investment advisors, as well as expert witness and litigation support services to the securities industry. Mr. Young also spent 19 years with the National Association of Securities Dealers, Inc., now known as FINRA. He advanced to the position of Director for District 6. Mr. Young holds a Bachelor of Science in business administration and a Bachelor of Science in economics, both from Carthage College in Kenosha, Wisconsin. Mr. Young additionally holds Series 7 and 24 licenses with FINRA.

Affiliated Property Manager

          Our real properties will be managed and leased by Moody National Management, L.P., our affiliated property manager. Moody National Management, L.P., a Texas limited partnership, is owned by Moody National Realty Company, L.P., a Texas limited partnership, as general partner and Mr. Moody as limited partner. Moody National Management, L.P. was organized in 2003 to lease and manage real properties acquired by Moody National affiliates and third parties.

          We will pay our property manager a monthly market-based property management fee for leases in place at the applicable property for services it provides in connection with operating and managing the property. The actual percentage of the property management fee will be variable and is dependent upon geographic location and asset class (hotel, multifamily, office, retail and industrial) as determined by a survey of brokers and agents in the geographic area of the particular property. The surveys calculating market-based fees may be done informally by management based on management’s extensive experience and contacts in the real estate business. The property manager may pay some or all of these fees to third parties for management or leasing services. In the event we contract directly with a non-affiliated third-party property manager, we will pay the property manager a market-based oversight fee.

          Our property manager will hire, direct and establish policies for employees who will have direct responsibility for the operations of each real property it manages, which may include, but is not limited to, on-site managers and building and maintenance personnel. Certain employees of our property manager may be employed on a part-time basis and may also be employed by our advisor, our dealer manager or certain companies affiliated with them. Our property manager will also direct the purchase of equipment and supplies and will supervise all maintenance activity. The management fees we pay to our property manager will include, without additional expense to us, all of our property manager’s general overhead costs.

MANAGEMENT COMPENSATION TABLE

          The following table summarizes all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor and its affiliates in connection with our organization, this offering and our operations.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

	Organizational and Offering Stage

Sales Commission(1)—Dealer Manager	6.5% of the gross offering proceeds from the sale of shares in the primary offering (all or a portion of which may be reallowed to participating broker-dealers).	$65,000,000

Dealer Manager Fee(1)—Dealer Manager	3.5% of the gross offering proceeds from the sale of shares in the primary offering (a portion of which may be reallowed to participating broker-dealers).	$35,000,000

Organizational and Offering Expense Reimbursement(2)—- Advisor or its affiliates	Reimbursement for organizational and offering expenses incurred on our behalf, but only to the extent that such reimbursements do not exceed actual expenses incurred by the advisor and would not cause the cumulative sales commission, the dealer manager fee, the reimbursement of bona fide due diligence expenses and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement.	$22,000,000

We expect that organizational and offering expenses will represent a lower percentage of gross offering proceeds as the amount of proceeds increases. Based on our current estimates, we estimate that organizational and offering expenses (excluding sales commissions and dealer manager fees) will represent approximately 2.2% of gross proceeds from our primary offering, or approximately $22,000,000, if we raise the maximum offering.

	Operational Stage

Acquisition Fees(3)—Advisor or its affiliates
1.5% of (1) the cost of investments we acquire or (2) our allocable cost of investments acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. With respect to investments in, and origination of, loans, we will pay an origination fee to our advisor in lieu of an acquisition fee.
		$14,670,000 (assuming no leverage is used to purchase real estate assets). $58,680,000 (assuming a leverage ratio of 75%).

Origination Fees(3)—Advisor or its affiliates
1.5% of the amount funded by us to acquire or originate mortgage, mezzanine or bridge loans, including any third-party expenses related to such investment and any debt we use to fund the acquisition or origination of the loan. We will not pay an acquisition fee with respect to such loans.
		$14,670,000 (assuming no leverage is used to acquire or originate the loan). $58,680,000 (assuming a leverage ratio of 75%).

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Debt Financing Fee—Advisor or its affiliates
1.0% of the amount available under any loan or line of credit we obtain, and use to acquire properties or other permitted investments, which will be in addition to the acquisition fee paid to our advisor. Our advisor may pay some or all of the fees to third parties if it subcontracts to coordinate financing. No fee will be paid in connection with (1) the refinancing of a real estate asset already refinanced for which our advisor received a fee and (2) loan proceeds from any line of credit until such time as we have invested all net offering proceeds.
Actual amounts depend upon the amount of debt obtained and services provided and, therefore, cannot be determined at this time. If we utilize a 75% leverage ratio, the fees would be $29,340,000.

Reimbursement of Acquisition Expenses—Advisor(3)	Reimbursement of actual expenses related to the selection and acquisition of real estate investments.	$4,890,000 (assuming no leverage is used to purchase assets). $19,560,000 (assuming a leverage ratio of 75%).

Asset Management Fees(4)—Advisor	A monthly amount equal to one-twelfth of 1.0% of the sum of the cost of all real estate investments we acquire.	$798,700 (assuming no leverage is used to purchase assets). $3,194,800 (assuming a leverage ratio of 75%).

Property Management and Leasing Fees—Moody National Management, L.P.
A monthly market-based fee, which will depend on geographic location and asset class as determined by a survey of brokers and agents in the area, for services in connection with operating and managing the property. The surveys calculating market-based fees may be done informally by management based on management’s extensive experience and contacts in the real estate business. Our property manager may pay some or all of these fees to third parties for management or leasing services. In the event that we contract directly with a non-affiliated third-party property manager, we will pay our property manager a market-based oversight fee.

Actual amounts depend upon the gross revenue of the properties and customary leasing fees in the region in which properties are acquired and the property types acquired and, therefore, cannot be determined at this time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Operating Expenses(4)—Advisor
We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, including our allocable share of the advisor’s overhead, such as rent, personnel costs, utilities and IT costs, subject to the limitation that we will not reimburse our advisor for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (1) 2% of our average invested assets, or (2) 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period. Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. We will not reimburse our advisor for personnel costs in connection with services for which our advisor is entitled to acquisition, origination, disposition or asset management fees.
Actual amounts are dependent upon expenses paid or incurred and, therefore, cannot be determined at the present time.

Director Compensation/ Long-Term Incentive Plan—Independent Directors and Advisor
We pay each of our independent directors an annual retainer of $50,000. We will also pay our independent directors for attending meetings as follows: (1) $2,000 for each in-person board meeting attended, (2) $1,500 for each in-person committee meeting attended and (3) $1,000 for each teleconference board meeting attended. The audit committee chairman will receive an additional $10,000 annual retainer. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

We granted each of our independent directors an initial grant of 5,000 shares of restricted stock, which we refer to as the “initial restricted stock grant,” upon raising the minimum offering amount of $2,000,000. Going forward, each new independent director that subsequently joins the board of directors will receive the initial restricted stock grant on the date he or she joins the board of directors. Additionally, on the date of each of the first four annual meetings of our stockholders at which an independent director is re-elected to the board of directors, we intend to grant to such directors 2,500 shares of restricted stock. Although we do not currently intend to grant awards under the incentive compensation plan to employees of our advisor, such awards may be granted in the future.

Actual amounts are dependent upon the total number of board and committee meetings that each independent director attends and the type and amount of awards granted under our long-term incentive plan; we cannot determine these amounts at the present time.

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

Liquidity Stage

Disposition Fees(5)—Advisor or its affiliates
If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of a property or other investment (except for such investments that are traded on a national securities exchange), up to one-half of the brokerage commission paid but in no event an amount greater than 3.0% of the contract sales price of each property or other investment sold; provided, however, in no event may the aggregate of the disposition fees paid to our advisor and any real estate commissions paid to unaffiliated third parties exceed 6.0% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amount reflecting our economic interest in the joint venture. We will pay the disposition fee on all dispositions, whether made in the ordinary course of business or otherwise, which could result in us paying both a disposition fee to our advisor and subordinate participation interest to Moody OP Holdings I, LLC.
Actual amounts depend upon the sale price of the investments and, therefore, cannot be determined at this time.

Subordinated Participation Interest—Moody OP Holdings I, LLC(6)(7)
Moody OP Holdings I, LLC, a subsidiary of our sponsor, is the holder of the special units in our operating partnership. So long as the special units remain outstanding, the holder of special units will receive 15.0% of the net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of real property held by joint ventures or partnerships in which our operating partnership owns an interest after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources equal to our capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return on our net contributions.
Actual amounts depend upon future liquidity events and, therefore, cannot be determined at this time.

Subordinated Distribution Upon Listing or Termination Event—Moody OP Holdings I, LLC(6)(7)
The special units will be redeemed by our operating partnership, resulting in a one-time payment in the form of (a) shares of our common stock, (b) a non-interest bearing promissory note payable solely from the proceeds of asset sales, due and payable no later than three years from the date of issuance of such note, or (c) any combination thereof, the form of which shall be as determined by our advisor in its sole discretion, upon the earliest to occur of the following events:

(1) The listing of our common stock on a national securities exchange, which we refer to as a “listing liquidity event,” or

Type of Fee and Recipient	Description and Method of Computation	Estimated Amount Maximum Offering

(2) The termination or non-renewal of the advisory agreement, which we refer to as an “advisory agreement termination event”, (a) for “cause,” as defined in the advisory agreement, (b) in connection with a merger, sale of assets or transaction involving us pursuant to which a majority of our directors then in office are replaced or removed, (c) by our advisor for “good reason,” as defined in the advisory agreement, or (d) by us or our operating partnership other than for “cause.”

Upon a listing liquidity event, a one-time payment to the holder of the special units will be the amount that would have been distributed with respect to the special units, calculated as described above under “Subordinated Participation Interest—Moody OP Holdings I, LLC”, if our operating partnership had distributed to the holders of common units upon liquidation in an amount equal to (a) in the event of a listing liquidity event only, the market value of the listed shares based upon the average closing price or, if the average closing price is not available, the average of bid and ask prices, for the 30 day period beginning 120 days after such listing liquidity event or (b) in the event of an underwritten public offering, the value of the shares based upon the initial public offering price in such offering.

Upon an advisory agreement termination event for “cause,” the one-time cash payment to the holder of special units will be $1.00.

Upon an advisory agreement termination event (other than for “cause,” as defined in the advisory agreement), the one-time payment to the holder of the special units will be the amount that would have been distributed with respect to the special units as described above under “Subordinated Participation Interest—Moody OP Holdings I, LLC”, if our operating partnership sold all of its assets for their then fair market values (as determined by appraisal, except for cash and those assets that can be readily marked to market), paid all of its liabilities and distributed any remaining amount to the holders of common units in liquidation of our operating partnership.

____________________
(1)
The sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees or fiduciaries, sales to our affiliates and sales under our distribution reinvestment plan.

(2)
The organizational and offering expense reimbursement consists of costs incurred by our advisor on our behalf for legal, accounting, printing and other offering expenses, including for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which shall include development of marketing materials and marketing presentations, planning and participating in due diligence and training and education meetings and generally coordinating the marketing process for us. Any such reimbursement will not exceed actual expenses incurred by our advisor. Our advisor will be responsible for the payment of our cumulative organizational and offering expenses to the extent they exceed 15.0% of the aggregate gross proceeds from the sale of shares of our common stock sold in the primary offering on a best efforts basis without recourse against or reimbursement by us.

(3)
Our charter limits our ability to pay acquisition fees or origination fees if the total of all acquisition fees or origination fees and expenses relating to the purchase would exceed 6.0% of the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property, or the amount of funds advanced with respect to a loan, or the amount actually paid or allocated in respect of the purchase of other assets, in each case exclusive of acquisition fees and acquisition expenses, which amount is referred to in our charter as the “contract purchase price”. Acquisition expenses include expenses related to the acquisition of real estate assets including, but not limited to, legal fees and expenses, travel and communication expenses, cost of appraisals, nonrefundable option payments or property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to the selection and acquisition of properties whether or not acquired. Acquisition expenses are generally paid to third parties and/or in addition to the acquisition or origination fees paid to our advisor. Under our charter, a majority of our board of directors, including a majority of the independent directors, would have to approve any acquisition fees or origination fees (or portion thereof) which would cause the total of all acquisition fees or origination fees and expenses relating to a real estate asset acquisition to exceed 6.0% of the contract purchase price. We have assumed acquisition expenses will constitute 0.5% of net proceeds.

(4)
“Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including asset management fees, but excluding (1) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of shares of our common stock; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; (5) reasonable incentive fees based on the gain in the sale of our assets; (6) acquisition fees, origination fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close); (7) real estate commissions on the resale of real property; and (8) other expenses connected with the acquisition, disposition, management and ownership of real estate assets (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

(5)	Although we are most likely to pay disposition fees to our advisor or one of its affiliates in our liquidity stage, these fees may also be earned during our operational stage.

(6)
Except as described in the Management Compensation Table, Moody OP Holdings I, LLC shall not be entitled to receive any redemption or other payment from us or our operating partnership, including any participation in the monthly distributions we intend to make to our stockholders.

(7)
Moody OP Holdings I, LLC cannot earn both the subordinated participation in net sale proceeds and the subordinated distribution upon listing of our common stock on a national securities exchange or the termination or non-renewal of the advisory agreement.

CONFLICTS OF INTEREST

          We are subject to various conflicts of interest arising out of our relationship with our advisor and other affiliates, including (1) conflicts related to the compensation arrangements between our advisor, certain affiliates and us, (2) conflicts with respect to the allocation of the time of our advisor and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts of interest are discussed below.

Interests in Other Real Estate Programs

          Other than performing services as our advisor, our advisor presently has no interests in other real estate programs. However, certain members of our advisor’s management team are presently, and plan in the future to continue to be, involved with a number of other real estate programs and activities sponsored by Moody National affiliates. Present activities of these affiliates include making investments in the acquisition, ownership, development and management of hotel, multifamily, office, retail and industrial real property and other real estate assets.

          Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property. None of the Moody National affiliates are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. All such potential co-investments will be subject to approval by our independent directors.

Allocation of Our Advisor’s Time

          We rely on our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Certain of our advisor’s affiliates, including its principals, are presently, and plan in the future to continue to be, and our advisor plans in the future to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, our advisor, its employees and certain of its affiliates have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees devote only as much of their time to our business as our advisor, in its judgment, determines is reasonably required, which may be substantially less than their full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other Moody National affiliates and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other Moody National affiliates than to us. However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities of Moody National affiliates in which they are involved.

Competition

          We may compete with other Moody National affiliates for opportunities to acquire or sell real properties in certain geographic areas. As a result of this competition, certain investment opportunities may not be available to us. As described below, we and our advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and Moody National affiliates. Our advisor will be required to provide information to our board of directors to enable the board of directors, including the independent directors, to determine whether such procedures are being fairly applied.

          Certain of our advisor’s affiliates currently own or manage properties in geographic areas in which we expect to acquire real properties. Conflicts of interest will exist to the extent that we own or manage real properties in the same geographic areas where real properties owned or managed by other Moody National affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Moody National affiliate were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another Moody National affiliate were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ developers, contractors or building managers.

Affiliated Dealer Manager

          Our dealer manager, Moody Securities, LLC, is one of our affiliates, and this relationship may create conflicts of interest in connection with the performance of its due diligence. Even though our dealer manager will examine the information in this prospectus for accuracy and completeness, the dealer manager will not make an independent due diligence review and investigation of us or this offering of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of such independent review and investigation. Our dealer manager will not be prohibited from acting in any capacity in connection with the offer and sale of securities offered by Moody National affiliates that may have investment objectives similar to ours.

Affiliated Property Manager

          Our property manager will perform property management services for us and our operating partnership. Our property manager is affiliated with our sponsor, and in the future there is potential for a number of the members of our sponsor’s management team and our property manager to overlap. As a result, we will not have the benefit of independent property management to the same extent as if our sponsor and our property manager were unaffiliated and did not share any employees or managers. In addition, given that our property manager is affiliated with us, our agreements with our property manager will not be at arm’s-length. Therefore, we will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Lack of Separate Representation

          Alston & Bird LLP is counsel to us in connection with this offering and serves as counsel to our operating partnership, our advisor, our dealer manager and certain affiliates of our advisor in connection with this offering and may continue to do so in the future. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our operating partnership, our advisor, or any of their affiliates, separate counsel for such parties would be retained as and when appropriate.

Joint Ventures with Our Affiliates

          Subject to approval by our board of directors and the separate approval of our independent directors, we may enter into joint ventures or other arrangements with our affiliates to acquire, develop and manage real properties. Our advisor and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our joint venture partners may have economic or business interests or goals that are or that may become inconsistent with our business interests or goals. In addition, should any joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since our advisor will make investment decisions on our behalf, agreements and transactions between our advisor’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Fees and Other Compensation to Our Advisor and its Affiliates

          A transaction involving the purchase or sale of real estate assets may result in the receipt of commissions, fees and other compensation by our advisor and its affiliates, including acquisition fees, origination fees, property management and leasing fees, disposition fees and participation in non-liquidating net sale proceeds. None of the agreements that provide for fees and other compensation to our advisor and its affiliates is the result of arm’s-length negotiations. All such agreements, including our advisory agreement, require approval by a majority of our board of directors, including a majority of the independent directors, not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those that could be obtained from unaffiliated entities. The timing and nature of fees and compensation to our advisor or its affiliates could create a conflict between the interests of our advisor or its affiliates and those of our stockholders. However, the amounts payable to Moody OP Holdings, as the holder of special units in our operating partnership, are subordinated to the return (or deemed return) to the stockholders or partners of our operating partnership of their capital contributions plus cumulative noncompounded annual returns on such capital.

          Subject to oversight by the board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions. Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that fees such as the asset management fees, acquisition fees and origination fees payable to our advisor, and the property management fees payable to our property manager,  are generally payable regardless of the quality of the real properties, real estate securities and debt-related investments acquired or the services provided to us.

          Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. The board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Conflict Resolution Procedures

          As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our advisor or its affiliates and other situations in which our interests may differ from those of our advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

     Priority Allocation of Investment Opportunities

          In the advisory agreement, our sponsor and our advisor have agreed that we will have the first opportunity to acquire any investment in an income-producing commercial real estate asset identified by our sponsor or advisor, for which we have sufficient uninvested funds. Our sponsor and advisor will make this determination in good faith. Our board of directors, including the independent directors, has a duty to ensure that the method used by our advisor for the allocation of the acquisition of real estate assets by two or more affiliated programs seeking to acquire similar types of real estate assets is reasonable and is applied fairly to us.

     Independent Directors

          Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board of directors or our advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire board of directors or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters the independent directors review and act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the agreement with our dealer manager;

•	transactions with affiliates, including our directors and officers;

•	awards under our long-term incentive plan; and

•	pursuit of a potential liquidity event.

          Those conflict of interest matters that cannot be delegated to the independent directors, as a group, under Maryland law must be acted upon by both the board of directors and the independent directors.

     Compensation Involving Our Advisor and its Affiliates

          The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being performed appropriately. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent directors:

•	the quality and extent of the services and advice furnished by our advisor;

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investment opportunities that meet our investment objectives;

•	rates charged to other externally advised REITs and similar investors by advisors performing similar services; and

•	additional revenues realized by our advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business.

          The independent directors shall record these factors in the minutes of the meetings in which they make such evaluation.

     Acquisitions, Leases and Sales Involving Affiliates

          We will not acquire or lease real estate assets in which our advisor or its affiliates or any of our directors has an interest without a determination by a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to our advisor or its affiliates or such director unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any property at an amount in excess of its appraised value as determined by an independent appraiser. We will not sell or lease real estate assets to our advisor or its affiliates or to our directors unless, as required by our charter, a majority of the directors not otherwise interested in the transaction (including a majority of the independent directors) determine the transaction is fair and reasonable to us.

     Mortgage Loans Involving Affiliates

          Our charter prohibits us from investing in or making mortgage loans, including when the transaction is with our advisor or our directors or any of their affiliates, unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from making or investing in any mortgage loans that are subordinate to any lien or other indebtedness of our advisor, our directors or any of their affiliates.

     Issuance of Options and Warrants to Certain Affiliates

          Our charter prohibits the issuance of options or warrants to purchase our common stock to our advisor, our directors or any of their affiliates (1) on terms more favorable than we would offer such options or warrants to unaffiliated third parties or (2) in excess of an amount equal to 10.0% of our outstanding common stock on the date of grant.

     Repurchase of Shares of Common Stock

          Our charter prohibits us from paying a fee to our advisor or our directors or any of their affiliates in connection with our repurchase or redemption of our common stock.

     Loans and Expense Reimbursements Involving Affiliates

          We will not make any loans to our advisor or our directors or any of their affiliates except mortgage loans for which an appraisal is obtained from an independent appraiser. In addition, we will not borrow from these persons unless the independent directors approve the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates.

          In addition, our directors and officers and our advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner, subject to the limitation on reimbursement of operating expenses to the extent that they exceed the greater of 2.0% of our average invested assets or 25% of our net income, as described in this prospectus under the caption “Management Compensation Table—Operating Expenses.”

PRIOR PERFORMANCE SUMMARY

          The information presented in this section represents the historical experience of real estate programs sponsored or advised by our sponsor, Moody National, and its affiliates, which we refer to as “ prior real estate programs . ” The following summary is qualified in its entirety by reference to the Prior Performance Tables, which may be found in Appendix A of this prospectus. Investors in our shares of common stock should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs. Investors who purchase our shares of common stock will not thereby acquire any ownership interest in any of the entities to which the following information relates.

          The returns to our stockholders will depend in part on the mix of product in which we invest, the stage of investment and our place in the capital structure for our investments. As our portfolio is unlikely to mirror in any of these respects investments made by the prior real estate programs, the returns to our stockholders will vary from those generated by those prior real estate programs. For example, we are not currently planning to issue tenant-in-common interests as we generally have with our prior real estate programs. In addition, all of the prior real estate programs were conducted through privately-held entities that were not subject to either the up-front commissions, fees and expenses associated with this offering or many of the laws and regulations to which we  are subject. Neither Moody National nor any of its affiliates has experience in operating a REIT or a publicly offered investment program. As a result, you should not assume the past performance of the prior real estate programs will be indicative of our future performance. See the Prior Performance Tables located in Appendix A.

Prior Investment Programs

          Moody National Realty Company, L.P., or Moody National Realty Company, was formed in Texas in 1998 to sponsor public and private real estate programs. The general partner of Moody National Realty Company is Moody Realty Corporation, which is solely owned and managed by Mr. Brett C. Moody. Moody Realty Corporation is one of the companies owned by Mr. Moody that collectively make up the Moody National Companies Organization, including Moody National Mortgage Corporation, Moody Management Corporation, Moody National Development Company, L.P., Moody National Construction, LLC, and Moody National Exchange, LLC. Since 1996, the Moody National Companies Organization has become a full service real estate firm. Moody National Mortgage Corporation has completed over 150 transactions providing its customers with over $1 billion of debt, equity and structured financings. Moody National Realty Company has provided a complete spectrum of commercial real estate brokerage services including leasing, acquisition, disposition, marketing and consulting services. Moody National Management, L.P. specializes in managing Class A, Class B and Class C m ulti- f amily a partment properties, as well as hospitality assets. In 2005, Moody National Realty Company sponsored its first private real estate program.

          Between January 1, 2005 and December 31, 2010 , Moody National Realty Company, has, directly or indirectly, sponsored 46 privately offered prior real estate programs which raised approximately $427.91 million from more than 1,308 investors.

          The following table sets forth information on the 46 prior real estate  programs sponsored by Moody National Realty Company. Each program owns between one and three real estate assets.

Name of Program	Type of Program	Launch Year	Program Status
Philadelphia Airport Hampton Inn	Tenant-in-Common	2005	Operating
Lansdale Homewood Suites	Tenant-in-Common	2005	Operating
Plymouth Meeting Hampton Inn	Tenant-in-Common	2005	Operating
Great Valley Hampton Inn	Tenant-in-Common	2005	Operating
Newtown Hampton Inn & Suites	Tenant-in-Common	2005	Operating
Westchase Technology Center	Tenant-in-Common	2005	Foreclosure (1)
Buffalo Speedway	Tenant-in-Common	2005	Operating
Nashville Embassy Suites	Tenant-in-Common	2005	Operating
Grapevine Hampton Inn & Suites	Tenant-in-Common	2005	Operating
Nashville Courtyard Marriott	Tenant-in-Common	2005	Operating

Name of Program	Type of Program	Launch Year	Program Status
Orlando Radisson Inn	Tenant-in-Common	2006	Closed
Holiday Inn Select	Tenant-in-Common	2006	Operating
Memphis Residence Inn	Tenant-in-Common	2006	Operating
Northbelt Office Center II	Tenant-in-Common	2006	Operating
Macon Fairfield Inn & Suites, Alpharetta Fairfield Inn & Suites and Kennesaw TownePlace Suites	Tenant-in-Common	2006	Operating
Atlanta Perimeter Center Fairfield Inn & Suites and Alpharetta TownePlace Suites	Tenant-in-Common	2006	Operating
Buckhead Fairfield Inn & Suites and Alpharetta Springhill Suites	Tenant-in-Common	2006	Operating
Homewood Suites Bedford, Hampton Inn Energy Corridor and TownePlace Suites Plano	Tenant-in-Common	2006	Operating
Springhill Suites Seattle	Tenant-in-Common	2006	Operating
Residence Inn Houston Medical Center and Comfort Suites Grapevine	Tenant-in-Common	2006	Operating
Springhill Suites Altamonte and Holiday Inn Express Orlando	Tenant-in-Common	2006	Foreclosure (2)
Residence Inn Lebanon	Tenant-in-Common	2006	Operating
200 Franklin Trust/Philips Corporate Headquarters	Delaware Statutory Trust	2006	Operating
Weatherford Plaza	Tenant-in-Common	2007	Operating
TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes	Tenant-in-Common	2007	Operating
TownePlace Suites Mount Laurel	Tenant-in-Common	2007	Operating
TownePlace Suites Fort Worth	Tenant-in-Common	2007	Operating
Fairfield Inn Denver South, Fairfield Inn Aurora and Fairfield Inn Westminster	Tenant-in-Common	2007	Operating
Renaissance Meadowlands	Tenant-in-Common	2007	Operating
Courtyard Columbus Downtown	Tenant-in-Common	2007	Operating
Courtyard Columbus Airport	Tenant-in-Common	2007	Operating
Courtyard Willoughby	Tenant-in-Common	2007	Operating
Newark TownePlace Suites	Tenant-in-Common	2007	Operating
Courtyard Lyndhurst New Jersey	Tenant-in-Common	2007	Operating
Springhill Suites Bothell	Tenant-in-Common	2007	Operating
Fairfield Inn Meadowlands	Tenant-in-Common	2007	Operating
Springhill Suites Des Moines	Tenant-in-Common	2008	Operating
Fairfield Inn & Suites West Des Moines	Tenant-in-Common	2008	Operating
Residence Inn Torrance	Tenant-in-Common	2008	Operating
Residence Inn Perimeter	Tenant-in-Common	2008	Closed (3)
Residence Inn Midtown Atlanta	Tenant-in-Common	2008	Operating
Sprinhill Suites Houston Medical Center/Reliant Park	Tenant-in-Common	2008	Operating
TownePlace Suites Portland Scarborough	Tenant-in-Common	2008	Operating
Moody National HP Grapevine Trust	Delaware Statutory Trust	2008	Operating
Springhill Suites Pittsburgh	Tenant-in-Common	2008	Operating
Moody National Financial Fund I, LLC	Private Fund	2008	Operating

(1)
The tenant-in-common owners of the Westchase Technology Center property declined to proceed with a lender’s proposed loan modifications and allowed the lender to foreclose on the Westchase Technology Center property in July 2010.

(2)
The tenant-in-common owners of the Springhill Suites Altamonte property and the Holiday Inn Express Orlando property declined to proceed with a lender’s proposed loan modifications and allowed the lender to foreclose on the Springhill Suites Altamonte property and the Holiday Inn Express Orlando property in December 2010 and November 2010, respectively.

(3)
On May 27, 2010, a joint venture in which we indirectly own a 75% membership interest and Brett C. Moody, our Chairman and Chief Executive Officer, indirectly owns a 25% membership interest, acquired fee simple title to the Residence Inn Perimeter property by purchasing the interests in the Residence Inn Perimeter property held by twenty-seven tenant-in-common owners.

          We intend to conduct this offering in conjunction with existing and future offerings by other public and private real estate entities sponsored by Moody National and Moody National Realty Company. To the extent that such entities have the same or similar objectives as ours or involve similar or nearby properties, such entities may be in competition with the properties we acquire or seek to acquire.

          The Prior Performance Tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain prior real estate programs regarding : (1) experience in raising and investing funds (Table I); (2) compensation to the sponsor (Table II); (3) annual operating results of the prior real estate programs (Table III); (4) the operating results of prior real estate programs which have completed their operations (no longer hold properties) (Table IV); and the sale or disposition of properties in connection with the prior real estate programs (Table V) . Additionally, Table VI contained in Part II of the registration statement, of which this prospectus is a part, provides certain additional information relating to properties acquired by the prior real estate programs. Upon written request, we will furnish a copy of this table to you without charge.

Summary Information

     Capital Raising

          The total amount of funds raised from investors in the 46 prior real estate programs as of December 31, 20 10 was approximately $427.91 million. These funds were invested in real estate with an aggregate cost, including debt and investments of joint venture partners, of approximately $1.10 billion. In addition, one of these prior real estate  programs originated a loan in the amount of $3.1 million. The total number of investors in these prior real estate programs, collectively, is more than 1,308. See Table I and Table II for more detailed information about Moody National Realty Company’s experience in raising and investing funds and compensation paid to Moody National Realty Company and its affiliates as the sponsor of these programs.

     Investments

          The prior real estate programs had acquired 56 properties as of December 31, 2010. The table below gives further information about these properties:

Location	Properties Purchased (as a Percentage of Aggregate Purchase Price)
United States	100.0%
West	13.1%
Plains States	5.0%
Southwest	21.3%
Southeast	22.8%
Northeast	37.9%

          The following table gives a percentage breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by the prior real estate programs, categorized by type of property, as of December 31, 2010, all of which were existing properties.

Existing
Office Buildings	13.0%
Residential	—
Hotels	87.0%
Total	100.0%

          These properties were financed with a combination of debt and offering proceeds.

     Dispositions

          As of December 31, 2010, the prior real estate programs had sold the Orlando Radisson Inn , a hotel property located in Orlando, Florida, and the Residence Inn Perimeter, a hotel property located in Atlanta, Georgia, for an aggregate purchase price, exclusive of closing costs, of approximately $5,600,000 and approximately $7,350,000, respectively. In addition, as of December 31, 2010, lenders had foreclosed on the properties held by two prior real estate programs. See “—Adverse Business Developments.”

Three Year Summary of Acquisitions

          From December 31, 2007 through December 31, 2010, the prior real estate programs acquired 9 hotel properties. In addition, one of the prior real estate  programs originated a loan in the amount of $3.1 million. The total acquisition costs of the properties was approximately $204.3 million, of which $111.3 million, or 54.5% , was financed with mortgage financing. The remaining $93 million was provided by investors. The locations of these properties, and the number of each property in each location, are as follows:

Location	Number of Properties
California	1
Georgia	2
Iowa	2
Maine	1
Pennsylvania	1
Texas	2

            See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ending December 31, 2010 . Upon request and for no fee, we will provide a copy of such table to any prospective investor.

Adverse Business Developments

      The recent market downturn has adversely impacted, and could continue to adversely impact, certain prior real estate programs, resulting in a decrease or deferral of distributions with respect to such programs. Moody National Management, L.P. continues to seek approval to amend its master lease agreements for certain prior real estate programs to provide for either a deferral or a waiver of a portion of lease payments to program investors, each an “amendment” and collectively referred to as the “amendments,” and may continue to seek further amendments in the future depending upon the then-current economic conditions. Certain prior real estate programs have also requested additional cash infusions from investors to fund outstanding debt service payments. Further such requests may be necessary in the future depending upon the then-current economic conditions. These adverse developments have resulted in a reduction in payments to investors for certain prior real estate programs.

    Moody National Management, L.P. has also commenced negotiations with lenders to restructure loan terms with respect to certain prior real estate programs in default under existing franchise or loan agreements and may continue to do so in the future. On some of the loans on these prior real estate programs, the lender is pursuing various alternatives simultaneously, including initiation of foreclosure proceedings and negotiations for loan modifications. On these loans, the lender and borrowers are actively working toward a loan modification. However, there is no assurance that final loan modifications will be achieved, and with respect to two prior real estate programs, it appears likely that the lender will consummate foreclosure proceedings. With respect to two tenant-in-common programs sponsored by Moody National Realty, the initial lender sold the loans, and the purchaser of the loans initiated foreclosure proceedings resulting in the filing for protection from these proceedings in the United States Bankruptcy Court by an affiliate of Moody National Realty owning an original equity investment in one property of approximately $10,000 and approximately $10,039 in the other property.  These affiliates have now received court approval of a confirmation plan under which an agreement was reached with the lender and the loans were reinstated.  In addition, another affiliate of Moody National Realty and tenant-in-common owners in eight tenant-in-common programs have collectively initiated legal proceedings against a lender.  The lender and borrowers are actively working on a restructuring of these transactions, while the lender is continuing to pursue its available remedies.  In one instance, the 19 tenant-in-common owners of the Westchase Technology Center property, which originally acquired the property with a $4 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on an office building which secures by the loan.  In another instance, the 28 tenant-in-common owners of a two-hotel project (consisting of the Springhill Suites Altamonte and the Holiday Inn Express Orlando) which originally acquired the project with a $10.21 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the two hotels which secure the loan.

THE OPERATING PARTNERSHIP AGREEMENT

General

          Our operating partnership was formed on January 18, 2008 to own real property, real estate securities and debt-related investments that will be acquired and actively managed by our advisor on our behalf. We utilize an UPREIT structure generally to enable us to acquire real property in exchange for common units from owners who desire to defer taxable gain that would otherwise normally be recognized by them upon the disposition of their real property or transfer of their real property to us in exchange for shares of our common stock or cash. In such a transaction, the property owner’s goals are accomplished because the owner may contribute property to our operating partnership in exchange for common units on a tax-free basis. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of shares of our common stock in a REIT.

          We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties using the UPREIT structure. Further, our operating partnership is structured to make distributions with respect to common units which are equivalent to the distributions made to our stockholders. Finally, a holder of common units may later exchange his common units for shares of our common stock in a taxable transaction. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT. We are the sole general partner of our operating partnership. Moody National LPOP I has contributed $1,000 to our operating partnership in exchange for common units and Moody OP Holdings I has invested $1,000 in exchange for special units. Moody National LPOP I and Moody OP Holdings I, LLC are currently the only limited partners. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

          The following is a summary of certain provisions of the limited partnership agreement of our operating partnership, or the operating partnership agreement. This summary is qualified by the specific language in the operating partnership agreement. For more detail, you should refer to the actual operating partnership agreement, a copy of which we have filed as an exhibit to the registration statement of which this prospectus forms a part.

Capital Contributions

          As we accept subscriptions for shares of our common stock, we will transfer substantially all of the net offering proceeds to our operating partnership in exchange for common units. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with the offering.

          If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us. The operating partnership would also be able to issue preferred partnership interests in connection with acquisitions of property or otherwise. These preferred partnership interests could have priority over common partnership interests with respect to distributions from the operating partnership, including priority over the partnership interests that we would own as a general partner.

Operations

          The operating partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability, and

(3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

          The operating partnership agreement generally provides that, except as provided below with respect to the special units, our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from the disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on a quarterly basis (or, at our election, more frequently), in amounts determined by us as general partner such that a holder of one common unit will generally receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the common units).

          Similarly, the operating partnership agreement provides that income of our operating partnership from operations and, except as provided below, income of our operating partnership from disposition of assets, normally will be allocated to the holders of common units in accordance with their relative percentage interests such that a holder of one common unit will be allocated income for each taxable year in an amount equal to the amount of taxable income allocated to us in respect of a holder of one share of our common stock, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners (other than the holder of the special units) in accordance with their respective percentage interests in our operating partnership. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

          The holders of the special units will be entitled to distributions from our operating partnership in an amount equal to 15.0% of net sales proceeds received by our operating partnership on dispositions of its assets and dispositions of real properties by joint ventures or partnerships in which our operating partnership owns a partnership interest, after the other holders of common units, including us, have received, in the aggregate, cumulative distributions from operating income, sales proceeds or other sources, equal to their capital contributions plus an 8.0% cumulative non-compounded annual pre-tax return thereon. There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of our operating partnership made to the owner of the special units in connection with the amounts payable with respect to the special units, including amounts payable upon redemption of the special units, and those amounts will be payable only out of realized (or, in the case of redemption, unrealized) profits of our operating partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 8.0% cumulative non-compounded annual pre-tax return on their net contributions described above prior to the commencement of distributions to the owner of the special units.

          In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, real estate securities and debt-related investments, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include, but will  not be limited to:

•	expenses relating to the formation and continuity of our existence;

•	expenses relating to our public offering and registration of securities;

•	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	expenses associated with compliance by us with applicable laws, rules and regulations; and

•	our other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

Redemption Rights

          The holders of common units (other than us and the holder of the special units) generally have the right to cause our operating partnership to redeem all or a portion of their common units for, at our sole discretion, shares of our common stock, cash or a combination of both. If we elect to redeem common units for shares of our common stock, we will generally deliver one share of our common stock for each common unit redeemed. If we elect to redeem common units for cash, the cash delivered will generally equal the amount the limited partner would have received if its common units were redeemed for shares of our common stock and then such shares were subsequently redeemed pursuant to our share redemption program. In connection with the exercise of these redemption rights, a limited partner must make certain representations, including that the delivery of shares of our common stock upon redemption would not result in such limited partner owning shares in excess of the ownership limits in our charter. The special units will be redeemed for a specified amount upon the earliest of: (1) the occurrence of certain events that result in the termination or non-renewal of the advisory agreement or (2) a listing liquidity event.

          Subject to the foregoing, holders of common units (other than us and the holders of the special units) may exercise their redemption rights at any time after one year following the date of issuance of their common units; provided, however, that a holder of common units may not deliver more than two redemption notices in a single calendar year and may not exercise a redemption right for less than 1,000 common units, unless such holder holds less than 1,000 common units, in which case, it must exercise its redemption right for all of its common units.

Transferability of Operating Partnership Interests

          We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of common units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the special units, the amount of cash, securities or other property equal to the fair value of the special units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of common units and the special units, except in limited circumstances in which such consent is not required. With certain exceptions, the holders of common units may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

STOCK OWNERSHIP

          The following table sets forth the beneficial ownership of our common stock as of  April 14, 2011  for each person or group that holds more than 5.0% of our common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our shares has sole voting and disposition power with regard to such shares.

          Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 6363 Woodway Drive, Suite 110, Houston, Texas 77057.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of All Shares
Moody National REIT Sponsor, LLC	23,496	6.4%
Brett C. Moody(2)	23,496	6.4%
Robert W. Engel	—	—
Lawrence S. Jones	5,212	1.4%
William H. Armstrong, III	5,212	1.4%
John P. Thompson	5,212	1.4%
All Directors and Executive Officers as a group	39,132	10.6%

__________________________
(1)
Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	Includes 23,496 shares owned by Moody National REIT Sponsor, LLC. Moody National REIT Sponsor, LLC is indirectly owned and controlled by Mr. Moody.

DESCRIPTION OF CAPITAL STOCK

          The following is a summary of the material terms of shares of our common stock as set forth in our charter and is qualified in its entirety by reference to our charter. Under our charter, we have authority to issue a total of 450,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 400,000,000 shares are designated as common stock with a par value of $0.01 per share, and 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue.

Common Stock

          The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

          We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

DST Systems, Inc.
333 West 11th Street, 5th Floor
Kansas City, Missouri 64105

Preferred Stock

          Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the MGCL and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access To Records

          An annual meeting of the stockholders will be held each year on a specific date set by our board of directors. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, or the president or upon the written request of stockholders entitled to cast at least 10.0% of the votes entitled to be cast at the meeting. Upon receipt of a written request of stockholders, either in person or by mail, stating the purpose of the meeting, our secretary will provide all stockholders within ten days after receipt of such request, written notice either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less then 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

          Under the MGCL and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution or (3) our merger or consolidation or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. With respect to stock owned by our advisor, directors, or any of their affiliates, neither the advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

          The advisory agreement, including the selection of our advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors. Any stockholder will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restriction On Ownership of Shares of Capital Stock

           As of December 31, 2010, we had not yet elected to be taxed as a REIT under the Internal Revenue Code.  For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10.0% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT following our election to be taxed as a REIT , among other purposes, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

          Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limit; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

          The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise), or (2) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and will distribute any remaining amounts to the charitable beneficiary.

          Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

          The ownership limits do not apply to a person or persons that the board of directors exempts from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5.0% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

          We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of the board of directors, in accordance with our earnings, cash flow and general financial condition. The board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

      In order that investors may generally begin earning distributions immediately upon our acceptance of their subscription, we expect to authorize and declare distributions based on daily record dates and to pay distributions on a monthly basis. Since we commenced real estate operations in May 2010, we have authorized and declared distributions based on daily record dates for each day calculated at a rate of $0.002192 per share of our common stock per day, which, if paid each day over a 365-day period, is equivalent to an 8.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock.  We pay these distributions on a monthly basis.  For the year ended December 31, 2010, a portion of the distributions we paid to stockholders were paid from offering proceeds.

           We have not established a limit on the offering proceeds that may be used to fund distributions during the early stages of our offering. To the extent that we use offering proceeds to fund distributions to our stockholders, we will have less funds available for investments and your overall return may be reduced. We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

          We can give no assurance that we will pay distributions solely from our funds from operations in the future, especially during the period when we are raising capital and have not yet acquired a substantial portfolio of income-producing investments. We anticipate that we will begin paying distributions from funds from operation after the completion of our offering stage.

Distribution Reinvestment Plan

          Our distribution reinvestment plan will allow you to have cash otherwise distributable to you invested in additional shares of our common stock an initial price of to $9.50 per share. Our board of directors may change the price per share issued under the plan upon 10 days’ notice based on the consideration of numerous factors, including the then-current offering price of our shares of common stock to the public, if any. A copy of our distribution reinvestment plan is included as Appendix C to this prospectus. You may elect to participate in the distribution reinvestment plan by completing the subscription agreement, the enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of your written notice. We may terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior written notice to participants. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in our charter to be violated. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders would be made in cash.

          Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) this offering and any future offering pursuant to our distribution reinvestment plan terminate, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

          Holders of common units may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by our operating partnership invested in our common stock at an initial price equal to $9.50 per share.

          Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. Under present law, the United States federal income tax treatment of that amount will be as described with respect to distributions under “Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” in the case of a taxable U.S. stockholder (as defined therein) and as described under “Federal Income Tax Considerations—Special Tax Considerations for Non-U.S. Stockholders” in the case of a Non-U.S. Stockholder (as defined therein). However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and you are urged to consult your own tax advisor regarding the specific tax consequences to you of participation in the distribution reinvestment plan.

          All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax treatment thereof, will be provided to the stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Redemption Program

          Our share redemption program may provide a limited opportunity for you to have your shares of common stock redeemed, subject to certain restrictions and limitations, at a price equal to or at a discount from the current offering price per share for the shares being redeemed. Following the primary offering, shares of common stock will be redeemed, subject to certain restrictions and limitations at a price equal to, or at a discount from, a price based upon  our per-share net asset value and other factors the board of directors deems relevant such as the then-current offering price (if we are conducting a subsequent offering), the then-current reinvestment price under the distribution reinvestment plan and general market conditions. The discount will vary based upon the length of time that you have held the shares of our common stock subject to redemption, as described in the following table:

Share Purchase Anniversary	Redemption Price as a Percentage of Current Offering Price
Less than 1 year	No Redemption Allowed
1 year	92.5%
2 years	95.0%
3 years	97.5%
4 years and longer	100.0%

          Unless the shares are being redeemed in connection with a stockholder’s death or qualifying disability, we may not redeem shares unless you have held the shares for one year. Redemption requests made within two years of death or “qualifying disability” of a stockholder will be redeemed at a price equal to the then-current public offering price. The board of directors, in its sole discretion, shall make the determination of whether a stockholder has a qualifying disability after receiving written notice from the stockholder. Generally, the board of directors will consider a stockholder to have a qualifying disability if it is (1) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the stockholder’s employees. We must receive written notice within 180 days after such stockholder’s qualifying disability.

          We are not obligated to redeem shares of our common stock under the share redemption program. Notwithstanding the procedures discussed below, our board of directors may, in its sole discretion, accept or reject any share redemption request made by any stockholder at any time.

          To the extent we determine to accept share redemption requests from our stockholders, redemption of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Redemption requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the “redemption date.” Stockholders may withdraw their redemption request at any time up to three business days prior to the redemption date.

          We cannot guarantee that the funds set aside for the share redemption program will be sufficient to accommodate all requests made in any quarter. In the event that we do not have sufficient funds available to redeem all of the shares of our common stock for which redemption requests have been submitted in any quarter, we plan to redeem the shares of our common stock on a pro rata basis on the redemption date. In addition, if we redeem less than all of the shares subject to a redemption request in any quarter, with respect to any unredeemed shares, you can (1) withdraw your request for redemption or (2) ask that we honor your request in a future quarter, if any, when such redemptions can be made pursuant to the limitations of the share repurchase when sufficient funds are available. Such pending requests will be honored on a pro rata basis.

          To the extent our board of directors determines to accept share redemption requests from our stockholders, we presently intend to limit the number of shares to be redeemed during any calendar year to (1) 5.0% of the weighted average number of shares of our common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the distribution reinvestment plan in the prior calendar year plus such additional funds as may be reserved for that purpose by our board of directors. This volume limitation will not apply to redemptions requested within two years after the death of a stockholder. There is no fee in connection with a redemption of shares of our common stock.

          The aggregate amount of redemptions under our share redemption program is not expected to exceed the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan. However, to the extent that the aggregate proceeds received from the sale of shares pursuant to our distribution reinvestment plan are not sufficient to fund redemption requests pursuant to the limitations outlined above, the board of directors may, in its sole discretion, choose to use other sources of funds to redeem shares of our common stock. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. If funds available for our share redemption program are not sufficient to accomodate all requests, shares will be redeemed as follows: first, pro rata as to redemptions upon the death or disability of a stockholder; next pro rata as to redemptions to stockholders subject to a mandatory distribution requirement under such stockholder’s IRA; and, finally, pro rata as to all other redemption requests.

          In addition, the board of directors may, in its sole discretion, amend, suspend, or terminate the share redemption program at any time if it determines that the funds available to fund the share redemption program are needed for other business or operational purposes or that amendment, suspension or termination of the share redemption program is in the best interest of our stockholders. If the board of directors decides to amend, suspend or terminate the share redemption program, we will provide stockholders with no less than 30 days’ prior written notice. Therefore, you may not have the opportunity to make a redemption request prior to any potential termination of our share redemption program.

Liquidity Events

          Although our charter does not require our board of directors to pursue a liquidity event on or before any date certain or at all, we intend to effect a liquidity event within four to six years from the termination of the primary offering. We expect that our board of directors, in the exercise of its fiduciary duty to our stockholders, will determine to pursue a liquidity event when it believes that then-current market conditions are favorable for a liquidity event, and that such a transaction is in the best interests of our stockholders. A liquidity event could include (1) the sale of all or substantially all of our assets either on a portfolio basis or individually followed by a liquidation, (2) a merger or another transaction approved by our board of directors in which our stockholders will receive cash or shares of a publicly traded company or (3) a listing of our shares on a national securities exchange. There can be no assurance as to when a suitable transaction will be available or as to our ability to successfully effect such a transaction.

Business Combinations

          Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

          After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

          These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

          None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

          Should our board of directors opt into the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Business Combination with Our Advisor

          Many REITs that are listed on a national securities exchange or included for quotation on an over-the-counter market are considered self-administered, which means that they employ persons or agents to perform all significant management functions. The costs to perform these management functions are “internalized,” rather than external, and no third party fees, such as advisory fees, are paid by the REIT. We will consider becoming a self-administered REIT once our assets and income are, in our board of directors’ view, of sufficient size such that internalizing some or all of the management functions performed by our advisor is in our best interests and in the best interests of our stockholders.

          If our board of directors should make this determination in the future and seeks to pursue to internalize our management functions through a business combination with our advisor, we have agreed to pay one-half, and our advisor has agreed to pay the other half, of the costs of an independent investment banking firm, which would jointly advise us and the principals of our advisor on the value of our advisor. The primary assets of our advisor that we would acquire and that would factor into its value are its employees. After the investment banking firm completes its analyses of our advisor’s value, we will require it to prepare a written report and make a formal presentation to our board of directors.

          Following the presentation by the investment banking firm, our board of directors will form a special committee comprised entirely of independent directors to consider a possible business combination with our advisor. The board of directors will, subject to applicable law, delegate all of its decision making power and authority to the special committee with respect to these matters, including the power and authority to retain its own financial advisors and legal counsel to, among other things, negotiate with representatives of our advisor regarding a possible business combination. In any event, before we can complete any business combination with our advisor, the following three conditions must be satisfied:

•
the special committee receives an opinion from a qualified investment banking firm, separate and distinct from the firm jointly retained by us and our advisor to provide a valuation analysis, concluding that the consideration to be paid to acquire our advisor is fair to our stockholders from a financial point of view;

•	our board of directors determines that such business combination is advisable and in our best interests and in the best interests of our stockholders; and

•	such business combination is approved by our stockholders entitled to vote thereon in accordance with our charter and bylaws.

          Unless and until definitive documentation is executed, we will not be obligated to complete a business combination with our advisor.

Control Share Acquisitions

          The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

          Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

          If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

          The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision in the future.

Subtitle 8

          Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

          Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to the other provisions of Subtitle 8.

Reports to Stockholders

          Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of asset management fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•
separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

          Under the Securities Act, we must update this prospectus upon the occurrence of certain events, such as property acquisitions. We will file updated prospectuses and prospectus supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we will file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including prospectuses, prospectus supplements, quarterly reports and other information.

          Subject to availability, you may authorize us to provide such periodic updates, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless you elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. You may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

FEDERAL INCOME TAX CONSIDERATIONS

General

          The following is a summary of the material United States federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of share options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations (except as provided below), financial institutions or broker-dealers, or foreign corporations or persons who are not citizens or residents of the United States (except as provided below). The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

          Alston & Bird LLP has acted as our special U.S. federal income tax counsel, has reviewed this summary and is of the opinion that it fairly summarizes the United States federal income tax considerations that are likely to be material to U.S. stockholders (as defined herein) that hold our common stock. This opinion of Alston & Bird LLP has been filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Alston & Bird LLP is based on various assumptions, is subject to limitations and is not binding on the Internal Revenue Service or any court.

          We urge you, as a prospective stockholder, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares of common stock, ownership and sale of shares of common stock and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and of potential changes in applicable tax laws.

REIT Qualification

          We intend to elect to be taxable as a REIT commencing with our taxable year in which we satisfy the minimum offering requirements. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

          In connection with this offering, Alston & Bird LLP has delivered an opinion to us that, commencing with our taxable year in which we satisfy the minimum offering requirements, we were organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT.

          It must be emphasized that the opinion of Alston & Bird LLP is based on various assumptions relating to our organization and operation and is conditioned upon representations and covenants made by us regarding our organization, assets and the past, present and future conduct of our business operations.

          While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, no assurance can be given by Alston & Bird LLP or by us that we will so qualify for any particular year. Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the

Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

          Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of share ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Alston & Bird LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

     Taxation of Moody National REIT I, Inc.

          If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct distributions paid to its stockholders. This ability substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•	under some circumstances, we may be subject to “alternative minimum tax”;

•
if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of a trade or business), the income will be subject to a 100% tax;

•
if we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%);

•
pursuant to provisions in recently enacted legislation, if we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 35%) if that amount exceeds $50,000 per failure;

•
if we fail to satisfy either the 75% or 95% Income Tests (defined below) but have nonetheless maintained our qualification as a REIT because certain conditions have been met, we will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with our gross income;

•
if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed plus (b) retained amounts on which corporate level tax is paid by us;

•
we may elect to retain and pay tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain and would receive a credit or refund for its proportionate share of the tax we paid;

•
if we fail certain of the REIT asset tests and do not qualify for “de minimis” relief, we may be required to pay a corporate level tax on the income generated by the assets that caused us to violate the asset test;

•
if we acquire appreciated assets from a C corporation (such as a corporation generally subject to corporate level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition; and

•	income earned by any of our TRS lessees and other TRSs will be subject to tax at regular corporate rates.

Requirements for Qualification as a REIT

          In order for us to qualify as a REIT, we must meet and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

     Organizational Requirements

          In order to qualify for taxation as a REIT under the Internal Revenue Code, we must meet tests regarding our income and assets described below and:

(i) be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

(ii) elect to be taxed as a REIT and satisfy relevant filing and other administrative requirements for REITs commencing in the year in which we satisfy the minimum offering requirements;

(iii) be managed by one or more trustees or directors;

(iv) have our beneficial ownership evidenced by transferable shares;

(v) not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

(vi) use a calendar year for federal income tax purposes;

(vii) have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months; and

(viii) not be closely held as defined for purposes of the REIT provisions of the Internal Revenue Code.

          We would be treated as closely held if, during the last half of any taxable year, more than 50% in value of our outstanding capital shares is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals, as defined in the Internal Revenue Code to include certain entities. Items (vii) and (viii) above will not apply until after the first taxable year for which we elect to be taxed as a REIT. If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item (viii) above for a taxable year, we will be treated as having met item (viii) for that year.

          We intend to elect to be taxed as a REIT commencing with our taxable year in which we satisfy the minimum offering requirements, and we intend to satisfy the other requirements described in items (i)-(vi) above at all times during each of our taxable years. In addition, our charter contains restrictions regarding ownership and transfer of shares of our common stock that are intended to assist us in continuing to satisfy the share ownership requirements in items (vii) and (viii) above (but which should not prevent us from qualifying under item (iv) above). For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “—Operational Requirements—Asset Tests”), all of the capital shares of which is owned by a REIT.

          In the case of a REIT that is a partner in an entity treated as a partnership for federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of our operating partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal income tax purposes in which we or our operating partnership have an interest will be treated as our assets, liabilities and items of income.

          The Internal Revenue Code provides relief from violations of the REIT gross income requirements, as described below under “—Operational Requirements—Gross Income Tests,” in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, the Internal Revenue Code includes provisions that extend similar relief in the case of certain violations of the REIT asset requirements and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if available, the amount of any resultant penalty tax could be substantial.

     Operational Requirements—Gross Income Tests

          To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•
At least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property and from other specified sources, including qualified temporary investment income, as described below. Gross income includes “rents from real property” and, in some circumstances, interest, but excludes gross income from dispositions of property held primarily for sale to customers in the ordinary course of a trade or business. These dispositions are referred to as “prohibited transactions.” This test is the 75% Income Test.

•
At least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from the real property investments described above and generally from distributions, interest and gains from the sale or disposition of shares or securities or from any combination of the foregoing. This test is the 95% Income Test.

          The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•
the amount of rent received from a customer must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•
in general, neither we nor an owner of 10% or more of the shares of our common stock may directly or constructively own 10% or more of a customer, which we refer to as a “Related Party Customer,” or a subtenant of the customer (in which case only rent attributable to the subtenant is disqualified);

•
rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•
we normally must not operate or manage the property or furnish or render services to customers, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant” primarily for its convenience. Even if the services provided by us with respect to a property are impermissible customer services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property.

          As a result, we may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. Additionally, we may, from time to time, enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts futures or forward contracts and options. Any income or gain derived by us from transactions that hedge certain risks, such as the risk of changes in interest rates or currency fluctuations, will not be treated as gross income for purposes of either the 75% or the 95% Income Test, provided specific requirements are met. Such requirements include that the hedging transaction be properly identified within prescribed time periods and that the transaction either (1) hedges risks associated with indebtedness issued by us that is incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests”) or (2) manages the risks of currency fluctuations with respect to income or gain that qualifies under the 75% or 95% Income Test (or assets that generate such income). We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

          Prior to the making of investments in real properties, we may invest the net offering proceeds in liquid assets such as government securities or certificates of deposit. For purposes of the 75% Income Test, income attributable to a stock or debt instrument purchased with the proceeds received by a REIT in exchange for stock in the REIT (other than amounts received pursuant to a distribution reinvestment plan) constitutes qualified temporary investment income if such income is received or accrued during the one-year period beginning on the date the REIT receives such new capital. To the extent that we hold any proceeds of the offering for longer than one year, we may invest those amounts in less liquid investments such as mortgage backed securities, maturing mortgage loans purchased from mortgage lenders or shares of common stock in other REITs to satisfy the 75% and 95% Income Tests and the Asset Tests described below. We expect the bulk of the remainder of our income to qualify under the 75% and 95% Income Tests as gains from the sale of real property interests, interest on mortgages on real property and rents from real property in accordance with the requirements described above. Except for any investments in hotel properties, with regard to rental income, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. Rental leases may provide for payments based on gross receipts, which are generally permissible under the REIT income tests. In addition, none of our customers are expected to be Related Party Customers, and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. We anticipate that all or most of the services to be performed with respect to our real properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such real property primarily for its convenience. Finally, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% and 95% Income Tests.

          Notwithstanding our failure to satisfy one or both of the 75% and 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of our income sources to our federal income tax return; and

•	any incorrect information on the schedule is not due to fraud with intent to evade tax.

          It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions.

Operational Requirements - Hotel Properties

          We must master-lease our hotel properties in order for their operating revenues to be qualifying income for purposes of either the 75% or the 95% Income Test. Specifically, our operating partnership may form a subsidiary that elects to be treated as our TRS. The TRS lessee would then master-lease (directly or through subsidiaries) any hotel properties from the operating partnership (or its affiliates). In certain instances (such as non-U.S. investments), we may own a hotel property through a TRS. If we decide to acquire hotel properties, one or more hotel management companies will manage the hotel properties leased to each TRS lessee or owned by a TRS. We also may lease a hotel property to an unrelated lessee.

          In general, rent paid by a related party tenant, such as a TRS lessee, is not qualifying “rents from real property” for purposes of the REIT gross income tests, but rent paid by a TRS lessee to our operating partnership with respect to a lease of a “qualified lodging facility” from the operating partnership can be qualifying rents from real property under the REIT rules as long as such TRS lessee does not directly or indirectly operate or manage any hotel property or provide rights to any brand name under which any hotel property is operated.

          Instead, the hotel property must be operated on behalf of the TRS lessee by a person who qualifies as an “eligible independent contractor,” so that the rents paid by a TRS lessee can qualify as rents from real property. An “eligible independent contractor” is a person (or entity) that satisfies the following requirements: (i) such person is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee, (ii) such person does not own, directly or indirectly, more than 35% of our capital stock and (iii) not more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our capital stock. For purposes of determining whether these ownership limits are satisfied, actual ownership as well as constructive ownership under the rules of Section 318 of the Internal Revenue Code (with certain modifications) is taken into account. For example, (a) interests owned by a partnership are also treated as owned proportionately by its partners, (b) interests held by a partner with a 25% or greater share of partnership capital interests or profits interests are also treated as owned by the partnership, (c) interests held by a 10% or greater stockholder are also treated as held by the corporation and (d) interests held by a corporation are also treated as held by a 10% or greater stockholder (in the proportion that such stockholder’s stock bears to all the stock of the corporation). However, if any class of our stock or the stock of a person attempting to qualify as an “eligible independent contractor” is regularly traded on an established securities market, only persons who own, directly or indirectly, more than 5% of such class of stock shall be taken into account as owning any of the stock of such class for purposes of applying the 35% limitation described in clause (iii) above. In addition, the Internal Revenue Service has ruled to the effect that an advisor or similar fiduciary to a REIT cannot also qualify as an “eligible independent contractor” with respect to the REIT. A “qualified lodging facility” is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, provided that wagering activities are not conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. We intend to invest in hotel properties that are qualified lodging facilities.

          For all of our hotel properties, the TRS lessee (and any other of our TRS that owns an interest in hotel properties, if any) will hire a hotel management company that we believe qualifies as an “eligible independent contractor” to manage and operate the hotels leased by (or owned through) the TRS, but because of the broad scope of the attribution rules of Section 318 of the Internal Revenue Code, it is possible that not all prohibited relationships will be identified and avoided. The existence of such a relationship would disqualify the hotel management company as an “eligible independent contractor,” which could in turn disqualify us as a REIT. In that regard, constructive ownership under Section 318 of the Internal Revenue Code resulting, for example, from relationships between the hotel management company and our other shareholders could impact the hotel management company’s ability to satisfy the applicable ownership limit. Our charter restricts ownership and transfer of our shares in a manner intended to facilitate continuous qualification of the hotel management company as an eligible independent contractor, but no assurances can be given that such transfer and ownership restrictions will ensure that the hotel management company will, in fact, be an “eligible independent contractor.” The hotel management company’s failure to qualify as an “eligible independent contractor” may or may not give us the right to terminate the management agreement.

          Two other limitations may affect our ability to treat rent paid by a TRS lessee or other lessee as qualifying rents from real property under the REIT rules. If the rent attributable to personal property leased by the TRS lessee (or other lessee) in connection with a lease of real property is greater than 15% of the total rent under the lease, then the portion of the rent attributable to such personal property will not qualify as rents from real property. Also, an amount received or accrued will not qualify as rents from real property for purposes of either the 75% or the 95% Income Test if it is based in whole or in part on the income or profits derived by any person from such property. However, an amount received or accrued will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. To comply with the limitation on rents attributable to personal property, a TRS lessee may acquire furnishings, equipment and personal property used in hotel property, at least to the extent that they exceed this 15% limit. To comply with the prohibition on rent based on net income, we may structure the leases to provide that each TRS lessee is obligated to pay our operating partnership a minimum base rent together with a gross percentage rent, at rates intended to equal market rental rates.

          In addition, rent paid by a TRS lessee or other lessee that leases a hotel property from our operating partnership will constitute rents from real property for purposes of the 75% and 95% Income Tests only if the lease is respected as a true lease for federal income tax purposes and is not treated as a service contract, joint venture or some other type of arrangement. The determination of whether a lease is a true lease depends on an analysis of all the surrounding facts and circumstances. Potential investors in shares of our common stock should be aware, however, that there are no controlling regulations, published administrative rulings or judicial decisions involving leases with terms substantially similar to the contemplated leases between our operating partnership and the TRS lessees that discuss whether the leases constitute true leases for federal income tax purposes. We intend to structure any leases relating to hotel property in which we may invest with our TRS lessees as true leases for federal income tax purposes; however, there can be no assurance that the IRS or a court will not assert a contrary position. If any leases between our operating partnership and a TRS lessee are re-characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payment that we receive from such TRS lessee would not be considered rent or would otherwise fail the various requirements for qualification as rents from real property.

          We intend to structure our operating partnership’s investments in hotel properties to give rise to qualifying income in the form of rents from real property and for gains on the sales of the hotel properties to also constitute qualifying income. However, no assurance can be given that either the rents or the gains will constitute qualifying income. In that case, we may not be able to satisfy either the 75% or the 95% Income Test and, as a result, could lose our REIT status. If we decide that the TRS should own a hotel property rather than lease it, dividends from such TRS of its earnings and gains from such hotel properties would not be qualifying income for purposes of the 75% Income Test.

     Operational Requirements — Asset Tests

          At the close of each quarter of our taxable year, starting with the taxable year with respect to which we elect to be taxed as a REIT, we also must satisfy four tests, which we refer to as “Asset Tests,” relating to the nature and diversification of our assets.

•
First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares of common stock in other qualified REITs, property attributable to the temporary investment of new capital as described above and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•
Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, which we refer to as the “10% Asset Test.” The 10% Asset Test does not apply to securities of a taxable REIT subsidiary, nor does it apply to certain “straight debt” instruments possessing certain characteristics. The term “securities” also does not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•
Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more taxable REIT subsidiaries. On July 30, 2008, President Bush signed into law the Housing and Economic Recovery Act of 2008, which, among other things, expands the limitation on holdings of securities of taxable REIT subsidiaries from 20% to 25% of the value of a REIT’s total assets for taxable years beginning after the date of enactment. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35% of the voting power or value.

          Any interest that we hold in a real estate mortgage investment conduit, or REMIC, will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT Income Tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset and income tests. If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in our hands, regardless of whether it is distributed.

          To the extent that we hold mortgage participations or CMBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them may not qualify for purposes of either or both of the 75% and 95% Income Tests, depending upon the circumstances and the specific structure of the investment.

          Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65 pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% Asset Test. We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% Asset Test. We intend to make such investments in such a manner as not to fail the asset test described above.

          The Asset Tests must generally be met for any quarter in which we acquire securities or other property. Upon full investment of the net offering proceeds we expect that most of our assets will consist of “real estate assets,” and we therefore expect to satisfy the Asset Tests.

          If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance. If that does not occur, we may nonetheless qualify for one of the relief provisions described below.

          To the extent that we fail one or more of the asset tests and we do not fall within the de minimis safe harbors with respect to the 5% and 10% asset tests, we may nevertheless be deemed to have satisfied such requirements if (1) we take certain corrective measures, (2) we meet certain technical requirements and (3) we pay a specified excise tax (the greater of (a) $50,000 or (b) an amount determined by multiplying the highest rate of corporate tax by the net income generated by the assets causing the failure for the period beginning on the first date of the failure and ending on the date that we dispose of the assets (or otherwise satisfy the asset test requirements)).

          The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions that make it easier for REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

          One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (1) it provides the IRS with a description of each asset causing the failure, (2) the failure is due to reasonable cause and not willful neglect, (3) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 35%) and (4) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or otherwise satisfies the relevant asset tests within that time frame.

          A second relief provision applies to de minimis violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (1) the value of the assets causing the violation do not exceed the lesser of 1% of the REIT’s total assets and $10,000,000, or (2) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

          The Internal Revenue Code also provides that certain securities will not cause a violation of the 10% Asset Test described above. Such securities include instruments that constitute “straight debt,” which includes securities having certain contingency features. A security cannot qualify as “straight debt” where a REIT (or a controlled taxable REIT subsidiary of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Internal Revenue Code provides that certain other securities will not violate the 10% Asset Test. Such securities include (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT and (6) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Operational Requirements — Gross Income Tests.” In addition, when applying the 10% Asset Test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate equity interest in that partnership.

     Operational Requirements — Annual Distribution Requirement

          To be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount of at least 90% of our REIT taxable income (computed without regard to the distributions paid deduction and our net capital gain and subject to certain other potential adjustments) for all tax years. While we must generally make distributions in the taxable year to which they relate, we may also make distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question and (2) they are paid on or before the first regular distribution payment date after the declaration.

          Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

          In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods;

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (1) the amounts actually distributed plus (2) retained amounts on which corporate level tax is paid by us.

          We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by our operating partnership that exceeds our allocable share of cash attributable to that sale. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. Our advisor has agreed to advance funds for distributions made by us to the extent distributions exceed our funds from operations. Additionally, we may find it necessary in those circumstances to arrange for financing or raise funds through the issuance of additional shares of common stock to meet our distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency distributions” in a later year and include such distributions in our deductions for distributions paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency distributions, but we would be required to pay interest and a penalty to the Internal Revenue Service based upon the amount of any deduction taken for deficiency distributions for the earlier year.

          As noted above, we may also elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	we would be required to pay the federal income tax on these gains;

•
taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•
the basis of the stockholder’s shares of common stock would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares of common stock.

          In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

          Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency distribution cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income by the Internal Revenue Service.

     Operational Requirements — Recordkeeping

          We must maintain certain records as set forth in Treasury Regulations to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of shares of our outstanding common stock. We intend to comply with these requirements.

Failure to Qualify as a REIT

          If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions paid to our stockholders in any year in which we fail to qualify as a REIT. In this situation, to the extent of current and accumulated earnings and profits, all distributions to our stockholders that are individuals will generally be taxable at capital gains rates (through 20 12 ), and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the distributions received deduction. We also will be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

          Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency distribution procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

Investments in Taxable REIT Subsidiaries

          We and each subsidiary that will qualify as a TRS, including each TRS lessee that leases one or more hotel properties in which we may invest from our operating partnership, will make a joint election for the TRS to be treated as a taxable REIT subsidiary of our REIT. A domestic TRS (or a foreign TRS with income from a U.S. business) pays federal state and local income taxes at the full applicable corporate rates on its taxable income prior to payment of any dividends. A TRS owning or leasing hotel property outside of the U.S. may pay foreign taxes. The taxes owed by our TRSs could be substantial. To the extent that our TRSs are required to pay federal, state, local or foreign taxes, the cash available for distribution by us will be reduced accordingly.

          A TRS is permitted to engage in certain kinds of activities that cannot be performed directly by us without jeopardizing our REIT status. However, several provisions regarding the arrangements between a REIT and its TRS ensure that a TRS will be subject to an appropriate level of federal income taxation. For example, the Internal Revenue Code limits the ability of our TRS to deduct interest payments in excess of a certain amount made to us. In addition, we must pay a 100% tax on some payments that we receive from, or on certain expenses deducted by, the TRS if the economic arrangements between us, our tenants and the TRS are not comparable to similar arrangements among unrelated parties. In particular, this 100% tax would apply to our share of any rent paid by a TRS lessee that was determined to be in excess of a market rate rent. We intend that all transactions between us and our TRS lessees will be conducted on an arm’s length basis and, therefore, that the rent paid by our TRS lessees to us will not be subject to the excise tax.

Taxation of Taxable U.S. Stockholders

          In this section, the phrase “U.S. stockholder” means a holder of our common stock that for federal income tax purposes is:

•	a citizen or resident of the United States;

•
a corporation, partnership or other entity treated as a corporation or partnership for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

          If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

          Under the Health Care and Education Reconciliation Act of 2010, amending the Patient Protection and Affordable Care Act, high-income U.S. individuals, estates, and trusts will be subject to an additional 3.8% tax on net investment income in tax years beginning after December 31, 2012. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

          For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described herein.

     Distributions Generally

          Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute distributions up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, these distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by individuals from taxable C corporations pursuant to the Jobs and Growth Tax Relief Reconciliation Act of 2003, as amended by subsequent legislation. Stockholders that are individuals, however, are taxed at the preferential rates on distributions designated by and received from us to the extent that the distributions are attributable to (1) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (2) distributions received by us from taxable C corporations, or (3) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

          To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares of common stock, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale of its shares of common stock. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own federal income tax returns.

          We will be treated as having sufficient earnings and profits to treat as a distribution any distribution by us up to the amount required to be distributed to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

     Capital Gain Distributions

          Distributions to U.S. stockholders that we properly designate as capital gain distributions normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his shares of common stock. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain distributions as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

     Certain Dispositions of Our Common Stock

          In general, capital gains recognized by individuals upon the sale or disposition of shares of common stock will be subject to a maximum federal income tax rate of 15% (through 2010) if such shares of common stock are held for more than 12 months and will be taxed at ordinary income rates (of up to 35% through 2010) if such shares of common stock are held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of a share of our common stock held for more than one year at the time of disposition will be considered long-term capital losses and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year with such capital losses). In addition, any loss upon a sale or exchange of shares of common stock by a stockholder who has held such shares of common stock for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

     Investments in Real Estate Outside the United States

          We may invest in real estate assets, directly or indirectly, in jurisdictions other than the United States. Such assets may be subject to taxes in these non-U.S. jurisdictions that ordinarily would give rise to foreign tax credits for U.S. resident taxpayers. However, our anticipated investment structure will prevent any of our U.S. stockholders from utilizing any foreign tax credits generated. The foreign assets we acquire will either be held by us, an entity that intends to qualify as a REIT, or through a taxable REIT subsidiary. Because we intend to operate as a REIT and we are entitled to a dividends paid deduction, the foreign tax credit limitation will prevent us from utilizing any foreign tax credits with respect to property that we acquire directly to offset our income. As such, we expect to only hold foreign real estate assets in low non-U.S. tax jurisdictions directly. With respect to real estate assets located in high non-U.S. tax jurisdictions, we expect to hold such assets through a taxable REIT subsidiary so that such subsidiary may be able to utilize the foreign tax credit to offset its U.S. taxable income. In either case, foreign taxes are not passed through to our U.S. stockholders for purposes of calculating our U.S. stockholders’ foreign tax credit.

     Information Reporting Requirements and Backup Withholding for U.S. Stockholders

          We will report to U.S. stockholders of our common stock and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if the stockholder:

•	fails to furnish its taxpayer identification number (which, for an individual, would be his Social Security number);

•	furnishes an incorrect taxpayer identification number;

•	is notified by the Internal Revenue Service that the stockholder has failed properly to report payments of interest or distributions and is subject to backup withholding; or

•
under some circumstances, fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding for failure to report interest and distribution payments or has been notified by the Internal Revenue Service that the stockholder is no longer subject to backup withholding for failure to report those payments.

          Backup withholding will not apply with respect to payments made to some stockholders, such as corporations in certain circumstances and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s United States federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

          Tax-exempt entities including employee pension benefit trusts and individual retirement accounts generally are exempt from United States federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” which we refer to as “UBTI,” as defined in the Internal Revenue Code. The Internal Revenue Service has issued a published ruling that distributions from a REIT to a tax-exempt pension trust did not constitute UBTI. Although rulings are merely interpretations of law by the Internal Revenue Service and may be revoked or modified, based on this analysis, indebtedness incurred by us or by our operating partnership in connection with the acquisition of a property should not cause any income derived from the property to be treated as UBTI upon the distribution of those amounts as distributions to a tax-exempt U.S. stockholder of our common stock. A tax-exempt entity that incurs indebtedness to finance its purchase of our common stock, however, will be subject to UBTI under the debt-financed income rules.

However, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under specified provisions of the Internal Revenue Code are subject to different UBTI rules, which generally will require them to treat distributions from us as UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These organizations are urged to consult their own tax advisor with respect to the treatment of our distributions to them.

          In addition, tax-exempt pension and specified other tax-exempt trusts that hold more than 10% by value of the shares of a REIT may be required to treat a specified percentage of REIT distributions as UBTI. This requirement applies only if our qualification as a REIT depends upon the application of a look-through exception to the closely-held restriction and we are considered to be predominantly held by those tax-exempt trusts. It is not anticipated that our qualification as a REIT will depend upon application of the look-through exception or that we will be predominantly held by these types of trusts; however, we do not guarantee that this will be the case in the future.

Special Tax Considerations for Non-U.S. Stockholders

          The rules governing United States federal income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders, which we refer to collectively as “Non-U.S. holders,” are complex. The following discussion is intended only as a summary of these rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country.

     Ordinary Distributions

          The portion of distributions received by Non-U.S. holders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. In general, Non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where the distribution income from a Non-U.S. holder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. holder’s conduct of a U.S. trade or business, the Non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. holder and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. holder that is a corporation.

     Non-Dividend Distributions

          Unless our common stock constitutes a U.S. real property interest, which we refer to as a “USRPI,” distributions by us that are not distributions out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to distributions. However, the Non-U.S. holder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in shares of our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, which we refer to as “FIRPTA,” at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

     Capital Gain Distributions

          A capital gain distribution will generally not be treated as income that is effectively connected with a U.S. trade or business and will instead be treated the same as an ordinary distribution from us, provided that (1) the capital gain distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the recipient Non-U.S. holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain distribution is received. If such requirements are not satisfied, such distributions will be treated as income that is effectively connected with a U.S. trade or business of the Non-U.S. holder without regard to whether the distribution is designated as a capital gain distribution and, in addition, shall be subject to a 35% withholding tax. We do not anticipate our common stock satisfying the “regularly traded” requirement. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor. Capital gain distributions received by a Non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax but may be subject to withholding tax.

     Dispositions of Our Common Stock

          A sale of our common stock by a Non-U.S. holder generally will be subject to U.S. taxation under FIRPTA. Our common stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. Due to the Asset Tests requirements and provided the “domestically controlled” exception discussed below does not apply, we would expect to constitute a USRPI for all taxable years.

          Even if the foregoing test is not met, our common stock nonetheless will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares of common stock is held directly or indirectly by Non-U.S. holders. We currently anticipate that we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, we cannot assure you that we are or will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a Non-U.S. holder’s sale of our common stock would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our common stock were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. We will not be “regularly traded” on an established securities market in the near future.

          If the gain on the sale of shares of common stock were subject to taxation under FIRPTA, a Non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. holder in two cases: (1) if the Non-U.S. holder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. holder, the Non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain or (2) if the Non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

     Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

          Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Statement of Share Ownership

          We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Federal Income Tax Aspects of Our Operating Partnership

          The following discussion summarizes certain federal income tax considerations applicable to our investment in our operating partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

     Classification as a Partnership

          We will be entitled to include in our income a distributive share of our operating partnership’s income and to deduct our distributive share of our operating partnership’s losses only if our operating partnership is classified for federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the “Check-the-Box-Regulations,” an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

          Even though our operating partnership will not elect to be treated as an association for Federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under applicable Treasury regulations, which we refer to as the “PTP Regulations,” limited safe harbors from the definition of a publicly traded partnership are provided. Pursuant to one of those safe harbors, which we refer to as the “Private Placement Exclusion,” interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. We and our operating partnership believe and currently intend to take the position that our operating partnership should not be classified as a publicly traded partnership because (1) common units are not traded on an established securities market and (2) common units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, our operating partnership presently qualifies for the Private Placement Exclusion.

          Even if our operating partnership were considered a publicly traded partnership under the PTP Regulations, our operating partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Internal Revenue Code. In general, qualifying income includes interest, distributions, real property rents (as defined by section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property. If our operating partnership were characterized as a publicly traded partnership even if it were not taxable as a corporation because of the qualifying income exception, however, holders of common units would be subject to special rules under section 469 of the Internal Revenue Code. Under such rules, each holder of common units would be required to treat any loss derived from our operating partnership separately from any income or loss derived from any other publicly traded partnership, as well as from income or loss derived from other passive activities. In such case, any net losses or credits attributable to our operating partnership that are carried forward may only be offset against future income of our operating partnership. Moreover, unlike other passive activity losses, suspended losses attributable to our operating partnership would only be allowed upon the complete disposition of the common unit holder’s “entire interest” in our operating partnership.

          We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that our operating partnership will be classified as a partnership for federal income tax purposes.

          If for any reason our operating partnership were taxable as a corporation, rather than a partnership, for federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. In addition, any change in our operating partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of our operating partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Our operating partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute distributions that would not be deductible in computing our operating partnership’s taxable income.

     Income Taxation of Our Operating Partnership and its Partners

          Partners, Not Operating Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. As a partner in our operating partnership, we will be required to take into account our allocable share of our operating partnership’s income, gains, losses, deductions and credits for any taxable year of our operating partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from our operating partnership.

          Operating Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Internal Revenue Code if they do not comply with the provisions of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

          Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Internal Revenue Code, and several reasonable allocation methods are described therein.

          Under the operating partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of our operating partnership generally will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to our operating partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a distribution. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a distribution than would have occurred had we purchased such properties for cash.

          Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in our operating partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to our operating partnership by us, (2) increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership and (3) reduced, but not below zero, by (a) our allocable share of our operating partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of our operating partnership. If the allocation of our distributive share of our operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in our operating partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from our operating partnership or a reduction in our share of our operating partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in our operating partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

          Depreciation Deductions Available to Our Operating Partnership. Our operating partnership will use a portion of contributions we make from net offering proceeds to acquire interests in properties and securities. To the extent that our operating partnership acquires properties or securities for cash, our operating partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by our operating partnership. Our operating partnership plans to depreciate each depreciable property for federal income tax purposes under the alternative depreciation system of depreciation, which we refer to as “ADS.” Under ADS, our operating partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that our operating partnership acquires properties in exchange for units of our operating partnership, our operating partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

          Sale of Our Operating Partnership’s Property. Generally, any gain realized by our operating partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Whether property is held primarily for sale to customers in the ordinary course of a trade or business depends on the facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least four years. Despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entry, including our operating partnership, but excluding out taxable REIT subsidiaries, will not be treated as property held primarily for sale to customers in the ordinary course of trade or business.

Other Federal Tax Considerations

     Legislative or Other Actions Affecting REITs

          The American Jobs Creation Act of 2004, which we refer to as the “2004 Act,” made numerous changes to REIT tax rules, including the adoption of new REIT income and asset test relief provisions, as described above. Except as noted above, the provisions of the 2004 Act are effective for taxable years beginning in 2005. In addition, The Jobs and Growth Tax Relief Reconciliation Act of 2003, as amended by subsequent legislation, reduced the maximum tax rates at which individuals are taxed on capital gains from 20% to 15% (through 20 12 ) and on distributions payable by taxable C corporations from 38.6% to 15% (through 20 12 ). While gains from the sale of the shares of REITs are eligible for the reduced tax rates, distributions payable by REITs are not eligible for the reduced tax rates except in limited circumstances. As a result, distributions received from REITs generally will continue to be taxed at ordinary income rates (now at a maximum rate of 35% through 20 12 ). The more favorable tax rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the shares of non-REIT corporations that make distributions, which could adversely affect the value of the shares of REITs, including our shares.

          The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

STATE AND LOCAL TAX CONSIDERATIONS

          We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. Our tax treatment, the tax treatment of our operating partnership, any operating subsidiaries, joint ventures or other arrangements we or our operating partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

          Some states may impose an entity level tax directly on us. For example, Texas enacted legislation in 2006 that amended its franchise tax effective for reports originally due on or after January 1, 2008. Under the revised franchise tax, commonly referred to as a margins tax, a REIT may be treated as a “taxable entity” if it has any amount of its assets in direct holdings of real estate, other than real estate it occupies for business purposes, as opposed to holding interests in limited partnerships or other entities that directly hold the real estate. If the REIT is treated as a taxable entity, then the tax base is the entity’s gross margin, computed as the lesser of (1) 70% of the entity’s total revenue or (2) the entity’s total revenue less compensation or cost of goods sold, subject to allocation and apportionment under the applicable rules. Each prospective investor is advised to consult his or her own tax advisor to determine the state and local tax consequences of this and other entity level taxes that may be imposed on us.

ERISA CONSIDERATIONS

          Employee benefit plans that are subject to the fiduciary provisions of ERISA (including, without limitation, pension and profit-sharing plans) and plans that are subject to Section 4975 of the Internal Revenue Code (including, without limitation, IRAs and Keogh plans) and entities deemed to hold “plan assets” of each of the foregoing, as well as governmental plans, foreign plans and other employee benefit plans, accounts or arrangements that are not subject to the fiduciary provisions of ERISA or Section 4975 of the Internal Revenue Code and entities deemed to hold “plan assets” of any of the foregoing may generally invest in us, subject to the following considerations. For purposes of this section, all of the different types of plans or arrangements identified above are collectively identified as benefit plans.

          The following summary is based on the fiduciary responsibility provisions of ERISA, relevant regulations and opinions issued by the United States Department of Labor, or the DOL, and court decisions, and on the pertinent provisions of the Internal Revenue Code, regulations issued thereunder and published rulings and procedures of the Internal Revenue Service as in effect on the date of this prospectus. This summary does not purport to be complete and is qualified in its entirety by reference to ERISA and the Internal Revenue Code. No assurance can be given that future regulations, changes in administrative regulations or rulings or court decisions will not significantly modify the requirements summarized herein. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release. In addition, this summary does not include all of the fiduciary investment considerations relevant to benefit plan investors, as defined below, and should not be construed as legal advice or a legal opinion.

General Fiduciary Considerations for Investment in our Company by Benefit Plans

          The fiduciary provisions of ERISA, and the fiduciary provisions of pension codes applicable to governmental, foreign or other employee benefit plans or retirement arrangements that are not subject to ERISA, may impose limitations on investment in our company. Fiduciaries of benefit plans, in consultation with their advisors, should consider, to the extent applicable, the impact of such fiduciary rules and regulations on an investment in our company. Among other considerations, the fiduciary of a benefit plan should take into account the composition of the benefit plan’s portfolio with respect to diversification; the cash flow needs of the benefit plan and the effect thereon of the illiquidity of the investment; the economic terms of the benefit plan’s investment in us; the benefit plan’s funding objectives; the tax effects of the investment; and the fact that our management will not take the particular objectives of any investors into account.

          It is intended that our assets will not be considered plan assets under ERISA or be subject to any fiduciary or investment restrictions that may exist under pension codes specifically applicable to such benefit plans. Each benefit plan will be required to acknowledge and agree in connection with its investment in our shares to the foregoing status of our company and that there is no rule, regulation or requirement applicable to such investor that is inconsistent with the foregoing description of us.

          Benefit plan fiduciaries may be required to determine and report annually the fair market value of the assets of the benefit plan. Since it is expected that there will not be any public market for our shares, there may not be an independent basis for the benefit plan fiduciary to determine the fair market value of our shares.

ERISA Restrictions if the Company Holds Plan Assets

          If we are deemed to hold plan assets under the plan asset regulation (as defined and described in the following paragraph), the investment in us by each such benefit plan investor could constitute an improper delegation of investment authority by the fiduciary of such benefit plan investor. In addition, any transaction we enter into would be treated as a transaction with each such benefit plan investor (such as a property lease, acquisition, sale or financing) with certain “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Internal Revenue Code) with respect to a benefit plan investor (as defined in the following paragraph) could be a “prohibited transaction” under ERISA or Section 4975 of the Internal Revenue Code. If we were subject to ERISA, certain aspects of our structure could also violate ERISA.

     ERISA Plan Assets

          The DOL has published regulations relating to the definition of “plan assets,” 29 C.F.R. Section 2510.3-101, as modified by ERISA Section 3(42), or the plan asset regulation. Under the plan asset regulation, a benefit plan investor’s assets would be deemed to include an undivided interest in each of our underlying assets unless investment by benefit plan investors is not “significant” or we constitute an “operating company” (each as defined below). A benefit plan investor includes any employee benefit plan that is subject to the fiduciary provisions of ERISA, plans that are subject to Section 4875 of the Internal Revenue Code and entities deemed to hold plan assets of each of the foregoing.

     Significant Investment by Benefit Plan Investors

          Investment by benefit plan investors would not be “significant” if less than 25% of the value of each class of equity interests in our company (excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over our assets or that provide investment advice for a fee (direct or indirect) with respect to our assets, and affiliates (other than a benefit plan investor) of any of the foregoing persons) is held by benefit plan investors. Commingled vehicles that are subject to ERISA are generally counted as benefit plan investors for this purpose only to the extent of investment in such entity by benefit plan investors.

          We reserve the right to reject subscriptions in whole or in part for any reason, including that the investor is a benefit plan investor. In the event we elect to limit investment in us by benefit plan investors, we may have the authority to restrict transfers of our shares and may require a full or partial withdrawal of any benefit plan investor to the extent we deem appropriate to avoid having our assets deemed to be plan assets of any benefit plan investor.

     Operating Company Status of Company

          If participation by benefit plan investors in us is “significant” as defined above, we intend to conduct our operations so as to qualify as an “operating company,” including a “real estate operating company”, or a “venture capital operating company,” so that our assets will not be considered “plan assets” of any benefit plan investor. To constitute a “venture capital operating company” under the plan asset regulation, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in operating companies with respect to which the entity obtains direct contractual rights to participate significantly in management decisions, and must regularly exercise its rights in the ordinary course of its business. To constitute a “real estate operating company” under the plan asset regulation, an entity such as us must, on its initial valuation date and during each annual valuation period, have at least 50% of its assets (valued at cost, excluding short-term investments pending long-term commitment or distribution) invested in real estate which is managed or developed and with respect to which such entity has the right to substantially participate directly in the management or development activities, and must engage directly, in the ordinary course of its business, in real estate management or development activities.

          There is very little authority regarding the application of ERISA and the plan asset regulation to entities such as us, and there can be no assurance that the DOL or the courts would not take a position or promulgate additional rules or regulations that could significantly impact the “plan asset” status of our company.

Prohibited Transaction Considerations

          Fiduciaries of benefit plan investors should also consider whether an investment in us could involve a direct or indirect transaction with a “party in interest” or “disqualified person” as defined in ERISA and Section 4975 of the Internal Revenue Code, and if so, whether such prohibited transaction may be covered by an exemption. ERISA contains a statutory exemption that permits a benefit plan investor to enter into a transaction with a person who is a party in interest or a disqualified person solely by reason of being a service provider or affiliated with a service provider to the benefit plan investor, provided that the transaction is for “adequate consideration.” There are also a number of statutory or regulatory exemptions or administrative prohibited transaction class exemptions that may be available to certain fiduciaries acting on behalf of a benefit plan investor. Fiduciaries of benefit plan investors should also consider whether investment in our company could involve a conflict of interest. In particular, a prohibited conflict of interest could arise if the fiduciary acting on behalf of the benefit plan investor has any interest in or affiliation with us.

Governmental Plans

          Government sponsored plans are not subject to the fiduciary provisions of ERISA and are also not subject to the prohibited transaction provisions under Section 4975 of the Internal Revenue Code. However, federal, state or local laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and the Internal Revenue Code discussed above and may include other limitations on permissible investments. Accordingly, fiduciaries of governmental plans, in consultation with their advisors, should consider the requirements of their respective pension codes with respect to investments in us, as well as the general fiduciary considerations discussed above.

          The fiduciary of each prospective governmental plan investor will be required to represent and warrant that an investment in us is permissible, complies in all respects with applicable law and has been duly authorized.

Individuals Investing With IRA Assets

          Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs. Our acceptance of an investment by an IRA should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in us is appropriate for, and permissible under, the terms of its IRA governing documents. IRA investors should consider in particular that our shares will be illiquid and that it is not expected that a significant market will exist for the resale of our shares, as well as the other general fiduciary considerations described above.

          Although IRAs are not subject to ERISA, they are subject to the provisions of Section 4975 of the Internal Revenue Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with us or any of our affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with us or any of our affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Annual Valuation

          A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan?s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset?s fair market value, assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

          Unless and until our shares are listed on a national securities exchange, we do not expect that a public market for our shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of shares when the fair market value of such shares is not determined in the marketplace. Until 18 months after the last offering of our shares and prior to any listing of our shares on a national securities exchange, we intend to use the offering price of shares in our most recent offering as the estimated value of a share of our common stock; provided, however, that if we have sold properties or other assets and have made one or more special distributions to stockholders of all or a portion of the net proceeds from such sales, the estimated value of a share of our common stock will be equal to the offering price of shares in our most recent off ering less the amount of net sale proceeds per share that constitute a return of capital distributed to investors as a result of such sales. Beginning 18 months after the last offering of our shares and prior to any listing of our shares on a national securities exchange, the estimated value of our shares will be based on valuations of our properties and other assets. These valuations may be prepared by persons independent of us and our advisor.

Conclusion

          Acceptance of subscriptions of any benefit plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that benefit plan or that the investment is appropriate for such benefit plan. Each benefit plan fiduciary should consult with his or her own legal advisors as to the propriety of an investment in our company in light of the specific requirements applicable to that benefit plan.

PLAN OF DISTRIBUTION

General

          We are offering a maximum of $1,100,000,000 in shares of our common stock in this offering, including $1,000,000,000 in shares of our common stock (100,000,000 shares) initially allocated to be offered in the primary offering and $100,000,000 in shares of our common stock (10,526,316 shares) initially allocated to be offered pursuant to the distribution reinvestment plan. Prior to the conclusion of this offering, if any of the 10,526,316 shares of our common stock initially allocated to the distribution reinvestment plan remain after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the 10,526,316 shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the 100,000,000 shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. Shares of our common stock in the primary offering are being offered at an initial price of $10.00 per share. Any shares purchased pursuant to the distribution reinvestment plan will be sold at an initial price of $9.50 per share.

          Our board of directors may in its sole discretion from time to time change the offering price of our shares of common stock and, therefore, the number of shares being offered in this offering. In such event, we expect that our board of directors would consider, among other factors, our estimated per-share net asset value. In estimating our per-share net asset value, we will consider the estimated value of other assets and liabilities and make various adjustments and estimates in order to account for our operations. In addition, our board of directors may consider our historical and anticipated results of operations and financial conditions, our current and anticipated distribution payments, yields and offering prices of other real estate companies we deem to be substantially similar to us, our current and anticipated capital and debt structure, the recommendations and assessment of our prospects made by our advisor and expected execution of our investment and operating strategies. The offering price may not be indicative of the price our stockholders would receive if they sold our shares in an arms-length transaction, if our shares were actively traded or if we were liquidated. Moreover, since certain fees and costs associated with this offering may be added to the estimated per-share net asset values of our company in connection with changing the offering price of our shares, the proceeds received from a liquidation of our assets may be substantially less than the offering price of our shares.

          Real estate values fluctuate and fees may fluctuate which in the future may result in an increase or decrease in the price of our shares of common stock. Thus, future adjustments to the offering price of our shares could result in a higher or lower offering price. The members of our board of directors must, in accordance with their fiduciary duties, act in a manner which they believe is in the best interests of our stockholders when making any decision to adjust the offering price of our shares of common stock.

          Any adjustments to the offering price will be made through a supplement or an amendment to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part. Our board of directors may change the offering price from time to time in its sole discretion. In no event will our board of directors change the offering price more frequently than quarterly during this offering. Additionally, we cannot assure you that our offering price will increase in the future or that our offering price will not decrease during this offering, or in connection with any future offering of our shares. We have no obligation to adjust the offering price of our shares and any adjustment in the offering price or the price of shares sold pursuant to our distribution reinvestment plan will be made in the sole and absolute discretion of our board of directors.

          We are offering the shares of our common stock to the public on a best efforts basis, which means generally that our dealer manager and the participating broker-dealers described below will be required to use only their best efforts to sell the shares of our common stock, and they have no firm commitment or obligation to purchase any shares of our common stock. Our agreement with our dealer manager may be terminated by either party upon 60 days’ written notice.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

          Except as provided below, Moody Securities, LLC, our dealer manager, will receive a sales commission of 6.5% of the gross proceeds from the sale of shares of our common stock in the primary offering. Our dealer manager will also receive 3.5% of the gross proceeds from the sale of shares in the primary offering in the form of a dealer manager fee as compensation for acting as our dealer manager. Our dealer manager will not receive any sales commission or dealer manager fee for shares sold pursuant to our distribution reinvestment plan. We will also reimburse our dealer manager for accountable bona fide due diligence expenses. Our advisor will receive reimbursement for cumulative organization and offering expenses incurred by our advisor such as legal, accounting, printing and other offering expenses, including marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock, which will include development of marketing materials and marketing presentations, planning and participating in due diligence and training and education and generally coordinating the marketing process for us. Any such reimbursements will not exceed actual expenses incurred by the advisor and will only be made to the extent that such reimbursements would not cause the cumulative sales commission, the dealer manager fee and other organization and offering expenses borne by us to exceed 15.0% of gross offering proceeds from the sale of shares in the primary offering as of the date of reimbursement. Our advisor and its affiliates will be responsible for the payment of our cumulative organization and offering expenses to the extent that total organization and offering expenses, including sales commissions, dealer manager fees and accountable due diligence expenses, exceed 15.0% of the aggregate gross offering proceeds from the sale of shares in the primary offering, without recourse against or reimbursement by us. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares of our common stock.

          Our dealer manager may authorize certain additional broker-dealers who are members of FINRA to participate in selling shares of our common stock to investors. Our dealer manager may re-allow all or a portion of its sales commissions from the sale of shares in the primary offering to such participating broker-dealers with respect to shares of our common stock sold by them. Our dealer manager, in its sole discretion, may also re-allow to participating broker-dealers a portion of its dealer manager fee for reimbursement of marketing expenses. The maximum amount of reimbursements would be based on such factors as the number of shares sold by participating broker-dealers, the assistance of such participating broker-dealers in marketing the offering and due diligence expenses incurred.

          We will not pay any selling commissions in connection with the sale of shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero if (1) the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice or (2) the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transaction. All such sales must be made through registered broker-dealers. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in our shares. In connection with the sale of shares to investors who elect the “wrap fee” feature, the dealer manager may pay to the registered investment advisor or other financial advisor or the company that sponsors the wrap account, service or other denominated fees on an annual basis.

          As required by the rules of FINRA, total underwriting compensation will not exceed 10.0% of our gross offering proceeds. FINRA and many states limit our total organization and offering expenses, which includes underwriting compensation, reimbursement of bona fide due diligence expenses and issuer organization and offering expenses, to 15.0% of gross offering proceeds. We will reimburse our advisor for actual organization and offering expenses incurred by our advisor, which such amount, including sales commissions, dealer manager fees and accountable due diligence expenses, shall not exceed the 15.0% FINRA limitation. However, assuming we raise the maximum offering amount, we expect our total organization and offering expenses to be approximately 2.2% of the gross offering proceeds.

Expense	Maximum Percent of Gross Primary Offering Proceeds
Sales commissions	6.5%
Dealer manager fee	3.5%
All other organization and offering expenses (1)	2.2%
Total	12.2%

____________________
(1)
Organizational and offering expenses consist of reimbursement of, among other items, the cumulative cost of actual legal, accounting, printing and other accountable offering expenses, including amounts to reimburse our advisor for marketing, salaries and direct expenses of its employees, employees of its affiliates and others while engaged in registering and marketing the shares of our common stock to be sold in this offering, which expenses include the development of marketing materials and marketing presentations, participating in due diligence, training seminars and educational conferences and coordinating generally the marketing process for this offering.

          To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, including our dealer manager, against certain liabilities arising under the Securities Act and certain liabilities arising from breaches of our representations and warranties contained in our dealer manager agreement.

Sales Commissions and Volume Discounts

          Our executive officers and directors and their immediate family members, as well as officers and employees of our advisor and our advisor’s affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers may purchase shares of our common stock in this offering and may be charged a reduced rate for certain fees and expenses in respect of such purchases. We expect that a limited number of shares of our common stock will be sold to such persons. However, except for certain share ownership and transfer restrictions contained in our charter, there is no limit on the number of shares of our common stock that may be sold to such persons. In addition, the sales commission and dealer manager fee may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales to our affiliates and sales under our distribution reinvestment plan. The amount of net proceeds to us will not be affected by reducing or eliminating the sales commissions or the dealer manager fee payable in connection with sales to such investors and affiliates. Our advisor and its affiliates will be expected to hold their shares of our common stock purchased as stockholders for investment and not with a view towards distribution.

          Certain institutional investors and our affiliates may also agree with a participating broker-dealer selling shares of our common stock (or with our dealer manager if no participating broker-dealer is involved in the transaction) to reduce or eliminate the sales commission. The amount of net proceeds to us will not be affected by reducing or eliminating commissions payable in connection with sales to such institutional investors and affiliates.

          In connection with sales of over $500,000 or more to a qualifying purchaser (as defined below), a participating broker-dealer may offer such qualifying purchaser a volume discount by reducing the amount of its sales commissions. Such reduction would be credited to the qualifying purchaser by reducing the total purchase price of the shares payable by the qualifying purchaser.

          Assuming a public offering price of $10.00 per share, the following table illustrates the various discount levels that may be offered to qualifying purchasers by participating broker-dealers for shares purchased in the primary offering:

Commissions on Sales per Incremental Share in Volume Discount Range

Dollar Volume of Shares Purchased	Purchase Price per Share to Investor	Percentage (Based on $10.00 / Share)	Amount per Share	Dealer Manager Fee per Share	Net Proceeds per Share
$500,000 or less	$10.00	6.5%	$0.65	$0.35	$9.00
$500,001-$750,000	$9.90	5.5%	$0.55	$0.35	$9.00
$750,001-$1,000,000	$9.80	4.5%	$0.45	$0.35	$9.00
$1,000,001-$2,000,000	$9.70	3.5%	$0.35	$0.35	$9.00
$2,000,001-$3,000,000	$9.60	2.5%	$0.25	$0.35	$9.00
$3,000,001-$5,000,000	$9.50	1.5%	$0.15	$0.35	$9.00
Over $5,000,001	$9.40	0.5%	$0.05	$0.35	$9.00

          Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any qualifying purchaser, provided all such shares are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single qualifying purchaser. Any request to combine more than one subscription must be made in writing submitted simultaneously with your subscription for shares, and must set forth the basis for such request. Any such request will be subject to verification by the dealer manager that all of such subscriptions were made by a single qualifying purchaser

          For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

          Notwithstanding the above, in connection with volume sales, investors who would not constitute a single qualifying purchaser may request in writing to aggregate subscriptions as part of a combined order for purposes of determining the number of shares purchased, provided that any aggregate group of subscriptions must be received from the same participating broker-dealer, including the dealer manager. Any such reduction in selling commission will be prorated among the separate subscribers.

          Because all investors will be paid the same distributions per share as other investors, an investor qualifying for a volume discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Investors should ask their broker-dealer about the opportunity to receive volume discounts by either qualifying as a qualifying purchaser or by having their subscription(s) aggregated with the subscriptions of other investors, as described above.

SUPPLEMENTAL SALES MATERIAL

          In addition to this prospectus, we may utilize certain sales material in connection with the offering of shares of our common stock, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our sponsor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

          The offering of shares of our common stock is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the shares of our common stock.

LEGAL MATTERS

          The legality of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. The statements relating to certain federal income tax matters under the caption “Federal Income Tax Considerations” have been reviewed by and our qualifications as a REIT for federal income tax purposes has been passed upon by Alston & Bird LLP, Atlanta, Georgia.

ADDITIONAL INFORMATION

          We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. As a result of the effectiveness of the registration statement, we will be subject to the informational reporting requirements of the Exchange Act, and under the Exchange Act, we will file reports, proxy statements and other information with the SEC. You may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site’s Internet address is www.sec.gov.

          You may also request a copy of these filings at no cost, by writing or telephoning us at:

6363 Woodway Drive, Suite 110
Houston, Texas 77057
713-977-7500
Attn: Investor Relations

          Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

          We also maintain a website at http://moodynationalreit.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A:

PRIOR PERFORMANCE TABLES

          The following prior performance tables provide information relating to the real estate investment programs sponsored by Moody National and its affiliates, collectively referred to herein as the “prior real estate programs.”  These programs were not prior programs of Moody National REIT I, Inc. Moody National and its affiliates provide commercial real estate services, which focus on identifying and developing institutional quality real estate products and programs for individual and institutional investors. Each individual prior real estate program has its own specific investment objectives; however, the general investment objectives common to all prior real estate programs include providing investors with (1) exposure to investment in real estate as an asset class and (2) current income. Accordingly, each of the prior real estate programs has similar investment objectives to those of Moody National REIT I, Inc.

          This information should be read together with the summary information included in the “Prior Performance Summary” section of this prospectus.

          INVESTORS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING, IN ANY MANNER, THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. INVESTORS SHOULD NOTE THAT, BY ACQUIRING OUR SHARES, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PROGRAM.

Description of the Tables

          All information contained in the Tables in this Appendix A is as of December 31, 2010. The following tables are included herein:

          Table I—Experience in Raising and Investing Funds

          Table II—Compensation to Sponsor

          Table III—Annual Operating Results of Prior Real Estate Programs

           Table IV—Operating Results of Prior Real Estate Programs Which Have Completed Operations

           Table V—Sale or Disposition of Properties

          Table IV has been omitted since none of the prior real estate programs have been liquidated. Likewise, Table V has been omitted because none of the prior real estate programs have sold or disposed of properties.

          Additional information relating to the acquisition of properties by prior real estate programs is contained in Table VI, which is included in Part II of the registration statement which Moody National REIT I, Inc. has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

Table I presents information showing the experience of Moody National REIT Sponsor, LLC, or Moody National, and its affiliates in raising and investing funds for prior real estate programs. Information is included for 8 tenant-in-common offerings and 1 Delaware Statutory Trust offering that closed during the three years ended December 31, 2010. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested. All figures are as of December 31, 2010.

	Springhill Suites Des Moines
Dollar amount offered	$4,310,000
Dollar amount raised	$4,310,000	100%
Less Offering Expenses:
Sales Commissions(1)	$344,800	8.0%
Organizational and Offering Expenses	$129,300	3.0%
Marketing and Due Diligence	$43,100	1.0%
Reserves(2)	$606,413	14.1%
Amount available for investment	$3,186,387	73.9%
Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$173,009	4.0%
Cash Down Payment	$2,501,378	58.0%
Acquisition Fees	$258,600	6.0%
Other(4)	$253,400	5.9%
Total Acquisition Cost	$3,186,387	73.9%
Percent leverage(5)	66.0%
Date Offering Began	10/17/2007
Length of Offering (In Days)	92
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	2.7

_____________________
Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx Reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” represents acquisition costs related to the purchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount divided by the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	Fairfield Inn & Suites West Des Moines		Residence Inn Torrance		Residence Inn Perimeter
Dollar amount offered	$6,555,000		$23,015,000		$7,080,000
Dollar amount raised	$6,555,000	100%	$23,015,000	100%	$7,080,000	100%
Less Offering Expenses:
Sales Commissions(1)	$524,400	8.0%	$1,841,200	8.0%	$566,400	8.0%
Organizational and Offering Expenses	$196,650	3.0%	$690,450	3.0%	$212,400	3.0%
Marketing and Due Diligence	$65,550	1.0%	$230,150	1.0%	$70,800	1.0%
Reserves(2)	$637,909	9.7%	$6,168,823	26.8%	$3,079,655	43.5%
Amount available for investment	$5,130,491	78.3%	$14,084,377	61.2%	$3,150,745	44.5%
Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$176,825	2.7%	$155,877	0.7%	$107,745	1.5%
Cash Down Payment	$4,231,166	64.5%	$11,696,204	50.8%	$2,124,056	30.0%
Acquisition Fees	$393,300	6.0%	$1,380,900	6.0%	$424,800	6.0%
Other(4)	$329,200	5.0%	$851,396	3.7%	$494,144	7.0%
Total Acquisition Cost	$5,130,491	78.3%	$14,084,377	61.2%	$3,150,745	44.5%
Percent leverage(5)	53.6%		61.6%		60.1%
Date Offering Began	10/15/2007		11/5/2007		11/15/2007
Length of Offering (In Days)	192		151		78
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	5.7		4.5		2.3

_______________________
Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” represents acquisition costs related to the p urchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount divided by the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	Residence Inn Midtown Atlanta		Springhill Suites Pittsburgh		Springhill Suites Houston Medical Center/Reliant Park
Dollar amount offered	$7,475,000		$8,800,000		$11,340,000
Dollar amount raised	$7,475,000	100%	$8,800,000	100%	$11,340,000	100%
Less Offering Expenses:
Sales Commissions(1)	$598,000	8.0%	$704,000	8.0%	$907,200	8.0%
Organizational and Offering Expenses	$224,250	3.0%	$264,000	3.0%	$340,200	3.0%
Marketing and Due Diligence	$74,750	1.0%	$88,000	1.0%	$113,400	1.0%
Reserves(2)	$529,057	7.1%	$682,380	7.8%	$1,217,905	10.7%
Amount available for investment	$6,048,943	80.9%	$7,061,620	80.2%	$8,761,295	77.3%
Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$151,666	2.0%	$689,969	7.8%	$292,058	2.6%
Cash Down Payment	$5,067,777	67.8%	$5,407,651	61.5%	$7,178,237	63.3%
Acquisition Fees	$448,500	6.0%	$528,000	6.0%	$680,400	6.0%
Other(4)	$381,000	5.1%	$436,000	5.0%	$610,600	5.4%
Total Acquisition Cost	$6,048,943	80.9%	$7,061,620	80.2%	$8,761,295	77.3%
Percent leverage(5)	59.4%		51.9%		56.0%
Date Offering Began	1/25/2008		2/29/2008		3/10/2008
Length of Offering (In Days)	147		222		115
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	4.3		6.6		3.4

_____________________________
Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” represents acquisition costs related to the p urchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount divided by the total purchase price

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS — (Continued)
(UNAUDITED)

	TownePlace Suites Portland Scarborough		Moody National HP Grapevine Trust
Dollar amount offered	$9,690,000		$11,235,000
Dollar amount raised	$9,690,000	100%	$11,235,000	100%
Less Offering Expenses:
Sales Commissions(1)	$775,200	8.0%	$898,800	8.0%
Organizational and Offering Expenses	$193,800	2.0%	$337,050	3.0%
Marketing and Due Diligence	$96,900	1.0%	$112,350	1.0%
Reserves(2)	$860,064	8.9%	$507,003	4.5%
Amount available for investment	$7,764,036	80.1%	$9,379,797	83.5%
Acquisition Costs:
Prepaid items and fees related to purchase of property(3)	$182,636	1.9%	$90,000	0.8%
Cash Down Payment	$6,905,000	71.3%	$8,550,000	76.1%
Acquisition Fees	$387,600	4.0%	$290,397	2.6%
Other(4)	$288,800	3.0%	$449,400	4.0%
Total Acquisition Cost	$7,764,036	80.1%	$9,379,797	83.5%
Percent leverage(5)	0.0%		53.6%
Date Offering Began	4/15/2008		7/1/2008
Length of Offering (In Days)	149		100
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	4.4		3.0

_________________________
Notes to Table I

(1)	Sales commissions includes representative fee and managing broker dealer fee

(2)	“Reserves” represents one month loan payment, tenant-in-common reserves, tax and insurance reserve, and CapEx reserve (PIP)

(3)	“Prepaid Items” represents franchise transfer fee, transfer tax, third party expenses, and legal fees

(4)	“Other” represents acquisition costs related to the p urchase of furniture, fixtures and equipment, financing fee, and general closing costs

(5)	“Percent leverage” represents the mortgage loan amount divided by the total purchase price

TABLE II
COMPENSATION TO SPONSOR
(UNAUDITED)

Table II provides a summary of the amount and type of compensation paid to Moody National and its affiliates related to prior real estate programs that have conducted offerings which closed during the three years ended December 31, 2010. Also included is a summary of the amount and types of compensation paid to Moody National and its affiliates related to all other prior real estate programs the offerings of which closed during the three years ended December 31, 2010. All figures are as of December 31, 2010.

Springhill Suites Des Moines
Date Offering Commenced	10/17/2007
Dollar Amount Raised	$4,310,000
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$40,511
Underwriting Fees	$—
Financing Fee	$86,200
Acquisition Fees	$258,600
Other(1)	$614,371
Total amount paid to Sponsor	$999,682
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—
Amount Paid to Sponsor from Operations: (2)
Property Management Fees	—
Partnership Management Fees	—
Reimbursements	—
Leasing Commissions	—
Other	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—
Notes	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—
Incentive Fees	—
Other	—

_________________________
Note to Table II

(1)	Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

(2)	Under the master lease structure for a tenant-in-common program, the sponsor of the program is required to pay all fees related to the property, including taxes, insurance, repairs and maintenance as well as any management fees. Because these fees are not charged to investors, they are not included in the above table.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	Fairfield Inn & Suites West Des Moines	Residence Inn Torrance	Residence Inn Perimeter
Date Offering Commenced	10/15/2007	11/5/2007	11/15/2007
Dollar Amount Raised	$6,555,000	$23,015,000	$7,080,000
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$42,673	$—	$—
Underwriting Fees	$—	$—	$—
Financing Fee	$131,100	$460,300	$141,600
Acquisition Fees	$393,300	$1,380,900	$424,800
Other(1)	$638,137	$6,116,034	$3,106,053
Total amount paid to Sponsor	$1,205,210	$7,957,234	$3,672,453
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations: (2)
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

________________________
Note to Table II

(1)	Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

(2)	Under the master lease structure for a tenant-in-common program, the sponsor of the program is required to pay all fees related to the property, including taxes, insurance, repairs and maintenance as well as any management fees. Because these fees are not charged to investors, they are not included in the above table.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	Residence Inn Midtown Atlanta	Springhill Suites Pittsburgh	Springhill Suites Houston Medical Center/Reliant Park
Date Offering Commenced	1/25/2008	2/29/2008	3/10/2008
Dollar Amount Raised	$7,475,000	$8,800,000	$11,340,000
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$79,441	$49,070	$72,567
Underwriting Fees	$—	$—	$—
Financing Fee	$149,500	$176,000	$226,800
Acquisition Fees	$448,500	$528,000	$680,400
Other(1)	$518,139	$670,873	$1,222,074
Total amount paid to Sponsor	$1,195,580	$1,423,943	$2,201,841
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations: (2)
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

_______________________
Note to Table II

(1)	Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

(2)	Under the master lease structure for a tenant-in-common program, the sponsor of the program is required to pay all fees related to the property, including taxes, insurance, repairs and maintenance as well as any management fees. Because these fees are not charged to investors, they are not included in the above table.

TABLE II
COMPENSATION TO SPONSOR — (Continued)
(UNAUDITED)

	TownePlace Suites Portland Scarborough	Moody National HP Grapevine Trust	Aggregate Payments From other Programs(1)
Date Offering Commenced	4/15/2008	7/1/2008	6/26/2008
Dollar Amount Raised	$9,690,000	$11,235,000	$3,480,000
Amount Paid to Sponsor from Proceeds of Offering
Underwriting Fees
Acquisition Fees
Real Estate Commissions	$—	$—	—
Underwriting Fees	$—	$—	—
Financing Fee	$—	$224,700	—
Acquisition Fees	$387,600	$290,397	—
Other(2)	$926,631	$395,757	—
Total amount paid to Sponsor	$1,314,231	$910,854	—
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor	—	—	—
Amount Paid to Sponsor from Operations: (3)
Property Management Fees	—	—	—
Partnership Management Fees	—	—	—
Reimbursements	—	—	—
Leasing Commissions	—	—	—
Other	—	—	—
Dollar amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	—	—	—
Notes	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—
Incentive Fees	—	—	—
Other	—	—	—

__________________________
Note to Table II

(1)	“Other programs” which did not close during the three years ended December 31, 20 10 include only one program — Moody National Financial Fund I, LLC.

(2)	Other compensation takes the form of deposits, prepaid items, and funds for the acquisition of personal property based on asset class.

(3)	Under the master lease structure for a tenant-in-common program, the sponsor of the program is required to pay all fees related to the property, including taxes, insurance, repairs and maintenance as well as any management fees. Because these fees are not charged to investors, they are not included in the above table.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)

Table III sets forth the annual operating results of prior real estate programs that closed during the five years ended December 31, 2010. All figures are as of December 31, 2010. The information provided in this Table III reflects returns to investors pursuant to a master lease structure under the tenant-in-common programs sponsored by Moody National and its affiliates and does not reflect the operating results of the underlying property.

Philadelphia Airport Hampton Inn

	2010	2009	2008	2007	2006	2005
						(Annualized)
Gross Revenues	$1,445,010	$1,470,454	$1,709,196	$1,694,108	$1,679,021	$1,663,933
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	1,120,783	1,120,783	1,120,783	1,120,783	1,120,783	1,120,783
Depreciation
Net Income (GAAP basis)	324,227	349,671	588,413	573,325	558,238	543,150
Taxable Income
From Operations	324,227	349,671	588,413	573,325	558,238	543,150
From Gain on Sale
Cash Generated From Operations(1)	324,227	349,671	588,413	573,325	558,238	543,150
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	324,227	349,671	588,413	573,325	558,238	543,150
Less Cash Distributions to Investors:
From Operating Cash Flow	324,227	349,671	588,413	573,325	558,238	543,150
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	54	58	98	95	93	90
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	54	58	98	95	93	90
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	54	58	98	95	93	90
Source (on GAAP Basis)
— Operations	54	58	98	95	93	90
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	54	58	98	95	93	90
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Newtown Hampton Inn & Suites

	2010	2009	2008	2007	2006	2005
						(Annualized)
Gross Revenues	$1,271,248	$1,321,685	$1,926,935	$1,910,123	$1,893,311	$1,876,498
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	1,271,248	1,271,248	1,271,248	1,271,248	1,271,248	1,271,248
Depreciation
Net Income (GAAP basis)	—	50,437	655,688	638,875	622,063	605,250
Taxable Income
From Operations	—	50,437	655,688	638,875	622,063	605,250
From Gain on Sale
Cash Generated From Operations(1)	—	50,437	655,688	638,875	622,063	605,250
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	50,437	655,688	638,875	622,063	605,250
Less Cash Distributions to Investors:
From Operating Cash Flow	—	50,437	655,688	638,875	622,063	605,250
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	7	98	95	93	90
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	7	98	95	93	90
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	7	98	95	93	90
Source (on GAAP Basis)
— Operations	—	7	98	95	93	90
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	7	98	95	93	90
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Great Valley Hampton Inn

	2010	2009	2008	2007	2006	2005
						(Annualized)
Gross Revenues	$714,646	$924,236	$1,081,246	$1,071,846	$1,062,446	$1,053,046
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	714,646	714,646	714,646	714,646	714,646	714,646
Depreciation
Net Income (GAAP basis)	—	209,590	366,600	357,200	347,800	338,400
Taxable Income
From Operations	—	209,590	366,600	357,200	347,800	338,400
From Gain on Sale
Cash Generated From Operations(1)	—	209,590	366,600	357,200	347,800	338,400
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	209,590	366,600	357,200	347,800	338,400
Less Cash Distributions to Investors:
From Operating Cash Flow	—	209,590	366,600	357,200	347,800	338,400
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	56	98	95	93	90
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	56	98	95	93	90
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	56	98	95	93	90
Source (on GAAP Basis)
— Operations	—	56	98	95	93	90
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	56	98	95	93	90
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Plymouth Meeting Hampton Inn

	2010	2009	2008	2007	2006	2005
						(Annualized)
Gross Revenues	$1,250,704	$1,317,104	$1,898,104	$1,881,504	$1,864,904	$1,848,304
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	1,250,704	1,250,704	1,250,704	1,250,704	1,250,704	1,250,704
Depreciation
Net Income (GAAP basis)	—	66,400	647,400	630,800	614,200	597,600
Taxable Income
From Operations	—	66,400	647,400	630,800	614,200	597,600
From Gain on Sale
Cash Generated From Operations(1)	—	66,400	647,400	630,800	614,200	597,600
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	66,400	647,400	630,800	614,200	597,600
Less Cash Distributions to Investors:
From Operating Cash Flow	—	66,400	647,400	630,800	614,200	597,600
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	10	98	95	93	90
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	10	98	95	93	90
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	10	98	95	93	90
Source (on GAAP Basis)
— Operations	—	10	98	95	93	90
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	10	98	95	93	90
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Lansdale Homewood Suites

	2010	2009	2008	2007	2006	2005
						(Annualized)
Gross Revenues	$1,979,564	$1,585,799	$2,455,453	$2,471,470	$2,446,470	$2,421,470
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	1,431,149	1,431,149	1,561,053	1,421,470	1,421,470	1,421,470
Depreciation
Net Income (GAAP basis)	548,415	154,650	894,400	1,050,000	1,025,000	1,000,000
Taxable Income
From Operations	548,415	154,650	894,400	1,050,000	1,025,000	1,000,000
From Gain on Sale
Cash Generated From Operations(1)	548,415	154,650	894,400	1,050,000	1,025,000	1,000,000
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	548,415	154,650	894,400	1,050,000	1,025,000	1,000,000
Less Cash Distributions to Investors:
From Operating Cash Flow	548,415	154,650	894,400	1,050,000	1,025,000	1,000,000
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	55	15	89	105	103	100
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	55	15	89	105	103	100
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	55	15	89	105	103	100
Source (on GAAP Basis)
— Operations	55	15	89	105	103	100
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	55	15	89	105	103	100
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Nashville Embassy Suites

	2010	2009	2008	2007	2006
					(Annualized)
Gross Revenues	$2,703,434	$2,403,087	$2,663,476	$2,663,476	$2,663,476
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	1,499,554	1,499,554	1,529,476	1,529,476	1,529,476
Depreciation
Net Income (GAAP basis)	1,203,880	903,533	1,134,000	1,134,000	1,134,000
Taxable Income
From Operations	1,203,880	903,533	1,134,000	1,134,000	1,134,000
From Gain on Sale
Cash Generated From Operations(1)	1,203,880	903,533	1,134,000	1,134,000	1,134,000
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	1,203,880	903,533	1,134,000	1,134,000	1,134,000
Less Cash Distributions to Investors:
From Operating Cash Flow	1,203,880	903,533	1,134,000	1,134,000	1,134,000
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	85	64	80	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	85	64	80	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	85	64	80	80	80
Source (on GAAP Basis)
— Operations	85	64	80	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	85	64	80	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Grapevine Hampton Inn & Suites

	2010	2009	2008	2007	2006
					(annualized)
Gross Revenues	$664,229	$368,551	$1,237,857	$1,207,960	$1,207,960
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	664,229	368,551	665,457	696,776	696,776
Depreciation
Net Income (GAAP basis)	—	—	572,400	511,184	511,184
Taxable Income
From Operations	—	—	572,400	511,184	511,184
From Gain on Sale
Cash Generated From Operations(1)	—	—	572,400	511,184	511,184
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	572,400	511,184	511,184
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	572,400	511,184	511,184
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	90	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	90	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	90	80	80
Source (on GAAP Basis)
— Operations	—	—	90	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	90	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Buffalo Speedway

	2010	2009	2008	2007	2006	2005
						(annualized)
Gross Revenues	$894,403	$1,573,214	$1,617,000	$1,565,300	$1,565,300	$1,565,300
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	894,403	858,039	841,500	841,500	841,500	841,500
Depreciation
Net Income (GAAP basis)	—	715,175	775,500	723,800	723,800	723,800
Taxable Income
From Operations	—	715,175	775,500	723,800	723,800	723,800
From Gain on Sale
Cash Generated From Operations(1)	—	715,175	775,500	723,800	723,800	723,800
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	715,175	775,500	723,800	723,800	723,800
Less Cash Distributions to Investors:
From Operating Cash Flow	—	715,175	775,500	723,800	723,800	723,800
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	69	75	70	70	70
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	69	75	70	70	70
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	69	75	70	70	70
Source (on GAAP Basis)
— Operations	—	69	75	70	70	70
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	69	75	70	70	70
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Westchase Technology Center

	2010(2)	2009	2008	2007	2006	2005
						(annualized)
Gross Revenues		$582,083	$857,290	$721,500	$721,500	$721,500
Profit on Sale of Properties
Less: Operating Expenses
Debt Service		448,753	537,290	422,300	422,300	422,300
Depreciation
Net Income (GAAP basis)	—	133,330	320,000	299,200	299,200	299,200
Taxable Income
From Operations	—	133,330	320,000	299,200	299,200	299,200
From Gain on Sale
Cash Generated From Operations(1)	—	133,330	320,000	299,200	299,200	299,200
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	133,330	320,000	299,200	299,200	299,200
Less Cash Distributions to Investors:
From Operating Cash Flow	—	133,330	320,000	299,200	299,200	299,200
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	33	80	75	75	75
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	33	80	75	75	75
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	33	80	75	75	75
Source (on GAAP Basis)
— Operations	—	33	80	75	75	75
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	33	80	75	75	75
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

(2)	In July 2010, tenant-in-common owners declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the Westchase Technology Center property.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Nashville Marriott Courtyard

	2010	2009	2008	2007	2006
					(annualized)
Gross Revenues	$1,594,394	$1,614,689	$2,424,022	$2,421,594	$2,421,594
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	1,452,822	1,452,822	1,452,822	1,452,822	1,452,822
Depreciation
Net Income (GAAP basis)	141,572	161,867	971,200	968,772	968,772
Taxable Income
From Operations	141,572	161,867	971,200	968,772	968,772
From Gain on Sale
Cash Generated From Operations(1)	141,572	161,867	971,200	968,772	968,772
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	141,572	161,867	971,200	968,772	968,772
Less Cash Distributions to Investors:
From Operating Cash Flow	141,572	161,867	971,200	968,772	968,772
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	12	13	80	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	12	13	80	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	12	13	80	80	80
Source (on GAAP Basis)
— Operations	12	13	80	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	12	13	80	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Memphis Residence Inn

	2010	2009	2008	2007	2006
					(annualized)
Gross Revenues	$592,459	$543,087	$1,146,859	$1,146,859	$1,146,859
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	592,459	543,087	592,459	592,459	592,459
Depreciation
Net Income (GAAP basis)	—	—	554,400	554,400	554,400
Taxable Income
From Operations	—	—	554,400	554,400	554,400
From Gain on Sale
Cash Generated From Operations(1)	—	—	554,400	554,400	554,400
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	554,400	554,400	554,400
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	554,400	554,400	554,400
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	80	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	80	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	80	80	80
Source (on GAAP Basis)
— Operations	—	—	80	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	80	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Holiday Inn Select

	2010	2009	2008	2007	2006
					(annualized)
Gross Revenues	$826,844	$744,823	$1,288,135	$1,288,135	$1,288,135
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	826,844	744,823	812,535	812,535	812,535
Depreciation
Net Income (GAAP basis)	—	—	475,600	475,600	475,600
Taxable Income
From Operations	—	—	475,600	475,600	475,600
From Gain on Sale
Cash Generated From Operations(1)	—	—	475,600	475,600	475,600
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	475,600	475,600	475,600
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	475,600	475,600	475,600
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	80	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	80	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	80	80	80
Source (on GAAP Basis)
— Operations	—	—	80	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	80	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Orlando Radisson Inn

	2010	2009	2008	2007	2006
					(annualized)
Gross Revenues	$—	$256,579	$518,705	$518,705	$518,705
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	—	256,579	279,905	279,905	279,905
Depreciation
Net Income (GAAP basis)	—	—	238,800	238,800	238,800
Taxable Income
From Operations	—	—	238,800	238,800	238,800
From Gain on Sale
Cash Generated From Operations(1)	—	—	238,800	238,800	238,800
Cash Generated from Sales	927,649
Cash Generated from Refinancing
Total Cash Generated	927,649	—	238,800	238,800	238,800
Less Cash Distributions to Investors:
From Operating Cash Flow		—	238,800	238,800	238,800
From Sales and Refinancing	927,649
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	311	—	80	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	311	—	80	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	311	—	80	80	80
Source (on GAAP Basis)
— Operations	311	—	80	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	311	—	80	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

___________________________
Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Macon Fairfield Inn & Suites, Alpharetta Fairfield Inn & Suites and Kennesaw TownePlace Suites

	2010	2009	2008	2007	2006
					(annualized)
Gross Revenues	$501,335	$671,472	$1,558,644	$1,558,644	$1,558,644
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	501,305	671,472	982,244	982,244	982,244
Depreciation
Net Income (GAAP basis)	30	—	576,400	576,400	576,400
Taxable Income
From Operations	30	—	576,400	576,400	576,400
From Gain on Sale
Cash Generated From Operations(1)	30	—	576,400	576,400	576,400
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	30	—	576,400	576,400	576,400
Less Cash Distributions to Investors:
From Operating Cash Flow	30	—	576,400	576,400	576,400
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	80	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	80	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	80	80	80
Source (on GAAP Basis)
— Operations	—	—	80	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	80	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Atlanta Perimeter Center Fairfield Inn & Suites and Alpharetta TownePlace Suites

	2010	2009	2008	2007	2006
					(annualized)
Gross Revenues	$361,372	$385,721	$1,393,124	$1,393,124	$1,393,124
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	361,372	385,721	858,724	858,724	858,724
Depreciation
Net Income (GAAP basis)	—	—	534,400	534,400	534,400
Taxable Income
From Operations	—	—	534,400	534,400	534,400
From Gain on Sale
Cash Generated From Operations(1)	—	—	534,400	534,400	534,400
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	534,400	534,400	534,400
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	534,400	534,400	534,400
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	80	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	80	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	80	80	80
Source (on GAAP Basis)
— Operations	—	—	80	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	80	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Buckhead Fairfield Inn & Suites and Alpharetta Springhill Suites

	2010	2009	2008	2007	2006
					(annualized)
Gross Revenues	$488,032	$537,912	$1,398,580	$1,398,580	$1,398,580
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	488,032	537,912	865,380	865,380	865,380
Depreciation
Net Income (GAAP basis)	—	—	533,200	533,200	533,200
Taxable Income
From Operations	—	—	533,200	533,200	533,200
From Gain on Sale
Cash Generated From Operations(1)	—	—	533,200	533,200	533,200
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	533,200	533,200	533,200
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	533,200	533,200	533,200
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	80	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	80	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	80	80	80
Source (on GAAP Basis)
— Operations	—	—	80	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	80	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Homewood Suites Bedford, Hampton Inn Energy Corridor and TownePlace Suites Plano

	2010	2009	2008	2007	2006
					(annualized)
Gross Revenues	$376,393	$754,121	$2,305,579	$2,305,579	$2,305,579
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	376,393	754,121	1,292,779	1,292,779	1,292,779
Depreciation
Net Income (GAAP basis)	—	—	1,012,800	1,012,800	1,012,800
Taxable Income
From Operations	—	—	1,012,800	1,012,800	1,012,800
From Gain on Sale
Cash Generated From Operations(1)	—	—	1,012,800	1,012,800	1,012,800
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	1,012,800	1,012,800	1,012,800
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	1,012,800	1,012,800	1,012,800
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	80	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	80	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	80	80	80
Source (on GAAP Basis)
— Operations	—	—	80	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	80	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Springhill Suites Seattle

	2010	2009	2008	2007	2006
					(annualized)
Gross Revenues	$675,270	$1,560,233	$3,969,125	$3,969,125	$3,969,125
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	675,270	1,560,233	2,078,375	2,078,375	2,078,375
Depreciation
Net Income (GAAP basis)	—	—	1,890,750	1,890,750	1,890,750
Taxable Income
From Operations	—	—	1,890,750	1,890,750	1,890,750
From Gain on Sale
Cash Generated From Operations(1)	—	—	1,890,750	1,890,750	1,890,750
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	1,890,750	1,890,750	1,890,750
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	1,890,750	1,890,750	1,890,750
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	75	75	75
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	75	75	75
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	75	75	75
Source (on GAAP Basis)
— Operations	—	—	75	75	75
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	75	75	75
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Residence Inn Houston Medical Center and Comfort Suites Grapevine

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$1,151,907	$1,160,945	$1,960,550	$1,960,550
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	1,151,907	1,160,945	1,216,950	1,216,950
Depreciation
Net Income (GAAP basis)	—	—	743,600	743,600
Taxable Income
From Operations	—	—	743,600	743,600
From Gain on Sale
Cash Generated From Operations(1)	—	—	743,600	743,600
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	743,600	743,600
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	743,600	743,600
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	80	80
Source (on GAAP Basis)
— Operations	—	—	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Springhill Suites Altamonte and Holiday Inn Express Orlando

	2010(2)	2009	2008	2007
				(Annualized)
Gross Revenues	$983,390	$378,209	$1,830,169	$1,830,169
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	977,890	378,209	1,013,369	1,013,369
Depreciation
Net Income (GAAP basis)	5,500	—	816,800	816,800
Taxable Income
From Operations	5,500	—	816,800	816,800
From Gain on Sale
Cash Generated From Operations(1)	5,500	—	816,800	816,800
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	5,500	—	816,800	816,800
Less Cash Distributions to Investors:
From Operating Cash Flow	5,500	—	816,800	816,800
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	1	—	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	1	—	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	1	—	80	80
Source (on GAAP Basis)
— Operations	1	—	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	1	—	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

(2)
In December 2010, tenant-in-common owners declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the Springhill Suites Altamonte property. In November 2010, tenant-in-common owners declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the Holiday Inn Express Orlando property.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Northbelt Office Center II

	2010	2009	2008	2007	2006
					(annualized)
Gross Revenues	$1,974,798	$2,952,443	$3,212,508	$2,498,802	$2,498,802
Profit on Sale of Properties
Less: Operating Expenses	1,407,019	1,354,911	1,669,039	1,113,502	1,113,502
Debt Service	843,860	843,859	846,172	731,948	731,948
Depreciation
Net Income (GAAP basis)	(276,080)	753,673	697,298	653,352	653,352
Taxable Income
From Operations	(276,080)	753,673	697,298	653,352	653,352
From Gain on Sale
Cash Generated From Operations(1)	(276,080)	753,673	697,298	653,352	653,352
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	(276,080)	753,673	697,298	653,352	653,352
Less Cash Distributions to Investors:
From Operating Cash Flow	(276,080)	753,673	697,298	653,352	653,352
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	(30)	81	75	70	70
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	(30)	81	75	70	70
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	(30)	81	75	70	70
Source (on GAAP Basis)
— Operations	(30)	81	75	70	70
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	(30)	81	75	70	70
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Philips Corporate Headquarters

	2010	2009	2008	2007	2006
					(annualized)
Gross Revenues	$3,141,503	$3,141,503	$3,159,144	$3,123,068	$3,123,068
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	2,036,903	2,036,903	2,042,400	2,009,000	2,009,000
Depreciation
Net Income (GAAP basis)	1,104,600	1,104,600	1,116,744	1,114,068	1,114,068
Taxable Income
From Operations	1,104,600	1,104,600	1,116,744	1,114,068	1,114,068
From Gain on Sale
Cash Generated From Operations(1)	1,104,600	1,104,600	1,116,744	1,114,068	1,114,068
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	1,104,600	1,104,600	1,116,744	1,114,068	1,114,068
Less Cash Distributions to Investors:
From Operating Cash Flow	1,104,600	1,104,600	1,116,744	1,114,068	1,114,068
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	70	70	71	71	71
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	70	70	71	71	71
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	70	70	71	71	71
Source (on GAAP Basis)
— Operations	70	70	71	71	71
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	70	70	71	71	71
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Weatherford Plaza

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$2,105,905	$2,094,557	$2,086,830	$2,086,830
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	1,439,803	1,439,803	1,420,080	1,420,080
Depreciation
Net Income (GAAP basis)	666,102	654,754	666,750	666,750
Taxable Income
From Operations	666,102	654,754	666,750	666,750
From Gain on Sale
Cash Generated From Operations(1)	666,102	654,754	666,750	666,750
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	666,102	654,754	666,750	666,750
Less Cash Distributions to Investors:
From Operating Cash Flow	666,102	654,754	666,750	666,750
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	70	69	70	70
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	70	69	70	70
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	70	69	70	70
Source (on GAAP Basis)
— Operations	70	69	70	70
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	70	69	70	70
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Residence Inn Lebanon

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$384,411	$1,273,133	$1,872,540	$1,872,540
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	384,411	1,256,246	1,170,915	1,170,915
Depreciation
Net Income (GAAP basis)	—	16,887	701,625	701,625
Taxable Income
From Operations	—	16,887	701,625	701,625
From Gain on Sale
Cash Generated From Operations(1)	—	16,887	701,625	701,625
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	16,887	701,625	701,625
Less Cash Distributions to Investors:
From Operating Cash Flow	—	16,887	701,625	701,625
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	2	75	75
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	2	75	75
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	2	75	75
Source (on GAAP Basis)
— Operations	—	2	75	75
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	2	75	75
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

TownePlace Suites Miami Airport and TownePlace Suites Miami Lakes

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$875,325	$664,958	$1,555,989	$1,555,989
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	875,325	547,053	1,082,789	1,082,789
Depreciation
Net Income (GAAP basis)	—	117,905	473,200	473,200
Taxable Income
From Operations	—	117,905	473,200	473,200
From Gain on Sale
Cash Generated From Operations(1)	—	117,905	473,200	473,200
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	117,905	473,200	473,200
Less Cash Distributions to Investors:
From Operating Cash Flow	—	117,905	473,200	473,200
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	20	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	20	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	20	80	80
Source (on GAAP Basis)
— Operations	—	20	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	20	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

TownePlace Suites Mount Laurel, NJ

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$67,902	$192,823	$928,669	$928,669
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	67,902	192,823	481,069	481,069
Depreciation
Net Income (GAAP basis)	—	—	447,600	447,600
Taxable Income
From Operations	—	—	447,600	447,600
From Gain on Sale
Cash Generated From Operations(1)	—	—	447,600	447,600
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	447,600	447,600
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	447,600	447,600
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	80	80
Source (on GAAP Basis)
— Operations	—	—	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

TownePlace Suites Fort Worth

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$629,335	$700,436	$847,376	$847,376
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	572,309	529,358	481,376	481,376
Depreciation
Net Income (GAAP basis)	57,025	171,078	366,000	366,000
Taxable Income
From Operations	57,025	171,078	366,000	366,000
From Gain on Sale
Cash Generated From Operations(1)	57,025	171,078	366,000	366,000
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	57,025	171,078	366,000	366,000
Less Cash Distributions to Investors:
From Operating Cash Flow	57,025	171,078	366,000	366,000
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	12	37	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	12	37	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	12	37	80	80
Source (on GAAP Basis)
— Operations	12	37	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	12	37	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Renaissance Meadowlands

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$2,225,494	$826,706	$3,473,386	$3,444,070
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	2,219,694	826,706	1,906,436	1,877,120
Depreciation
Net Income (GAAP basis)	5,800	—	1,566,950	1,566,950
Taxable Income
From Operations	5,800	—	1,566,950	1,566,950
From Gain on Sale
Cash Generated From Operations(1)	5,800	—	1,566,950	1,566,950
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	5,800	—	1,566,950	1,566,950
Less Cash Distributions to Investors:
From Operating Cash Flow	5,800	—	1,566,950	1,566,950
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	70	70
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	70	70
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	70	70
Source (on GAAP Basis)
— Operations	—	—	70	70
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	70	70
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III

ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)
Courtyard Lyndhurst New Jersey

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$1,145,099	$1,526,981	$3,469,120	$3,360,021
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	1,145,099	1,526,981	2,060,370	2,014,971
Depreciation
Net Income (GAAP basis)	—	—	1,408,750	1,345,050
Taxable Income
From Operations	—	—	1,408,750	1,345,050
From Gain on Sale
Cash Generated From Operations(1)	—	—	1,408,750	1,345,050
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	1,408,750	1,345,050
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	1,408,750	1,345,050
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	73	70
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	73	70
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	73	70
Source (on GAAP Basis)
— Operations	—	—	73	70
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	73	70
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)
Courtyard Columbus Downtown

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$704,964	$704,070	$1,139,515	$1,124,709
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	704,964	704,070	671,915	657,109
Depreciation
Net Income (GAAP basis)	—	—	467,600	467,600
Taxable Income
From Operations	—	—	467,600	467,600
From Gain on Sale
Cash Generated From Operations(1)	—	—	467,600	467,600
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	467,600	467,600
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	467,600	467,600
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	80	80
Source (on GAAP Basis)
— Operations	—	—	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)
Courtyard Columbus Airport

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$525,702	$546,818	$1,811,198	$1,766,873
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	525,702	546,818	922,398	902,073
Depreciation
Net Income (GAAP basis)	—	—	888,800	864,800
Taxable Income
From Operations	—	—	888,800	864,800
From Gain on Sale
Cash Generated From Operations(1)	—	—	888,800	864,800
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	888,800	864,800
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	888,800	864,800
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	82	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	82	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	82	80
Source (on GAAP Basis)
— Operations	—	—	82	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	82	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)
Springhill Suites Bothell

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$373,752	$588,756	$1,095,423	$1,098,693
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	373,752	588,756	624,224	580,218
Depreciation
Net Income (GAAP basis)	—	—	471,200	518,475
Taxable Income
From Operations	—	—	471,200	518,475
From Gain on Sale
Cash Generated From Operations(1)	—	—	471,200	518,475
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	471,200	518,475
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	471,200	518,475
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	70	78
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	70	78
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	70	78
Source (on GAAP Basis)
— Operations	—	—	70	78
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	70	78
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Fairfield Inn Denver South, Fairfield Inn Aurora and Fairfield Inn Westminster

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$451,294	$333,526	$1,971,238	$1,972,873
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	451,294	333,526	1,051,238	1,052,873
Depreciation
Net Income (GAAP basis)	—	—	920,000	920,000
Taxable Income
From Operations	—	—	920,000	920,000
From Gain on Sale
Cash Generated From Operations(1)	—	—	920,000	920,000
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	920,000	920,000
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	920,000	920,000
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	80	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	80	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	80	80
Source (on GAAP Basis)
— Operations	—	—	80	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	80	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Fairfield Inn Meadowlands

	2010	2009	2008	2007
				(Annualized)
Gross Revenues	$947,337	$418,007	$1,997,283	$1,983,033
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	947,337	418,007	1,120,158	1,120,158
Depreciation
Net Income (GAAP basis)	—	—	877,125	862,875
Taxable Income
From Operations	—	—	877,125	862,875
From Gain on Sale
Cash Generated From Operations(1)	—	—	877,125	862,875
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	877,125	862,875
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	877,125	862,875
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	76	75
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	76	75
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	76	75
Source (on GAAP Basis)
— Operations	—	—	76	75
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	76	75
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Courtyard Willoughby

	2010	2009	2008
			(Annualized)
Gross Revenues	$610,417	$503,609	$1,042,504
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	610,417	503,609	593,629
Depreciation
Net Income (GAAP basis)	—	—	448,875
Taxable Income
From Operations	—	—	448,875
From Gain on Sale
Cash Generated From Operations(1)	—	—	448,875
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	448,875
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	448,875
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	77
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	77
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	77
Source (on GAAP Basis)
— Operations	—	—	77
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	77
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Springhill Suites Des Moines

	2010	2009	2008
			(Annualized)
Gross Revenues	$622,822	$443,034	$834,701
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	622,822	443,034	522,226
Depreciation
Net Income (GAAP basis)	—	—	312,475
Taxable Income
From Operations	—	—	312,475
From Gain on Sale
Cash Generated From Operations(1)	—	—	312,475
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	—	312,475
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	312,475
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	—	73
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	—	73
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	—	73
Source (on GAAP Basis)
— Operations	—	—	73
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	—	73
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Newark TownePlace Suites

	2010	2009	2008
			(Annualized)
Gross Revenues	$160,558	$335,977	$851,109
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	160,308	143,400	498,378
Depreciation
Net Income (GAAP basis)	250	192,577	352,731
Taxable Income
From Operations	250	192,577	352,731
From Gain on Sale
Cash Generated From Operations(1)	250	192,577	352,731
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	250	192,577	352,731
Less Cash Distributions to Investors:
From Operating Cash Flow	250	192,577	352,731
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	38	70
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	38	70
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	38	70
Source (on GAAP Basis)
— Operations	—	38	70
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	38	70
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Fairfield Inn & Suites West Des Moines

	2010	2009	2008
			(Annualized)
Gross Revenues	$594,039	$482,178	$948,094
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	594,039	403,094	472,856
Depreciation
Net Income (GAAP basis)	—	79,084	475,238
Taxable Income
From Operations	—	79,084	475,238
From Gain on Sale
Cash Generated From Operations(1)	—	79,084	475,238
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	79,084	475,238
Less Cash Distributions to Investors:
From Operating Cash Flow	—	79,084	475,238
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	12	73
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	12	73
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	12	73
Source (on GAAP Basis)
— Operations	—	12	73
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	12	73
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Residence Inn Torance

	2010	2009	2008
			(Annualized)
Gross Revenues	$1,283,366	$1,615,446	$4,485,648
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	1,283,366	1,347,356	2,874,598
Depreciation
Net Income (GAAP basis)	—	268,090	1,611,050
Taxable Income
From Operations	—	268,090	1,611,050
From Gain on Sale
Cash Generated From Operations(1)	—	268,090	1,611,050
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	268,090	1,611,050
Less Cash Distributions to Investors:
From Operating Cash Flow	—	268,090	1,611,050
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	12	70
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	12	70
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	12	70
Source (on GAAP Basis)
— Operations	—	12	70
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	12	70
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Residence Inn Perimeter

	2010	2009	2008
			(Annualized)
Gross Revenues	$284,418	$791,911	$834,701
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	284,418	703,645	522,226
Depreciation
Net Income (GAAP basis)	—	88,266	312,475
Taxable Income
From Operations	—	88,266	312,475
From Gain on Sale
Cash Generated From Operations(1)	—	88,266	312,475
Cash Generated from Sales	2,250,000
Cash Generated from Refinancing
Total Cash Generated	2,250,000	88,266	312,475
Less Cash Distributions to Investors:
From Operating Cash Flow	—	88,266	312,475
From Sales and Refinancing	2,250,000
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	522	20	73
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	522	20	73
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	522	20	73
Source (on GAAP Basis)
— Operations	522	20	73
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	522	20	73
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Residence Inn Midtown Atlanta

	2010	2009	2008
			(Annualized)
Gross Revenues	$356,722	$877,197	$1,178,970
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	356,722	622,146	655,720
Depreciation
Net Income (GAAP basis)	—	255,051	523,250
Taxable Income
From Operations	—	255,051	523,250
From Gain on Sale
Cash Generated From Operations(1)	—	255,051	523,250
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	255,051	523,250
Less Cash Distributions to Investors:
From Operating Cash Flow	—	255,051	523,250
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	34	70
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	34	70
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	34	70
Source (on GAAP Basis)
— Operations	—	34	70
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	34	70
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Springhill Suites Pittsburgh

	2010	2009	2008
			(Annualized)
Gross Revenues	$1,074,780	$670,495	$1,252,942
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	1,074,780	560,940	592,943
Depreciation
Net Income (GAAP basis)	—	109,555	660,000
Taxable Income
From Operations	—	109,555	660,000
From Gain on Sale
Cash Generated From Operations(1)	—	109,555	660,000
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	109,555	660,000
Less Cash Distributions to Investors:
From Operating Cash Flow	—	109,555	660,000
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	12	75
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	12	75
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	12	75
Source (on GAAP Basis)
— Operations	—	12	75
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	12	75
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Springhill Suites Houston Medical Center/Reliant Park

	2010	2009	2008
			(Annualized)
Gross Revenues	$481,808	$481,543	$1,751,211
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	481,808	57,611	900,711
Depreciation
Net Income (GAAP basis)	—	423,932	850,500
Taxable Income
From Operations	—	423,932	850,500
From Gain on Sale
Cash Generated From Operations(1)	—	423,932	850,500
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	423,932	850,500
Less Cash Distributions to Investors:
From Operating Cash Flow	—	423,932	850,500
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	37	75
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	37	75
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	37	75
Source (on GAAP Basis)
— Operations	—	37	75
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	37	75
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

TownePlace Suites Portland Scarborough

	2010	2009	2008
			(Annualized)
Gross Revenues	$290,550	$250,187	$775,200
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	—	—	—
Depreciation
Net Income (GAAP basis)	290,550	250,187	775,200
Taxable Income
From Operations	290,550	250,187	775,200
From Gain on Sale
Cash Generated From Operations(1)	290,550	250,187	775,200
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	290,550	250,187	775,200
Less Cash Distributions to Investors:
From Operating Cash Flow	290,550	250,187	775,200
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	30	26	80
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	30	26	80
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	30	26	80
Source (on GAAP Basis)
— Operations	30	26	80
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	30	26	80
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Moody National HP Grapevine Trust

	2010	2009	2008
			(Annualized)
Gross Revenues	$786,548	$1,372,695	$1,875,741
Profit on Sale of Properties
Less: Operating Expenses
Debt Service	786,548	951,382	1,027,416
Depreciation
Net Income (GAAP basis)	—	421,313	848,325
Taxable Income
From Operations	—	421,313	848,325
From Gain on Sale
Cash Generated From Operations(1)	—	421,313	848,325
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	—	421,313	848,325
Less Cash Distributions to Investors:
From Operating Cash Flow	—	421,313	848,325
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	—	38	76
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	—	38	76
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	—	38	76
Source (on GAAP Basis)
— Operations	—	38	76
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	—	38	76
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE III
ANNUAL OPERATING RESULTS OF PRIOR PROGRAMS — (Continued)
(UNAUDITED)

Moody National Financial Fund I, LLC

	2010	2009

Gross Revenues	$449,929.00	$570,705.00
Profit on Sale of Properties
Less: Operating Expenses
Debt Service
Depreciation
Net Income (GAAP basis)	449,929	570,705
Taxable Income
From Operations	449,929	570,705
From Gain on Sale
Cash Generated From Operations(1)	449,929	570,705
Cash Generated from Sales
Cash Generated from Refinancing
Total Cash Generated	449,929	570,705
Less Cash Distributions to Investors:
From Operating Cash Flow	449,929	570,705
From Sales and Refinancing
From Other
Cash Generated (Deficiency) After Cash Distributions to Investors
Less Special Items (not including sales and refinancing):
Cash Generated (Deficiency) After Cash Distributions and Special Items
Tax and Distribution Data Per $1,000 Invested	172	169
Federal Income Tax Results:
Ordinary Income (Loss)
— from operations	172	169
— from recapture
Capital Gain (loss)
Cash Distributions to Investors	172	169
Source (on GAAP Basis)
— Operations	172	169
— Return of Capital
Source (on Cash Basis)
— Sales
— Refinancing
— Operations	172	169
— Other
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%	100%

Notes to Table III

(1)	Cash Generated From Operations reflects payments to investors pursuant to a master lease on the property and does not reflect the cash generated at the property level.

TABLE IV
OPERATING RESULTS OF COMPLETED PRIOR PROGRAMS
(UNAUDITED)

Table IV presents information regarding the operating results of prior real estate programs that have completed operations (no longer hold properties) during the five years ended December 31, 2010. All amounts presented are as of December 31, 2010.

	Westchase Technology Center(1)	Orlando Radisson Inn	Springhill Suites Altamonte and Holiday Inn Express Orlando(2)	Residence Inn Perimeter

Dollar Amount Raised
Number of Properties Purchased	1	1	2	1
Date of Closing of Offering	August 8, 2005	April 3, 2006	December 6, 2006	November 7, 2007
Date of First Sale of Property	July 6, 2010 (1)	May 13, 2010	November 15, 2010 (2)	May 27, 2010
Date of Final Sale of Property	July 6, 2010 (1)	May 13, 2010	December 9, 2010 (2)	May 27, 2010
Tax and Distribution Data Per $1,000
Federal Income Tax Results:
Ordinary Income (loss)
From Operations	263	240	161	79
From Recapture	-	-	-	-
Capital Gain (Loss)	(1,059)	(760)	(1,016)	(1,468)
Deferred Gain
Capital	-	-	-	-
Ordinary	-	-	-	-
Cash Distributions to Investors
Source (on GAAP Basis):
Investment Income	263	551	161	411
Return of Capital	-	-	-	-
Source (on Cash Basis):
Sales	-	311	-	332
Refinancing	-	-	-	-
Operations	263	240	161	79
Other	-	-	-	-
Receivable on Net Purchase Money Financing	-	-	-	-

Notes to Table IV

(1)	In July 2010, tenant-in-common owners declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the Westchase Technology Center property.
(2)
In November 2010, tenant-in-common owners declined to proceed with a lender's loan modification proposal and allowed the lender to foreclose on the Holiday Inn Express Orlando property. In December 2010, tenant-in-common owners declined to proceed with a lender's loan modification proposal and allowed the lender to foreclose on Springhill Suites Altamonte property.

TABLE V
SALE OR DISPOSITION OF PROPERTIES
(UNAUDITED)

Table V sets forth summary information on the results of the sale or disposal of properties since December 31, 2007 by prior real estate programs. All amounts are through December 31, 2010.

				Selling Price, Net of Closing Costs and GAAP Adjustments						Cost of Properties Including Closing and Soft Costs
Property	Location	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Closing Costs	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application of GAAP	Total	Original Mortgage Financing	Total Acquisition Cost, Capital Improvements, Closing and Soft Cost	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures

Westchase Technology Center(1)	Houston, Texas	August 8, 2005	July 6, 2010	$7,962,039	$7,962,039	$-	$-	$-	$-	$8,200,000	$4,000,000	$12,200,000	$1,051,730

Orlando Radisson Inn	Orlando, Florida	April 3, 2006	May 13, 2010	4,682,404	3,754,755	917,596	-	-	927,649	3,965,000	2,985,000	6,950,000	716,400

Springhill Suites Altamonte(2)	Altamonte Springs, Florida	March 3, 2006	December 9, 2010	6,931,368	6,931,368	-	-	-	-	7,006,000	4,875,000	11,881,000	748,689

Holiday Inn Express Orlando(3)	Orlando, Florida	December 6, 2006	November 15, 2010	8,701,310	8,701,310	-	-	-	-	8,795,000	5,335,000	14,130,000	890,411

Residence Inn Perimeter	Atlanta, Georgia	November 7, 2007	May 27, 2010	7,350,000	5,000,000	-	-	-	2,350,000	10,665,000	7,080,000	17,745,000	562,660

(1)	In July 2010, tenant-in-common owners declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the Westchase Technology Center property.
(2)	In December 2010, tenant-in-common owners declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the Springhill Suites Altamonte property.
(3)	In November 2010, tenant-in-common owners declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the Holiday Inn Express Orlando property.

APPENDIX B:
FORM OF SUBSCRIPTION AGREEMENT
CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO, PENNSYLVANIA OR TENNESSEE
SUBSCRIPTION AGREEMENT INSTRUCTIONS
FOR PROSPECTUS DATED APRIL 25 , 201 1

Please refer to the following instructions in completing the attached Signature Page. Failure to follow these instructions may result in the rejection of your subscription.

Individuals desiring to purchases shares of common stock (the “Shares”) in Moody National REIT I, Inc., a Maryland corporation (the “Company”), must sign and deliver a copy of the attached subscription agreement signature page (“Signature Page”) along with the acknowledgement of receipt of the prospectus in Section 5 of this Subscription Agreement. If this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the prospectus of the Company, dated  April 25, 2011  (the “Prospectus”). Subscriptions may be rejected in whole or in part by the Company in its sole and absolute discretion. Upon completion of this transaction, investors will receive a confirmation of purchase, subject to acceptance by the Company, within 30 days from the date the subscription is received.

In no event may a subscription for Shares be accepted until at least five business days after the date the subscriber receives the final Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri, Nebraska and Ohio who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Company within five business days of the date of subscription.

1. INVESTMENT. A minimum investment of $2,500 is required. A check for the full purchase price of the shares subscribed for should be made payable to  “ Moody National REIT I, Inc.”  Shares may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made in Section 1 of this Subscription Agreement. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the “Additional Investment” box. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial and additional investment.

2. FORM OF OWNERSHIP. Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

3. CUSTODIAL OWNERSHIP ACCOUNTS. If applicable, please provide the information requested for Custodial Accounts in this Section. Please enter the exact name in which the Shares are to be held and the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

4. REGISTRATION INFORMATION AND ADDRESS. Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship or tenants-in-common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 11, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

5. INVESTOR ACKNOWLEDGMENT. Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on such investor’s behalf.

6. SUITABILITY ACKNOWLEDGEMENT. Please complete this Section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. The investor agrees to notify the Company and the broker-dealer named on the subscription agreement Signature Page in writing if at any time such investor fails to meet the minimum income and net worth standards or is unable to make any other representations and warranties as set forth in the Prospectus or subscription agreement.

7. DISTRIBUTION REINVESTMENT PLAN. By electing the distribution reinvestment plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in common stock of the Company. If cash distributions are to be sent to an address other than that provided in Section 4 (such as a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

8. BROKER-DEALER. This Section is to be completed by the registered representative AND  the broker-dealer.

9. PAYMENT INSTRUCTIONS. Please indicate the method of payment for your subscription in this Section.

10. ELECTRONIC DELIVERY OF REPORTS AND UPDATES. Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website and notifying you via e-mail when such reports and updates are available.

11. SUBSCRIBER SIGNATURES. The subscription agreement Signature Page must be signed by an authorized representative. The subscription agreement Signature Page, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer. Only original, completed copies of subscription agreements may be accepted. Photocopied or otherwise duplicated subscription agreements cannot be accepted by the Company.

MAILING INSTRUCTIONS.

The completed subscription agreement, including the executed subscription agreement signature page and payment (if sent by mail), should be sent to:

Via Mail	Via Overnight Delivery

Moody National REIT I, Inc.	Moody National REIT I, Inc.
c/o DST Services, Inc.	c/o DST Services, Inc.
P.O. Box 219280	430 West 7th Street
Kansas City, MO 64121-9280	Kansas City, MO 64105-1407

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SUBSCRIPTION AGREEMENT SIGNATURE PAGE, PLEASE CALL (888) 457-2358.

SUBSCRIPTION AGREEMENT	Moody National REIT I, Inc. P.O. Box 219280 Kansas City, MO 64121-9280 Telephone: (888) 457-2358 Website: www.moodynationalreit.com

1 - INVESTMENT - See payment instructions in Section 9 below.

Minimum investment is $2,500.	Total Dollar Amount Invested:	Total Number of Shares Purchased:

State of Sale (if different from State of Residence):

             This is an ☐ initial investment; or ☐ additional investment. Payment will be made ☐ check enclosed; or ☐ funds wired.

☐
Check this box if you are purchasing Shares from a registered investment advisor (RIA), or if you are an investment participant in a wrap account or fee in lieu of commissions account approved by the broker-dealer, RIA, or a bank acting as a trustee or fiduciary, or similar entity.

2 - FORM OF OWNERSHIP

☐	Individual	☐	Joint Tenants with Rights of Survivorship	☐	Tenants in Common

☐
Corporation — Authorized signature required. Include copies of corporate resolutions designating executive officer as the person authorized to sign on behalf of corporation and authorizing the investment.

☐	Partnership — Authorized signature required. Include copy of partnership agreement.

Identify whether general or limited partnership:

☐	Estate — Personal representative signature required. Include a copy of the court appointment dated within 90 days.

Name of Executor:

☐	Trust — Trustee signature required in Section 11 below. Include a copy of the title and signature pages of the trust.

Name of Trust:

Name of Trustee:

Name of Beneficiary:

☐	Qualified Pension Plan or Profit Sharing Plan (Non-Custodian) — Trustee signature required in Section 11 below. Include a copy of the title and signature pages of the plan.

Name of Trustee:

☐	Other Non-Custodial Ownership Account (Specify):

3 - CUSTODIAL OWNERSHIP ACCOUNTS

Moody National REIT Sponsor, LLC does not provide custodial services; therefore, if this is a custodial account, a custodian must be indicated below. For custodial accounts, a completed copy of this Subscription Agreement should be sent directly to the custodian. The custodian will forward the subscription documents and wire the appropriate funds pursuant to the payment instructions in Section 9 below

☐	Traditional IRA — Custodian signature required in Section 11 below.	☐	Roth IRA — Custodian signature required in Section 11 below.
☐	KEOGH Plan — Custodian signature required in Section 11 below.	☐	Simplified Employee Pension/Trust (SEP)
☐	Pension or Profit-Sharing Plan — Custodian signature required in Section 11 below.	☐	Uniform Gift to Minors Act — Custodian signature required in Section 11 below.

State of:	Custodian for:

☐	Other (Specify):

Required for all custodial ownership accounts:

Name of Custodian:	Trustee:	Other Administrator:

Mailing Address:

City:	State:	Zip Code:

Custodian Telephone Number:

Custodian Social Security Number/Tax Identification Number:

Custodian Account Number:

4 - REGISTRATION INFORMATION AND ADDRESS - Please complete the following applicable information:

Name(s) in which Shares are to be Registered (Please print clearly):

Name(s) of Joint Investor in which Shares are to be Registered (if applicable):

Taxpayer Identification Number (Trust & Custodial Accounts must provide TIN and SSN):

Social Security Number(s) Investor:	Joint Investor:

Street Address of Investor:

City:	State:	Zip Code:

Street Address of Joint Investor: (if different from above):

City:	State:	Zip Code:

Daytime Telephone Number:	Evening Telephone Number:

E-Mail Address:

Citizenship Status of Investor	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien

Citizenship Status of Joint Investor	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien

Investor Driver’s License No./State of Issue:	Date of Birth (MM/DD/YYYY):

Joint Investor Driver’s License No./State of Issue:	Date of Birth (MM/DD/YYYY):

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO, PENNSYLVANIA OR TENNESSEE

5 - INVESTOR ACKNOWLEDGEMENT

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I (we) hereby represent and warrant that:

			Investor		Co-Investor
(a)	I (we) received a final Prospectus for the Company relating to the Shares, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof.	Initials		Initials

(b)	I (we) accept and agree to be bound by the terms and conditions of the Company’s charter.	Initials		Initials

(c)	I am (we are) purchasing Shares for my (our) own account and acknowledge that the investment is not liquid.	Initials		Initials

(d)
I (we) understand that the assignability and transferability of the Shares is restricted and will be governed by the Company’s charter and bylaws and all applicable laws as described in the Prospectus;
		Initials		Initials

(e)
I (we) understand that prospective investors should not invest in the Company’s common stock unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment
		Initials		Initials

(f)	I (we) understand that there is no public market for the Shares and, accordingly, it may not be possible to readily liquidate an investment in the Company.	Initials		Initials

6 - SUITABILITY ACKNOWLEDGEMENT

Please separately initial the following (as applicable):
			Investor		Co-Investor
•
I certify that I have a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
		Initials		Initials

•
I certify that I have a net worth (exclusive of home, home furnishings and automobiles) of at least $70,000 and had during the last year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.”
		Initials		Initials

•	If I am an Alabama investor, I have a liquid net worth of at least 10 times my investment in the Company and other similar programs and I otherwise meet the Company’s suitability standards.	Initials		Initials

•
If I am a Kansas resident, I understand that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest in the aggregate more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
		Initials		Initials

•	If I am a Kentucky investor, my aggregate investment in this offering may not exceed 10% of my liquid net worth.	Initials		Initials

•	If I am an Iowa or Michigan investor, my maximum investment in the Company and affiliated programs cannot exceed 10% of my net worth.	Initials		Initials

CURRENTLY NOT AVAILABLE TO RESIDENTS OF OHIO, PENNSYLVANIA OR TENNESSEE

7 - DISTRIBUTION REINVESTMENT PLAN

Non-Custodial Ownership

☐	I prefer to participate in the Distribution Reinvestment Plan (DRIP).
In the event that the DRIP is not offered for a distribution, your distribution will be sent by check to the address in Section 3 above.
☐	I prefer that my distribution be paid by check to the address in Section 4 above.
☐	I prefer that my distribution be deposited directly into the account listed as follows:

Name of Financial Institution:

Street Address:

City:	State:	Zip Code:

Name(s) on Account:

Bank Routing Number:	Account Number:

☐	Checking	☐ Savings (Attach a voided, pre-printed check or deposit slip.)

Custodial Ownership

☐
I prefer to participate in the Distribution Reinvestment Plan (DRIP). In the event that the DRIP is not offered for a distribution, your distribution will be sent to your Custodian for deposit into your Custodial account cited in Section 3 above.

☐	I prefer that my distribution be sent to my Custodian for deposit into my Custodial account identified in Section 3 above.

8 - BROKER-DEALER - To be completed by the Registered Representative and the Broker-Dealer.

The Registered Representative and an authorized principal of the Broker-Dealer must sign below to complete the order. The Registered Representative and Broker-Dealer hereby warrant that each is duly licensed and may lawfully sell Shares in the state designated as the subscriber’s legal residence or the state in which the sale was made, if different.

Name of Broker-Dealer:

Broker-Dealer Home Office Street Address:

City:	State:	Zip Code:

Telephone Number:	Fax Number:

Name of Registered Representative:

Registered Representative Branch Code:	Registered Representative Rep Number:

Registered Representative Street Address:

City:	State:	Zip Code:

Telephone Number:	Fax Number:

Registered Representative Authorized E-Mail Address:

Shares Sold NAV:	Purchase Volume Discount:

The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the Registered Representative and the Broker-Dealer are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the registered representative and the Broker-Dealer have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program.

Signature of Registered Representative*:	Date:

Signature of Broker-Dealer (Authorized Principal)*:	Date:

*SIGNATURES OF THE REGISTERED REPRESENTATIVE AND AN AUTHORIZED FIRM PRINCIPAL ARE REQUIRED FOR PROCESSING.

E-Mail:

9 - PAYMENT INSTRUCTIONS

Payment Method:

☐
By Mail — Checks should be made payable to “Moody National REIT I, Inc.” You should consult with your registered representative if you are unsure how to make your check payable. Forward the subscription agreement to the address set forth in the instructions to this Subscription Agreement.

☐
By Wire Transfer — If paying by wire transfer, please request that the wire reference the subscriber’s name in order to assure that the wire is credited to the proper account. Wire transfers should be made to the Company. You should consult with your registered representative to confirm wiring instructions for your subscription.:

10 - ELECTRONIC DELIVERY OF REPORTS AND UPDATES

☐
In lieu of receiving documents, I authorize Moody National REIT I, Inc. to make available on its website at www.moodynationalreit.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available.

Send notices to (You must provide an e-mail address if you choose this option):

E-Mail Address:

11 - SUBSCRIBER SIGNATURES

I (we) declare that the information supplied is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION NUMBER CERTIFICATION (required). Each investor signing below, under penalties of perjury, certifies that:

(1)
The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

(2)
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. person (including a non-resident alien).

NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Moody National REIT I, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Moody National REIT I, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Signature of Individual Owner:	Date:

Print or Type Name:

Signature of Joint Account Owner:	Date:

Print or Type Name:

Signature of Custodian Trustee, Officer, General Partner or other Authorized Person:

Print or Type Name:	Date:

Signature of Additional Person: (if required)	Date:

Print or Type Name:

APPENDIX C:

DISTRIBUTION REINVESTMENT PLAN
Effective as of April 15, 2009

          This DISTRIBUTION REINVESTMENT PLAN (“Plan”) is adopted by Moody National REIT I, Inc., a Maryland corporation (the “Company”), pursuant to its charter (the “Charter”). Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

          1. Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (“Shares”) pursuant to the Company’s initial public offering (the “Initial Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (“Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all distributions declared and paid in respect of the Shares held by each Participant (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

          2. Effective Date. The effective date of this Plan shall be the date that the minimum offering requirements (as defined in the Prospectus relating to the Initial Offering) are met in connection with the Initial Offering.

          3. Procedure for Participation. Any Stockholder who has received a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Dealer Manager or Soliciting Dealer. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company. The Company intends to make Distributions on a monthly basis. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, such Participant fails to meet the minimum income and net worth standards as stated in the subscription agreement for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement, such Participant will promptly so notify the Company in writing.

          4. Purchase of Shares. Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at an initial price of $9.50 per Share until the earliest of (i) the Board of Directors of the Company decides to change the purchase price for shares offered pursuant to the Plan, (ii) all the Plan Shares registered in the Initial Offering are issued, (iii) the Initial Offering and any Future Offering of Plan Shares terminate and the Company elects to deregister with the SEC the unsold Plan Shares, or (iv) there is more than a de minimis amount of trading in the Shares, at which time any registered Plan Shares then available under the Plan will be sold at a price equal to the fair market value of the Shares, as determined by the Company’s Board of Directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant Distribution date. Participants in the Plan may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

          Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (a) the Plan Shares which will be registered with the SEC in connection with the Company’s Initial Offering, (b) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”), or (c) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”).

          Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any

C - 1

Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for the Plan Shares pursuant to the Initial Offering.

          If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, in its sole discretion.

          5. Taxes. IT IS UNDERSTOOD THAT REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS.

          6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

          7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on such Stockholder’s investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant an individualized quarterly report at the time of each Distribution payment showing the number of Shares owned prior to the current Distribution, the amount of the current Distribution and the number of Shares owned after the current Distribution.

          8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering to the Company a written notice. Prior to the listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If a Participant terminates Plan participation, the Company will ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

          9. Amendment or Termination of Plan by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the Plan for any reason upon 10 days’ written notice to the Participants.

          10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

C - 2

MOODY NATIONAL REIT I, INC.

UP TO $1,100,000,000 IN SHARES OF

COMMON STOCK

PROSPECTUS

          You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below . You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

April 25, 201 1

MOODY NATIONAL REIT I, INC.

SUPPLEMENT NO. 5 DATED JULY 26, 2011
TO THE PROSPECTUS DATED APRIL 25, 2011

This document supplements, and should be read in conjunction with, our prospectus dated April 25, 2011 relating to our offering of up to $1,100,000,000 in shares of our common stock. This Supplement No. 5 supersedes and replaces all prior supplements to our prospectus. Terms used and not otherwise defined in this Supplement No. 5 have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 5 is to disclose:

•	the status of our initial public offering;

•	the extension of our public offering;

•	the renewal of our advisory agreement;

•	selected financial data;

•	our performance—funds from operations and modified funds from operations;

•	a description of our current portfolio;

•	information regarding our indebtedness;

•	the extension of the maturity date of a promissory note issued in connection with our acquisition of an interest in the Residence Inn property;

•	information regarding our distributions;

•	our net tangible book value per share;

•	information regarding redemption of our shares;

•	compensation paid to our advisor and its affiliates;

•	an update to the section of our prospectus entitled “Prior Performance Summary—Adverse Business Developments;”

•	Experts; and

•	information incorporated by reference.

Status of Our Initial Public Offering

We commenced our initial public offering of up to $1,100,000,000 in shares of our common stock on April 15, 2009. We are offering $1,000,000,000 in shares of our common stock in our primary offering and $100,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. As of July 15, 2011, we had accepted investors’ subscriptions for and issued 371,011 shares of our common stock in our public offering, including 12,061 shares of our common stock issued pursuant to our distribution reinvestment plan, resulting in gross offering proceeds of approximately $3,589,505. We will sell shares of our common stock in our initial public offering until the earlier of April 15, 2012, or the date on which the maximum amount has been sold.

Extension of Our Public Offering

On April 5, 2011, our board of directors approved an extension of our primary offering of up to $1,100,000,000 in shares of our common stock until the earlier of the sale of all of the shares of our common stock registered in our primary offering or April 15, 2012.  Under rules promulgated by the SEC, in some circumstances, we could continue our primary offering until as late as October 15, 2012.  We may continue to offer shares of our common stock under our distribution reinvestment plan beyond these dates until we have sold all of the shares of our common stock offered through the reinvestment of distributions.

Renewal of Our Advisory Agreement

On April 6, 2011, in connection with the extension of our primary offering discussed above, we entered into an amendment to our amended and restated advisory agreement with our advisor to renew our advisory agreement for an additional one-year term, expiring on April 15, 2012.

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2011, both incorporated by reference in this prospectus supplement. Our historical results are not necessarily indicative of results for any future period.

	As of
	March 31, 2011	December 31, 2010	December 31, 2009
Selected Financial Data
BALANCE SHEET DATA:
Total assets	$9,266,611	$9,221,467	$313,509
Total liabilities	$5,745,104	$5,748,525	$111,509
Total equity	$3,520,507	$3,471,942	$201,000

	Three Months Ended March 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
STATEMENT OF OPERATIONS DATA:
Total revenue	$773,897	$1,908,477	$—
Total expenses	$839,260	$(2,195,159)	$—
Net loss	$(65,363)	$(286,682)	$—

STATEMENT OF CASH FLOWS DATA:
Net cash provided by (used in) operating activities	$(9,178)	$109,466	$—
Net cash provided by (used in) investing activities	$1,289	$(2,491,419)	$—
Net cash provided by financing activities	$83,602	$3,102,096	$—

OTHER DATA:
Distributions declared	$71,383	$150,906	$—

Our Performance — Funds from Operations and Modified Funds from Operations

One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. Cash generated from operations is not equivalent to net operating income as determined under generally accepted accounting principles, or GAAP. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, an industry trade group, or NAREIT, has promulgated a standard known as Funds from Operations, or FFO for short, which it believes more accurately reflects the operating performance of a REIT. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures in which the REIT holds an interest. We have adopted the NAREIT definition for computing FFO because, in our view, FFO is a meaningful supplemental performance measure in conjunction with net income.

2

Changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted a significant increase in the magnitude of non-cash and non-operating items included in FFO, as defined. As a result, in addition to FFO, we also calculate modified funds from operations, or MFFO, a non-GAAP supplemental financial performance measure that our management uses in evaluating our operating performance.  Similar to FFO, MFFO excludes items such as depreciation and amortization.  However, MFFO excludes non-cash and non-operating items included in FFO, such as amortization of certain in-place lease intangible assets and liabilities and the amortization of certain tenant incentives. Our calculation of MFFO will exclude these items, as well as the effects of straight-line rent revenue recognition, fair value adjustments to derivative instruments that do not qualify for hedge accounting treatment, non-cash impairment charges and certain other items, when applicable. Our calculation of MFFO will also include, when applicable, items such as master lease rental receipts, which are excluded from net income (loss) and FFO, but which we will consider in the evaluation of the operating performance of our real estate investments.

We believe that MFFO reflects the overall impact on the performance of our real estate investments of occupancy rates, rental rates, property operating costs, as well as corporate-level general and administrative expenses and interest costs, which is not immediately apparent from net income (loss).  As such, we believe MFFO, in addition to net income (loss) and cash flows from operating activities as defined by GAAP, is a meaningful supplemental performance measure which is used by our management to evaluate our operating performance and determine our operating, financing and dividend policies.

Please see the limitations listed below associated with the use of MFFO as compared to net income (loss):

●	Our calculation of MFFO will exclude any gains (losses) related to changes in estimated values of derivative instruments related to any interest rate swaps which we hold. Although we expect to hold these instruments to maturity, if we were to settle these instruments prior to maturity, it would have an impact on our operations. We do not currently hold any such derivate instruments and thus our calculation of MFFO set forth in the table below does not reflect any such exclusion.

●	Our calculation of MFFO will exclude any impairment charges related to long-lived assets that have been written down to current market valuations. Although these losses will be included in the calculation of net income (loss), we will exclude them from MFFO because we believe doing so will more appropriately present the operating performance of our real estate investments on a comparative basis. We have not recognized any such impairment charges and thus our calculation of MFFO set forth in the table below does not reflect any such exclusion.

●	Our calculation of MFFO will exclude organizational expenses and acquisition expenses payable to our advisor. Although these amounts reduce net income, we fund such costs with proceeds from our offering and acquisition-related indebtedness and do not consider these expenses in the evaluation of our operating performance and determining MFFO. Our calculation of MFFO set forth in the table below reflects such exclusions.

We believe MFFO is useful to investors in evaluating how our portfolio might perform after our offering and acquisition stage has been completed and, as a result, may provide an indication of the sustainability of our distributions in the future. However, as described in greater detail below, MFFO should not be considered as an alternative to net income (loss), nor as an indication of our liquidity. Many of the adjustments to MFFO are similar to adjustments required by SEC rules for the presentation of pro forma business combination disclosures, particularly acquisition expenses, gains or losses recognized in business combinations and other activity not representative of future activities. MFFO is also more comparable in evaluating our performance over time and as compared to other real estate companies, which may not be as involved in acquisition activities or as affected by impairments and other non-operating charges.

The calculation of FFO and MFFO may vary from entity to entity because capitalization and expense policies tend to vary from entity to entity. Consequently, our presentation of FFO and MFFO may not be comparable to other similarly titled measures presented by other REITs. In addition, FFO and MFFO should not be considered as an alternative to net income (loss) or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. In particular, as we are currently in the acquisition phase of our life cycle, acquisition costs and other adjustments which are increases to MFFO are, and may continue to be, a significant use of cash. MFFO also excludes impairment charges, rental revenue adjustments and unrealized gains and losses related to certain other fair value adjustments. Accordingly, both FFO and MFFO should be reviewed in connection with other GAAP measurements.

The table below summarizes our calculation of FFO and MFFO for the year ended December 31, 2010 and the three months ended March 31, 2011 and a reconciliation of such non-GAAP financial performance measures to our net loss.

	Three Months Ended March 31, 2011	Year Ended December 31, 2010
Net Loss	$(65,363)	$(286,682)
Adjustments:
Depreciation of real estate assets	78,214	(176,937)
FFO	12,851	(109,745)
Adjustments:
Stock/unit-based compensation	42,727	106,803
Amortization of deferred financing costs	6,622	16,112
Property acquisition expense	—	154,955
Organization expense	—	28,083
Adjustments for noncontrolling interests	(20,294)	(63,197)
MFFO Attributable to common shareholders	$41,906	$133,011

3

Description of Current Portfolio

As of June 30, 2011, our portfolio was comprised of (1) a 75% indirect joint venture interest in an all-suite hotel property situated on an approximately 225,127 square foot (5.17 acre) parcel of land located at 6096 Barfield Road in Atlanta, Georgia commonly known as the Residence Inn by Marriot Perimeter Center, or the Residence Inn property, and (2) a 74% indirect joint venture interest in a Real Estate Lien Note issued by Moody National HP Grapevine Trust, a Delaware statutory trust, or the trust, in favor of Patriot Bank, a Texas banking association, or the lender, in the original principal amount of $13,000,000, which we refer to as the “mortgage note.”

Residence Inn Property

On May 27, 2010, we acquired our interest in the Residence Inn property through Moody National RI Perimeter JV, LLC, or the joint venture. We own a 75% interest in the joint venture through Moody National Perimeter REIT JV Member, LLC, or the REIT JV Member, a wholly owned subsidiary of our operating partnership. Moody National RI Perimeter TO, LLC, or the Moody JV Member, a limited liability company wholly owned by Brett C. Moody, our Chairman and Chief Executive Officer, owns a 25% membership interest in the joint venture. The joint venture, through a wholly-owned subsidiary, acquired fee simple title to the Residence Inn property by purchasing the interests in the Residence Inn property held by twenty-seven tenant-in-common owners, which we collectively refer to as the “seller.” The joint venture acquired the Residence Inn property for an aggregate purchase price of $7,350,000, comprised of a cash payment to the seller of $2,350,000 and the assumption and modification of $5,000,000 of existing indebtedness on the Residence Inn property, plus closing costs, transfer taxes and certain payments to third parties in connection with fees incurred by seller.  In connection with the acquisition of the Residence Inn property, our advisor waived its acquisition fee. The seller acquired the Residence Inn property pursuant to an offering of tenant-in-common interests sponsored by one of our affiliates and the joint venture agreed to purchase the Residence Inn property as described above in connection with the restructuring of the existing financing secured by the Residence Inn property. The capitalization rate for the Residence Inn property as of the closing of the acquisition was 9.8%. We calculate the capitalization rate for a real property by dividing net operating income of the property by the purchase price of the property, excluding costs. For purposes of this calculation, net operating income is determined using the projected net operating income of the property for the remaining fiscal year in which the acquisition occurred based on the prior fiscal year and interim period for the property adjusting for fluctuations due to seasonality. For purposes of this calculation, net operating income is all gross revenues from the property less all operating expenses, including property taxes and management fees but excluding depreciation.

The purchase of the Residence Inn property by the joint venture was funded by capital contributions to the joint venture of $2,583,000 and $946,731 from the REIT JV Member and the Moody JV Member, respectively.  The REIT JV Member financed its capital contribution with cash on hand and a promissory note issued in favor of Moody JV Member in the aggregate principal amount of $200,000.

 In connection with the acquisition of the Residence Inn property, we formed a taxable REIT subsidiary, or TRS, in which we own 75% of the outstanding equity interest and Brett C. Moody owns 25% of the outstanding equity interest.  Upon the closing of the acquisition of the Residence Inn property, Moody National RI Perimeter Master Tenant, LLC, a wholly-owned subsidiary of the TRS which we refer to as the “master tenant,” entered into an operating lease agreement pursuant to which the joint venture leases the Residence Inn property to the master tenant.  Marriott, LLC, or Marriott, is the manager of the Residence Inn property pursuant to a Management Agreement by and between Marriott and the master tenant.

The Residence Inn property was developed in 1987 and has 128 rooms ranging from 500 square foot studios to 800 square foot bi-level, two bedroom penthouse suites. The Residence Inn property features a number of guest amenities, including a breakfast dining area, approximately 734 square feet of meeting space, an outdoor pool and whirlpool, an exercise room and a business center. The revenue per available room at the Residence Inn property for the year ended December 31, 2010 and the three months ended March 31, 2011 was $65.87 and $66.63, respectively. The average daily room rate at the Residence Inn property for the year ended December 31, 2010 and the three months ended March 31, 2011 was $87.39 and $85.29, respectively. The average occupancy rate for the Residence Inn property for the year ended December 31, 2010 and the three months ended March 31, 2011 was 75.4% and 78.1%, respectively.

The Residence Inn property is located in the center of the Perimeter Center business district near Atlanta, Georgia, or the perimeter submarket. The perimeter submarket is the largest office market in the southeastern United States with over 22 million square feet of office space. The Residence Inn property is located near the offices of a number of major employers in the perimeter submarket, including Hewlett Packard, Cox Enterprises, Children’s Healthcare of Atlanta and St. Joseph’s Hospital. Top corporate accounts at the Residence Inn property include Pantech Wireless, UPS, FDIC and Oracle, which occupied 6,594, 1,130, 1,078 and 946 room nights respectively in 2010. The perimeter submarket is also in close proximity to the Perimeter Mall, one of the largest malls in the Atlanta area, and major attractions in downtown Atlanta, such as the Georgia Aquarium and the Coca Cola Museum.

The Residence Inn property faces competition from other comparable properties located in and around the perimeter submarket, including the Comfort Suites Perimeter Center, the Hampton Inn Atlanta Perimeter Center and the Hyatt Place Atlanta Perimeter Center, each of which are hotel properties located within approximately one mile of the Residence Inn property.

We currently have plans for extensive interior renovations to the Residence Inn property over a four year period. Our renovation plan includes a replacement of soft goods, including carpet, drapes and walls (paint/vinyl), furniture replacements and guestroom updates. The renovation plan for the Residence Inn property also contemplates upgrades to kitchen and bathroom spaces, including the replacement of countertops, appliances, cabinets and flooring. Total capital expenditures are estimated to be approximately $1.63 million over the planned renovation period. We currently believe that the Residence Inn property is suitable for its intended purpose and adequately covered by insurance.

4

Mortgage Note

Joint Venture Investment

On June 3, 2011, our operating partnership, Moody National Mortgage Corporation, or Moody National Mortgage, an affiliate of our sponsor controlled by Brett C. Moody, and certain of the holders of ownership interests in the trust, or the trust members, entered into the limited liability company agreement of MNHP Note Holder, LLC, a Delaware limited liability company, which we refer to as the “note joint venture.”   Our operating partnership made an initial capital contribution to the note joint venture in the amount of $1,080,000 and initially owned an approximately 73.5% membership interest in the note joint venture. Our operating partnership’s initial capital contribution to the note joint venture was funded with proceeds from our public offering. The trust members made an initial capital contribution of $181,000 to the note joint venture and initially collectively owned an approximately 12.5% membership interest in the note joint venture. Our operating partnership intends to make additional capital contributions to the note joint venture in the aggregate amount of approximately $89,000 as funds become available for such additional contributions, and our operating partnership’s percentage membership interest in the note joint venture will increase proportionately as a result of such additional capital contributions.  As of June 30, 2011, our operating partnership had made additional capital contributions to the note joint venture of approximately $45,000, as a result of which our operating partnership’s membership interest in the note joint venture had increased to 74.0% and the trust members’ collective membership interest in the note joint venture had decreased to 12.0% as of June 30, 2011. As of June 30, 2011, Moody National Mortgage owned an approximately 14% membership interest in the note joint venture, which Moody National Mortgage received as consideration for providing a guaranty of the note joint venture’s obligations under the acquisition note (as defined below).

Mortgage Note Acquisition

On June 3, 2011, and effective as of May 5, 2011, we acquired an indirect interest in the mortgage note through the note joint venture. As of the closing date, the mortgage note had an outstanding principal balance of $12,759,199 and all accrued interest and fees due and payable on the mortgage note had been paid by the trust. The note joint venture acquired the mortgage note for an aggregate purchase price of $12,759,199, exclusive of closing costs. The note joint venture financed the payment of the purchase price for the mortgage note with (1) the initial capital contribution to the note joint venture from our operating partnership in the amount of $1,080,000, (2) the initial capital contribution to the note joint venture from the trust members in the amount of $181,000, and (3) the proceeds of a loan from the lender evidenced by a promissory in the aggregate principal amount of $11,483,280, or the acquisition note.

The note joint venture and the trust entered into a Renewal, Extension and Modification Agreement which extended the term of the mortgage note and amended the terms of the mortgage note. The entire unpaid principal balance of the mortgage note and all accrued and unpaid interest thereon will be due and payable in full on February 1, 2018.

The mortgage note is secured by a lien on a hotel property located at 2220 Grapevine Mills Circle West in Grapevine, Texas, commonly known as the Hyatt Place Grapevine Hotel, or the Hyatt property.  The Hyatt property contains 125 rooms, is comprised of 70,646 gross square feet and is located on a 2.49 acre parcel of land. The Hyatt property is located adjacent to the Grapevine Mills shopping mall and the Dallas/Fort Worth International Airport is approximately two miles south of the Hyatt property. The Hyatt property was constructed in 1995 and was renovated in 2007-2008 in connection with the Hyatt property’s conversion from an AmeriSuites to a Hyatt Place.  Amenities at the Hyatt property include a main lobby area, a café serving continental breakfast and other meals, a lobby area bar and lounge, a commercial kitchen area, service and support areas, three meeting rooms, a business center, a fitness center, a commercial laundry area and a heated swimming pool. The Hyatt property includes paved surface parking for 128 vehicles, including 6 handicapped parking spaces.

5

Information Regarding our Indebtedness

As of March 31, 2011, we had total outstanding indebtedness of $5,200,000. As of March 31, 2011, our leverage ratio, or the ratio of our total debt to total purchase price plus cash and cash equivalents, was approximately 61%. As of March 31, 2011, our debt-to-net assets ratio, defined as our total debt as a percentage of our total assets (other than intangibles) less total liabilities, was approximately 153%. In connection with the acquisition of the mortgage note on June 3, 2011, we incurred $11,483,280 of additional indebtedness pursuant to the acquisition note. As of June 30, 2011, we had total outstanding indebtedness of $16,673,551.

Extension of Maturity Date of Promissory Note

In connection with our acquisition of an indirect interest in the Residence Inn property, the REIT JV Member issued a promissory note in the aggregate principal amount of $200,000, or the Residence Inn note, to the Moody JV Member.  The entire principal amount of the Residence Inn note and all accrued and unpaid interest thereon was originally due and payable in full on May 27, 2011. On June 9, 2011, the REIT JV Member and the Moody JV Member entered into an amendment to the Residence Inn note, effective as of June 3, 2011, that extended the maturity date of the Residence Inn note for an additional year to May 27, 2012.

Information Regarding Our Distributions

On May 20, 2010, our board of directors authorized and declared a cash distribution to our stockholders contingent upon the closing of our acquisition of an indirect interest in the Residence Inn property.  The distribution (1) began to accrue daily to our stockholders of record as of the close of business on each day commencing one business day following the closing of the acquisition of the Residence Inn property; (2) is payable in cumulative amounts on or before the 15th day of each calendar month; and (3) is calculated at a rate of $0.002192 per share of our common stock per day, which, if paid each day over a 365-day period, is equivalent to an 8.0% annualized distribution rate based on a purchase price of $10.00 per share of our common stock.

The following table summarizes the distributions we paid in cash and pursuant to our distribution reinvestment plan (DRIP) for the period from July 2010 (the month we first paid distributions) through March 31, 2011:

				Net Cash Provided by
	Distributions Paid(1)			(used in)
Period	Cash	DRIP(3)	Total	Operating Acitivities
Period From May 20, 2010 to June 30, 2010(2)	$—	$—	$—	$(161,881)
Third Quarter 2010	$40,388	$20,901	$61,289	$114,490
Fourth Quarter 2010	$39,639	$26,375	$66,014	$156,857
First Quarter 2011	$42,398	$27,746	$70,144	$(9,178)

Total	$122,425	$75,022	$197,447	$100,288

(1)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately 15 days following the end of such month.
(2)	Distributions accrued for the period from May 27, 2010 through June 30, 2010 were paid on July 15, 2010, the date we first paid a distribution.
(3)	Amount of distributions paid in shares of common stock pursuant to our distribution reinvestment plan.

From our inception through March 31, 2011, we paid aggregate distributions of $197,447. Of the $197,447 in distributions we paid in the period from our inception through March 31, 2011, $122,425, or approximately 62%, was paid in cash, and $75,022, or approximately 38%, was paid pursuant to our distribution reinvestment plan in the form of additional shares of our common stock. From our inception through March 31, 2011, net cash provided by operating activities was $100,288 and our Funds from Operations were $(96,894).  For a discussion on how we calculate Funds from Operations and a reconciliation to net income (loss), see “Our Performance—Funds from Operations and Modified Funds from Operations.”

The tax composition of our distributions declared for the period from July 2010 (the month we first paid distributions) through March 31, 2011 was as follows:

Ordinary Income	0.0%
Return of Capital	100.0%
Total	100.0%

6

Our Net Tangible Book Value Per Share

As of March 31, 2011, our net tangible book value per share was $6.77, compared to our offering price of $10.00 per share pursuant to this offering. Our net tangible book value per share of our common stock was determined by dividing the net book value of our tangible assets (consisting of total assets less intangible assets, which are comprised of deferred financing and leasing costs acquired in-place lease value, net of liabilities to be assumed) as of March 31, 2011 by the number of shares of our common stock outstanding as of March 31, 2011. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. Net tangible book value is not intended to reflect the value of our assets upon our orderly liquidation in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (1) accumulated depreciation and amortization of real estate investments, (2) fees paid in connection with our initial public offering and (3) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition and management of our investments. Additionally, investors who purchased shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to this offering, if we sell securities that are convertible into shares of our common stock or if we issue shares upon the exercise of options, warrants or other rights.

Information Regarding Redemption of Our Shares

As of March 31, 2011 we had not received any requests to redeem shares of common stock pursuant to our share redemption program.

Compensation Paid to Our Advisor and its Affiliates

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation.”

The following table summarizes the cumulative compensation, fees and reimbursements we paid to our advisor, Moody National Advisor I, LLC, and its affiliates, including the dealer manager, during the year ended December 31, 2010 and the three months ended March 31, 2011.

Type of Fee or Reimbursement	Three Months Ended March 31, 2011	Year Ended December 31, 2010
Offering Stage:
Selling commissions	$10,625	$130,965
Dealer manager fees	$3,375	$20,538
Organization and offering expense reimbursement	—	$28,083
Operational Stage:
Acquisition fee	—	—
Origination fee	—	—
Debt financing fee	—	—
Asset management fee	$18,375	$43,896
Property management and leasing fee	—	—
Operating expense reimbursement	—	—
Acquisition expense reimbursement	—	—
Disposition Stage:
Disposition fee	—	—

As of March 31, 2011, our advisor and its affiliates had incurred organizational and offering expenses of $2,448,000. As of December 31, 2010, our advisor and its affiliates had incurred organizational and offering expenses of $2,328,000.  As of March 31, 2011, we had paid offering costs of $166,008 and organization costs of $28,083 and had accrued for offering costs payable to our advisor of $329,939.

As of March 31, 2011, our advisor had incurred $2,079,000 in reimbursable expenses, all of which exceeded the 2%/25% Limitation for the four fiscal quarter period ended March 31, 2011.  $1,129,000 was incurred by our advisor within the prior four fiscal quarter period ended March 31, 2011 and may become partially reimbursable in the future subject to the approval of the independent directors.  The remaining $950,000 was incurred prior to March 31, 2010 and was not our obligation.

7

Update to “Prior Performance Summary—Adverse Business Developments”

The recent market downturn has adversely impacted, and could continue to adversely impact, certain prior real estate programs, resulting in a decrease or deferral of distributions with respect to such programs. Moody National Management, L.P. continues to seek approval to amend its master lease agreements for certain prior real estate programs to provide for either a deferral or a waiver of a portion of lease payments to program investors, each an “amendment” and collectively referred to as the “amendments,” and may continue to seek further amendments in the future depending upon the then-current economic conditions. Certain prior real estate programs have also requested additional cash infusions from investors to fund outstanding debt service payments. Further such requests may be necessary in the future depending upon the then-current economic conditions. These adverse developments have resulted in a reduction in payments to investors for certain prior real estate programs.

Moody National Management, L.P. has also commenced negotiations with lenders to restructure loan terms with respect to certain prior real estate programs in default under existing franchise or loan agreements and may continue to do so in the future. On some of the loans on these prior real estate programs, the lender is pursuing various alternatives simultaneously, including initiation of foreclosure proceedings and negotiations for loan modifications. On these loans, the lender and borrowers are actively working toward a loan modification. However, there is no assurance that final loan modifications will be achieved, and with respect to two prior real estate programs, it appears likely that the lender will consummate foreclosure proceedings. With respect to two tenant-in-common programs sponsored by Moody National Realty, the initial lender sold the loans, and the purchaser of the loans initiated foreclosure proceedings resulting in the filing for protection from these proceedings in the United States Bankruptcy Court by an affiliate of Moody National Realty owning an original equity investment in one property of approximately $10,000 and approximately $10,039 in the other property.  These affiliates have now received court approval of a confirmation plan under which an agreement was reached with the lender and the loans were reinstated.  In addition, another affiliate of Moody National Realty and tenant-in-common owners in eight tenant-in-common programs collectively initiated legal proceedings against a lender.  Currently, four of these tenant-in-common programs have been restructured into a limited liability company owned by the former tenant-in-common owners and a lender affiliate, and the legal proceedings have been dismissed with respect to such programs.  The lender and borrowers on the remaining four programs continue to actively work on a restructuring of these transactions, while the lender is continuing to pursue its available remedies.  In one instance, the 19 tenant-in-common owners of the Westchase Technology Center property, which originally acquired the property with a $4 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on an office building which secures by the loan.  In another instance, the 28 tenant-in-common owners of a two-hotel project (consisting of the Springhill Suites Altamonte and the Holiday Inn Express Orlando) which originally acquired the project with a $10.21 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the two hotels which secure the loan.  Additionally, the 14 tenant-in-common owners of a two-hotel project (consisting of the TownePlace Suite Miami Airport and TownePlace Suites Miami Lakes) which originally acquired the project with a $5.915 million equity investment, declined to proceed with a lender’s loan modification proposal and allowed the lender to foreclose on the two hotels which secure the loan.

8

Experts

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Pannell Kerr Forster of Texas, P.C., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Residence Inn Perimeter and Moody National RI Perimeter MT, LLC, both of which are under common control, as of and for the years ended January 1, 2010 and January 2, 2009, incorporated by reference from Moody National REIT I, Inc.’s Current Report on Form 8-K/A filed with the SEC on August 16, 2010,  have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is also incorporated herein by reference. Such financial statements have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

Incorporation of Certain Documents by Reference

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at our website at http:www.moodynationalreit.com. There is additional information about us and our advisor and its affiliates at the website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K filed with the SEC on March 31, 2011;

•	Quarterly Report on Form 10-Q filed with the SEC on May 16, 2011;

•	Current Report on Form 8-K filed with the SEC on June 9, 2011;

•	Current Report on Form 8-K filed with the SEC on April 6, 2011; and

•	Current Report on Form 8-K/A filed with the SEC on August 16, 2010.

We will provide to each person to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 6363 Woodway Drive, Suite 110, Houston, Texas 77057 or call us at (713) 977-7500. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

9

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

Amount

SEC registration fee	$43,230
FINRA filing fee	$75,500
Accounting fees and expenses	$160,855
Legal fees and expenses	$1,028,947
Sales and advertising expenses	$134,250
Blue Sky fees and expenses	$158,540
Printing expenses	$267,065
Miscellaneous	36,912
Total	$1,905,299

Item 32. Sales to Special Parties.

          Not Applicable.

Item 33. Recent Sales of Unregistered Securities.

          Effective February 19, 2008, we issued 22,222 shares of common stock at $9.00 per share to Moody National REIT Sponsor, LLC, our sponsor, for $200,000 in cash, reflecting that no sales commission or dealer manager fees were paid. We relied on Section 4(2) of the Securities Act for the exemption from the registration requirements of the Securities Act. Moody National REIT Sponsor, LLC, by virtue of its affiliation with us, had access to information concerning our proposed operations and the terms and conditions of its investment.

          Effective April 25, 2008, our operating partnership issued 100 common units at $10.00 per unit to Moody Notional LPOP I for $1,000 and issued 100 special units at $10.00 per unit to Moody OP Holdings I, LLC for $1,000. Our operating partnership relied on Section 4(2) of the Securities Act of 1933, as amended, for the exemption from the registration requirements of these issuances. Our advisor and Moody OP Holdings I, LLC by virtue of their affiliation with us, had access to information concerning our operating partnership’s proposed operations and the terms and conditions of its investment.

           Under our independent directors compensation plan, each of our current independent directors was entitled to receive 5,000 shares of restricted common stock when we raised the minimum offering amount of $2,000,000 in our initial public offering. On May 18, 2010, we raised the minimum offering amount of $2,000,000 in our initial public offering and each of our three independent directors was granted 5,000 shares of restricted stock pursuant to our independent directors’ compensation plan in a private transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, resulting in an issuance of an aggregate of 15,000 shares of restricted stock.

Item 34. Indemnification of Directors and Officers.

          Subject to certain limitations, our charter limits the personal liability of our directors and officers to us and our stockholders for monetary damages. Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Pursuant to Maryland corporate law and our charter, we are also required, subject to certain limitations, to indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former director or officer, our advisor, or any affiliate of our advisor and may indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, a present or former employee or agent, which we refer to as indemnitees, against any or all losses or liabilities reasonably incurred by the indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on our behalf while a director, officer, advisor, affiliate, employee or agent. However, we will indemnify a director, the advisor or an affiliate of the advisor for any liability or loss suffered by such indemnitee or hold such indemnitee harmless for any liability or loss suffered by us only if: (1) the indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, (2) the indemnitee was acting on behalf of or performing services for us, (3) the loss or liability was not the result of negligence or misconduct if the indemnitee is an affiliated director, the advisor or an affiliate of the advisor, or if the indemnitee is an independent director, the loss or liability was not the result of gross negligence or willful misconduct and (4) the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. In addition, we will not provide indemnification to a director, the advisor or an affiliate of the advisor for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (1) there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the particular indemnitee; (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violation of securities laws.

          Pursuant to our charter, we may pay or reimburse reasonable expenses incurred by a director, the advisor or an affiliate of the advisor in advance of final disposition of a proceeding only if the following are satisfied: (1) the indemnitee was made a party to the proceeding by reason of the performance of duties or services on our behalf, (2) the indemnitee provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by us as authorized by the charter, (3) the indemnitee provides us with a written agreement to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that the indemnitee did not comply with the requisite standard of conduct, and (4) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement.

          We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements will require, among other things, that we indemnify our executive officers and directors and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we must indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. We will also cover officers and directors under our directors’ and officers’ liability insurance.

Item 35. Treatment of Proceeds from Securities Being Registered.

          Not applicable.

Item 36. Financial Statements and Exhibits.

(a) Financial Statements:

The following financial statements are incorporated by reference into this registration statement:

• The consolidated financial statements of Moody National REIT I, Inc. and subsidiary as of December 31, 2010 and 2009, and the related consolidated statements of equity and cash flows for the years ended December 31, 2010 and 2009 included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 31, 2011.

           •      The combined financial statements for Residence Inn Perimeter and the related unaudited pro forma financial statements of Moody National REIT I, Inc. and subsidiaries included in the Registrant’s Current Report on Form 8-K/A filed with the SEC on August 16, 2010.

           •      The condensed consolidated unaudited financial statements of Moody National REIT I, Inc. included in the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011 filed with the SEC on May 16, 2011.

(b) Exhibits:

1.1
Dealer Manager Agreement among Moody National REIT I, Inc., Moody National Operating Partnership I, L. P., Moody National Advisor I, LLC and Moody National Realty Company, L. P. (incorporated by reference to Exhibit 1.1 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement (File No. 333-150612), as amended to date (the “Registration Statement”), filed on March 27, 2009)

3.1	Articles of Amendment and Restatement of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

3.2	Bylaws of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement filed on May 2, 2008)

3.3	Amendment No. 1 to Bylaws of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Registration Statement filed on February 23, 2009)

4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)

4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)

5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

8.1
Opinion of Alston & Bird LLP regarding certain federal income tax considerations relating to Moody National REIT I, Inc. (incorporated by reference to Exhibit 8.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10.1
Escrow Agreement among Moody National REIT I, Inc., Moody Securities, LLC and UMB Bank, N.A. (incorporated by reference to Exhibit 10.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10.2
Amended and Restated Advisory Agreement among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody Realty Company, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2009)

10.3	Amendment No. 1 to the Amended and Restated Advisory Agreement, dated April 6, 2011, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody National Realty Company, L.P. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on April 6, 2011)

10. 4	Limited Partnership Agreement of Moody National Operating Partnership I, L.P. (incorporated by reference to Exhibit 10.3 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10. 5	Moody National REIT I, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10. 6
Moody National REIT I, Inc. Amended and Restated Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2009)

10.7
Agreement of Purchase and Sale and Escrow Agreement, dated as of April 30, 2010, by and among Moody National RI Perimeter Holding, LLC, First American Title Insurance Company of New York, Ramsey Title Agency and the Sellers party thereto (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, filed on August 16, 2010 (the “June 30 Form 10-Q”))

10.8
Loan Agreement, dated as of May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Citicorp North America, Inc. and Moody National RI Perimeter Master Tenant, LLC (incorporated by reference to Exhibit 10.2 to the June 30 Form 10-Q)

10.9
Promissory Note, dated as of May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.3 to the June 30 Form 10-Q)

10.10
Deed to Secure Debt and Security Agreement, dated as May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.4 to the June 30 Form 10-Q)

10.11
Recourse Guaranty, dated as of May 27, 2010, by and among Brett C. Moody, Moody National Operating Partnership I, L.P. and Moody National REIT I, Inc. in favor of Citicorp North America, Inc. (incorporated by reference to Exhibit 10.5 to the June 30 Form 10-Q)

10.12
Environmental Indemnity Agreement, dated as of May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC, Brett C. Moody, Moody National Operating Partnership I, L.P. and Moody National REIT I, Inc. in favor of Citicorp North America, Inc. (incorporated by reference to Exhibit 10.6 to the June 30 Form 10-Q)

10.13
Clearing Account Agreement, dated as of May 27, 2010, by and among Wells Fargo Bank, N.A., Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC, Residence Inn by Marriott, LLC and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.7 to the June 30 Form 10-Q)

10.14
Promissory Note, dated May 27, 2010, by and between Moody National Perimeter REIT JV Member, LLC and Moody National RI Perimeter TO, LLC (incorporated by reference to Exhibit 10.8 to the June 30 Form 10-Q)

10.15
Owner Agreement, dated May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant and Residence Inn by Marriott LLC (incorporated by reference to Exhibit 10.9 to the June 30 Form 10-Q)

10.16
Hotel Lease Agreement, date May 21, 2010, by and among Moody National RI Perimeter Holding, LLC and Moody National RI Perimeter Master Tenant, LLC (incorporated by reference to Exhibit 10.10 to the June 30 Form 10-Q)

10.17	Limited Liability Company Agreement of Moody National RI Perimeter JV, LLC, dated as of May 27, 2010, by and among Moody National RI Perimeter JV, LLC, Moody National RI Perimeter TO, LLC and Moody National Perimeter REIT JV, LLC (incorporated by reference to Exhibit 10.17 to the registrant’s Annual Report on Form 10-K filed on March 31, 2011)

10.18
MNHP Note Holder, LLC Limited Liability Company Operating Agreement, effective June 3, 2011, by and among Moody National Operating Partnership I, L.P., Moody National Mortgage Corporation and the other Members party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2011 (the “June 9th Form 8-K”))

10.19	Note Purchase Agreement, dated as of March 31, 2011, by and between Patriot Bank and Moody National Realty Company, L.P. (incorporated by reference to Exhibit 10.2 to the June 9th Form 8-K)

10.20
Assignment and Assumption of Note Purchase Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Moody National Realty Company, L.P. and MNHP Note Holder, LLC (incorporated by reference to Exhibit 10.3 to the June 9th Form 8-K)

10.21
Renewal, Extension and Modification Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between MNHP Note Holder, LLC and Moody National HP Grapevine Trust (incorporated by reference to Exhibit 10.4 to the June 9th Form 8-K)

10.22
Assignment of Notes and Liens, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Patriot Bank and MNHP Note Holder, LLC (incorporated by reference to Exhibit 10.5 to the June 9th Form 8-K)

10.23
Commercial Loan Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and among Patriot Bank, MNHP Note Holder, LLC, Moody National Realty Company, L.P., Moody National Mortgage Corporation, Moody National Management, L.P. and Brett C. Moody (incorporated by reference to Exhibit 10.6 to the June 9th Form 8-K)

10.24	Promissory Note, dated as of June 3, 2011 and effective as of May 5, 2011, by MNHP Note Holder, LLC in favor of Patriot Bank (incorporated by reference to Exhibit 10.7 to the June 9th Form 8-K)

10.25
Collateral Assignment of Notes and Liens, dated as of June 3, 2011 and effective as of May 5, 2011, by and between MNHP Note Holder, LLC and Patriot Bank (incorporated by reference to Exhibit 10.8 to the June 9th Form 8-K)

10.26
Guaranty Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Moody National Mortgage Corporation and Patriot Bank (incorporated by reference to Exhibit 10.9 to the June 9th Form 8-K)

10.27
Guaranty Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Moody National Realty Company, L.P. and Patriot Bank (incorporated by reference to Exhibit 10.10 to the June 9th Form 8-K)

10.28
Guaranty Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Moody National Management, L.P. and Patriot Bank (incorporated by reference to Exhibit 10.11 to the June 9th Form 8-K)

10.29
Limited Guaranty Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Brett C. Moody and Patriot Bank (incorporated by reference to Exhibit 10.12 to the June 9th Form 8-K)

10.30
Amendment to Promissory Note, effective June 3, 2011, by and between Moody National Perimeter REIT JV Member, LLC and Moody National RI Perimeter TO, LLC (incorporated by reference to Exhibit 10.13 to the June 9th Form 8-K)

21	Subsidiaries of the Company

23.1	Consent of Pannell Kerr Forster of Texas, P.C.

23.2	Consent of Deloitte & Touche LLP

23. 3	Consent of Venable LLP (included in Exhibit 5.1)

23. 4	Consent of Alston & Bird LLP (included in Exhibit 8.1)

Item 37. Undertakings

          The registrant undertakes:

(1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectuses required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed on the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(4) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

(5) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed;

          (6) that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser;

          (7) to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the registrant’s advisor or its affiliates, and of fees, commissions, compensations and other benefits paid or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed;

(8) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations;

          (9) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property that has not been identified in the prospectus whenever a reasonable probability exists that a property will be acquired and to consolidate all stickers into a post-effective amendment filed at least once every three months during the distribution period, with the information contained in such amendment provided simultaneously to existing stockholders. Each sticker supplement shall disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements in the format described in Rule 3-14 of Regulation S-X that have been filed or are required to be filed on Form 8-K for all significant property acquisitions that have been consummated;

          (10) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, as appropriate based on the type of property acquired and the type of lease to which such property will be subject, to reflect each commitment (such as the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10.0% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once per quarter after the distribution period of the offering has ended; and

          (11) insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any such action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS
(UNAUDITED)

Table VI presents summary information on properties acquired during the three years ended December 31, 20 10 by prior real estate programs having similar or identical investment objectives to those of the Company. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are as of December 31, 20 10 .

Property	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet (SF) of Units	Date of Purchase	Mortgage Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee	Other Cash Expenditure Expensed	Other Cash Expenditures Capitalized	Total Price

SPRINGHILL SUITES DES MOINES
Springhill Suites by Marriott — West Des Moines.	1236 Jordan Creek Parkway; West Des Moines, IA 50266	HOTEL	97 units; 62,297 SF	12/31/2007	$8,367,000	$2,501,378	$10,868,378	—	$1,808,622	$12,677,000

FAIRFIELD INN & SUITES WEST DES MOINES
Fairfield Inn & Suites by Marriott West Des Moines, IA	7225 Vista Drive; West Des Moines, IA 50266	HOTEL	167 units; 104,658 SF	2/1/2008	$7,576,000	$4,231,166	$11,807,166		$2,323,834	$14,131,000

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS — (Continued)
(UNAUDITED)

Property	Location	Type of Property	Gross Leasable Space or Number of Units and Total Square Feet (SF) of Units	Date of Purchase	Mortgage Financing at Purchase	Cash Down Payment	Contract Price & Acquisition Fee	Other Cash Expenditure Expensed	Other Cash Expenditures Capitalized	Total Price
RESIDENCE INN TORRANCE/ REDONDO BEACH
Residence Inn by Marriott Torrance, CA	3701 Torrance Blvd, Torrance, CA 90503	HOTEL	247 units, 120,922 SF	12/21/2007	$36,873,000	$11,235,904	$48,108,904	—	$11,779,096	$59,888,000

RESIDENCE INN PERIMETER CENTER ATLANTA
Residence Inn by Marriott Atlanta, GA	6096 Barfield Road; Atlanta, GA 30328	HOTEL	128 units; 87,000 SF	1/22/2008	$10,665,000	$2,124,056	$12,789,056		$4,955,944	$17,745,000

RESIDENCE INN MIDTOWN ATLANTA
Residence Inn by Marriott Atlanta, GA	1041 W. Peachtree Street; Atlanta, GA 30309	HOTEL	78 units; 62,528 SF	3/26/2008	$10,932,000	$5,067,777	$15,999,777		$2,407,223	$18,407,000

SPRINGHILL SUITES PITTSBURGH
Springhill Suites by Marriott Pittsburgh, PA	239 Summit Park Drive; Pittsburgh, PA 15275	HOTEL	102 units; 57,451 SF	5/8/2008	$9,500,000	$5,407,651	$14,907,651		$3,392,349	$18,300,000

SPRINGHILL SUITES HOUSTON MEDICAL CENTER/RELIANT PARK
Springhill Suites BY Marriott Houston, TX	1400 Old Spanish Trail; Houston, TX 77054	HOTEL	190 units; 116,774 SF	5/9/2008	$14,431,000	$7,178,237	$21,609,237		$4,161,763	$25,771,000

TOWNEPLACE SUITES PORTLAND SCARBOROUGH
TownePlace Suites by Marriott Scarsborough, ME	700 Roundwood Drive; Scarsborough, ME 08054	HOTEL	95 units; 57,015 SF	6/30/2008	$—	$6,905,000	$6,905,000		$2,785,000	$9,690,000

MOODY NATIONAL HP GRAPEVINE TRUST
Hyatt Place Grapevine, TX	2220 Grapevine Mills Circle; Grapevine, TX 76051	HOTEL	125 units; 84,064 SF	8/7/2008	$13,000,000	$8,550,000	$21,550,000	—	$2,685,000	$24,235,000

MOODY NATIONAL FINANCIAL FUND I, LLC
MNFA I, LLC(1)	—	LOAN	—	12/11/2008	—	$3,100,000	$3,100,000	—	$390,000	$3,490,000
TOTAL			1,229 units; 752,709 SF		$111,344,000	$56,301,169	$167,645,169	$—	$36,688,831	$204,334,000

_______________________
(1) Loan from Moody National Fund I, LLC to MNFA I, LLC, an affiliated entity, and secured by an assignment of its ownership interest.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 26, 2011.

Moody National REIT I, Inc.

By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President

          Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the following capacities and on July 26, 2011.

Signature	Title

/s/ Brett C. Moody	Chief Executive Officer, President and Chairman of the Board (principal executive officer)
Brett C. Moody

/s/ Robert W. Engel	Treasurer , Chief Financial Officer and Secretary (principal financial officer and principal accounting officer)
Robert W. Engel

/s/ Lawrence S. Jones	Director
Lawrence S. Jones

/s/ William H. Armstrong	Director
William H. Armstrong

/s/ John P. Thompson	Director
John P. Thompson

EXHIBIT INDEX

Exhibit Number	Description

1.1
Dealer Manager Agreement among Moody National REIT I, Inc., Moody National Operating Partnership I, L. P., Moody National Advisor I, LLC and Moody National Realty Company, L. P. (incorporated by reference to Exhibit 1.1 to Amendment No. 5 to the Registrant’s Form S-11 Registration Statement (File No. 333-150612), as amended to date (the “Registration Statement”), filed on March 27, 2009)

3.1	Articles of Amendment and Restatement of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

3.2	Bylaws of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement filed on May 2, 2008)

3.3	Amendment No. 1 to Bylaws of Moody National REIT I, Inc. (incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Registration Statement filed on February 23, 2009)

4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B and incorporated herein by reference)

4.2	Form of Distribution Reinvestment Plan (included in the Prospectus as Appendix C and incorporated herein by reference)

5.1	Opinion of Venable LLP as to the legality of the securities being registered (incorporated by reference to Exhibit 5.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

8.1
Opinion of Alston & Bird LLP regarding certain federal income tax considerations relating to Moody National REIT I, Inc. (incorporated by reference to Exhibit 8.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10.1
Escrow Agreement among Moody National REIT I, Inc., Moody Securities, LLC and UMB Bank, N.A. (incorporated by reference to Exhibit 10.1 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10.2
Amended and Restated Advisory Agreement among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody Realty Company, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2009)

10.3	Amendment No. 1 to the Amended and Restated Advisory Agreement, dated April 6, 2011, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody National Realty Company, L.P. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on April 6, 2011)

10. 4	Limited Partnership Agreement of Moody National Operating Partnership I, L.P. (incorporated by reference to Exhibit 10.3 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10. 5	Moody National REIT I, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Amendment No. 5 to the Registration Statement filed on March 27, 2009)

10. 6
Moody National REIT I, Inc. Amended and Restated Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed on August 14, 2009)

10.7
Agreement of Purchase and Sale and Escrow Agreement, dated as of April 30, 2010, by and among Moody National RI Perimeter Holding, LLC, First American Title Insurance Company of New York, Ramsey Title Agency and the Sellers party thereto (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010, filed on August 16, 2010 (the “June 30 Form 10-Q”))

10.8
Loan Agreement, dated as of May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Citicorp North America, Inc. and Moody National RI Perimeter Master Tenant, LLC (incorporated by reference to Exhibit 10.2 to the June 30 Form 10-Q)

10.9
Promissory Note, dated as of May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.3 to the June 30 Form 10-Q)

10.10
Deed to Secure Debt and Security Agreement, dated as May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.4 to the June 30 Form 10-Q)

10.11
Recourse Guaranty, dated as of May 27, 2010, by and among Brett C. Moody, Moody National Operating Partnership I, L.P. and Moody National REIT I, Inc. in favor of Citicorp North America, Inc. (incorporated by reference to Exhibit 10.5 to the June 30 Form 10-Q)

10.12
Environmental Indemnity Agreement, dated as of May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC, Brett C. Moody, Moody National Operating Partnership I, L.P. and Moody National REIT I, Inc. in favor of Citicorp North America, Inc. (incorporated by reference to Exhibit 10.6 to the June 30 Form 10-Q)

10.13
Clearing Account Agreement, dated as of May 27, 2010, by and among Wells Fargo Bank, N.A., Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant, LLC, Residence Inn by Marriott, LLC and Citicorp North America, Inc. (incorporated by reference to Exhibit 10.7 to the June 30 Form 10-Q)

10.14
Promissory Note, dated May 27, 2010, by and between Moody National Perimeter REIT JV Member, LLC and Moody National RI Perimeter TO, LLC (incorporated by reference to Exhibit 10.8 to the June 30 Form 10-Q)

10.15
Owner Agreement, dated May 27, 2010, by and among Moody National RI Perimeter Holding, LLC, Moody National RI Perimeter Master Tenant and Residence Inn by Marriott LLC (incorporated by reference to Exhibit 10.9 to the June 30 Form 10-Q)

10.16
Hotel Lease Agreement, date May 21, 2010, by and among Moody National RI Perimeter Holding, LLC and Moody National RI Perimeter Master Tenant, LLC (incorporated by reference to Exhibit 10.10 to the June 30 Form 10-Q)

10.17	Limited Liability Company Agreement of Moody National RI Perimeter JV, LLC, dated as of May 27, 2010, by and among Moody National RI Perimeter JV, LLC, Moody National RI Perimeter TO, LLC and Moody National Perimeter REIT JV, LLC (incorporated by reference to Exhibit 10.17 to the registrant’s Annual Report on Form 10-K filed on March 31, 2011)

10.18
MNHP Note Holder, LLC Limited Liability Company Operating Agreement, effective June 3, 2011, by and among Moody National Operating Partnership I, L.P., Moody National Mortgage Corporation and the other Members party thereto (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 9, 2011 (the “June 9th Form 8-K”))

10.19	Note Purchase Agreement, dated as of March 31, 2011, by and between Patriot Bank and Moody National Realty Company, L.P. (incorporated by reference to Exhibit 10.2 to the June 9th Form 8-K)

10.20
Assignment and Assumption of Note Purchase Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Moody National Realty Company, L.P. and MNHP Note Holder, LLC (incorporated by reference to Exhibit 10.3 to the June 9th Form 8-K)

10.21
Renewal, Extension and Modification Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between MNHP Note Holder, LLC and Moody National HP Grapevine Trust (incorporated by reference to Exhibit 10.4 to the June 9th Form 8-K)

10.22
Assignment of Notes and Liens, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Patriot Bank and MNHP Note Holder, LLC (incorporated by reference to Exhibit 10.5 to the June 9th Form 8-K)

10.23
Commercial Loan Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and among Patriot Bank, MNHP Note Holder, LLC, Moody National Realty Company, L.P., Moody National Mortgage Corporation, Moody National Management, L.P. and Brett C. Moody (incorporated by reference to Exhibit 10.6 to the June 9th Form 8-K)

10.24	Promissory Note, dated as of June 3, 2011 and effective as of May 5, 2011, by MNHP Note Holder, LLC in favor of Patriot Bank (incorporated by reference to Exhibit 10.7 to the June 9th Form 8-K)

10.25
Collateral Assignment of Notes and Liens, dated as of June 3, 2011 and effective as of May 5, 2011, by and between MNHP Note Holder, LLC and Patriot Bank (incorporated by reference to Exhibit 10.8 to the June 9th Form 8-K)

10.26
Guaranty Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Moody National Mortgage Corporation and Patriot Bank (incorporated by reference to Exhibit 10.9 to the June 9th Form 8-K)

10.27
Guaranty Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Moody National Realty Company, L.P. and Patriot Bank (incorporated by reference to Exhibit 10.10 to the June 9th Form 8-K)

10.28
Guaranty Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Moody National Management, L.P. and Patriot Bank (incorporated by reference to Exhibit 10.11 to the June 9th Form 8-K)

10.29
Limited Guaranty Agreement, dated as of June 3, 2011 and effective as of May 5, 2011, by and between Brett C. Moody and Patriot Bank (incorporated by reference to Exhibit 10.12 to the June 9th Form 8-K)

10.30
Amendment to Promissory Note, effective June 3, 2011, by and between Moody National Perimeter REIT JV Member, LLC and Moody National RI Perimeter TO, LLC (incorporated by reference to Exhibit 10.13 to the June 9th Form 8-K)

21	Subsidiaries of the Company

23.1	Consent of Pannell Kerr Forster of Texas, P.C.

23.2	Consent of Deloitte & Touche LLP

23. 3	Consent of Venable LLP (included in Exhibit 5.1)

23. 4	Consent of Alston & Bird LLP (included in Exhibit 8.1)